                                                                  EXECUTION COPY

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                            AAMES CAPITAL CORPORATION
                                   as Seller,



                          COUNTRYWIDE HOME LOANS, INC.
                                   as Servicer


                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                   as Trustee



                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2000

                           Aames Mortgage Trust 2000-1

                       Mortgage Pass-Through Certificates,
                                  Series 2000-1




================================================================================

                                TABLE OF CONTENTS

                              ARTICLE I DEFINITIONS

   Section 1.01.    Definitions...................................................................................1
   Section 1.02     Interest Calculations........................................................................39
   Section 1.03     Determination of Material Adverse Effect.....................................................39

      ARTICLE II CONVEYANCE OF THE TRUST ORIGINAL ISSUANCE OF CERTIFICATES

   Section 2.01     Conveyance of the Trust......................................................................40
   Section 2.02     Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract............................42
   Section 2.03     Acceptance by the Trustee; Repurchase or Substitution of Mortgage Loans......................46
   Section 2.04     Representations and Warranties Regarding the Servicer and the Seller.........................48
   Section 2.05     Representations and Warranties of the Seller Regarding the Mortgage Loans....................51
   Section 2.06     Execution and Authentication of Certificates.................................................62
   Section 2.07     Reserved.....................................................................................63
   Section 2.08     Indemnification of the Trust.................................................................63

           ARTICLE IIIADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                               CERTIFICATE ACCOUNT

   Section 3.01     The Servicer and the Sub-Servicers...........................................................63
   Section 3.02     Collection of Certain Mortgage Loan Payments; Collection Account and Certificate
                    Account......................................................................................65
   Section 3.03     Additional Servicing Responsibilities for the Adjustable Rate Mortgage Loans.................68
   Section 3.04     Hazard Insurance Policies....................................................................68
   Section 3.05     Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements...................69
   Section 3.06     Realization upon Liquidated Mortgage Loans...................................................69
   Section 3.07     Trustee to Cooperate; Release of Mortgage Files..............................................71
   Section 3.08     Servicing Compensation; Payment of Certain Expenses by the Servicer..........................72
   Section 3.09     Annual Statement as to Compliance............................................................72
   Section 3.10     Annual Independent Public Accountants' Servicing Report......................................73
   Section 3.11     Access to Certain Documentation and Information Regarding the Mortgage Loans.................73
   Section 3.12     Maintenance of Fidelity Bond and Errors and Omissions Policy.................................74
   Section 3.13     Notices to the Rating Agencies, the Trustee and the Certificate Insurer......................74
   Section 3.14     Reports of Foreclosures and Abandonment of Mortgaged Properties..............................74
   Section 3.15     Sub-Servicers and Sub-Servicing Agreements...................................................74
   Section 3.16     Prefunding Account...........................................................................75

   Section 3.17     Capitalized Interest Account.................................................................76
   Section 3.18     Payments on the Certificate Insurance Policy.................................................77
   Section 3.19     Rights of the Certificate Insurer to Exercise Rights of Offered Certificateholders...........79
   Section 3.20     Trust and Accounts Held for Benefit of the Certificate Insurer...............................79
   Section 3.21     Supplemental Interest Reserve Fund...........................................................80
   Section 3.22     Covenants and Representations of the Servicer Regarding Prepayment Charges...................80
   Section 3.23     Claims Upon the PMI Policy...................................................................81

                          ARTICLE IV REMITTANCE REPORT

   Section 4.01     Servicer Remittance Report...................................................................81
   Section 4.02     Trustee Distribution Date Statement..........................................................82

             ARTICLE V PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

   Section 5.01     Distributions................................................................................83
   Section 5.02     Monthly Advances; Servicing Advances.........................................................87
   Section 5.03     Statements to Certificateholders.............................................................89
   Section 5.04     The Certificate Insurer; Use of Information..................................................91

                           ARTICLE VI THE CERTIFICATES

   Section 6.01     The Certificates.............................................................................92
   Section 6.02     Registration of Transfer and Exchange of Certificates........................................92
   Section 6.03     Mutilated, Destroyed, Lost or Stolen Certificates............................................97
   Section 6.04     Persons Deemed Owners........................................................................97
   Section 6.05     Actions of Certificateholders................................................................97

                     ARTICLE VII THE SERVICER AND THE SELLER

   Section 7.01     Liability of the Seller and the Servicer.....................................................98
   Section 7.02     Merger or Consolidation of, or Assumption of the Obligations of, the Servicer................98
   Section 7.03     Limitation on Liability of the Servicer and Others...........................................98
   Section 7.04     Servicer Not to Resign.......................................................................99
   Section 7.05     Merger or Consolidation of the Seller.......................................................100

                              ARTICLE VIII DEFAULT

   Section 8.01     Events of Default...........................................................................101
   Section 8.01A    Retention and Termination of Servicer.......................................................102
   Section 8.02     Trustee to Act; Appointment of Successor....................................................103
   Section 8.03     Notifications to Certificateholders.........................................................104

   Section 8.04     Assumption or Termination of Sub-Servicing Agreements by the Trustee or any
                    Successor Servicer..........................................................................104
   Section 8.05     Reserved....................................................................................105

                             ARTICLE IX THE TRUSTEE

   Section 9.01     Duties of the Trustee.......................................................................105
   Section 9.02     Certain Matters Affecting the Trustee.......................................................106
   Section 9.03     Trustee Not Liable for Certificates or Mortgage Loans.......................................107
   Section 9.04     Trustee May Own Certificates................................................................108
   Section 9.05     Payment of the Trustee's Fees and Expenses..................................................108
   Section 9.06     Eligibility Requirements for the Trustee....................................................108
   Section 9.07     Resignation or Removal of the Trustee.......................................................109
   Section 9.08     Successor Trustee...........................................................................110
   Section 9.09     Merger or Consolidation of the Trustee......................................................110
   Section 9.10     Appointment of Co-Trustee or Separate Trustee...............................................110
   Section 9.11     Compliance with REMIC Provisions............................................................112
   Section 9.12     Trustee May Enforce Claims Without Possession of Certificates...............................112
   Section 9.13     Exercise of Trustee Powers by Certificate Insurer and Certificateholders....................113
   Section 9.14     Tax Returns.................................................................................113
   Section 9.15     Taxpayer Identification Number..............................................................113
   Section 9.16     Miscellaneous REMIC Matters.................................................................113

                              ARTICLE X TERMINATION

   Section 10.01    Termination Upon Purchase or Liquidation of All Mortgage Loans..............................119
   Section 10.02    Additional Termination Requirements.........................................................121

                       ARTICLE XI MISCELLANEOUS PROVISIONS

   Section 11.01    Amendment...................................................................................122
   Section 11.02    Recordation of Agreement....................................................................123
   Section 11.03    Limitation on Rights of Certificateholders..................................................123
   Section 11.04    Governing Law...............................................................................124
   Section 11.05    Notices.....................................................................................124
   Section 11.06    Severability of Provisions..................................................................125
   Section 11.07    Assignment..................................................................................125
   Section 11.08    Certificates Nonassessable and Fully Paid...................................................125
   Section 11.09    Third Party Beneficiary; Rating.............................................................125
   Section 11.10    Counterparts................................................................................126




                                      -iii

                             SCHEDULES AND EXHIBITS


Schedule I     List of Sub-Servicers
Schedule II    [Reserved]
Schedule III   Schedule of Restricted Mortgage Loans
Exhibit A-1    Form of Fixed Rate Group Certificate
Exhibit A-2    Form of Class A-V1 Certificate
Exhibit A-3    Form of Class A-V2 Certificate
Exhibit B-1    Form of Class C Certificate
Exhibit B-2    Form of Class R-I Certificate
Exhibit B-3    Form of Class P Certificate
Exhibit C      Form of Subsequent Transfer Agreement
Exhibit D      Certificate Insurance Policy
Exhibit E      Mortgage Loan Schedule
Exhibit F      Form of Annual Statement as to Compliance
Exhibit G      Form of Transfer Affidavit
Exhibit H      Form of Payoff Notice
Exhibit I      Form of Liquidation Report
Exhibit J      Form of Officer's Certificate as to Charge-offs
Exhibit K      Form of Transferor Affidavit
Exhibit L      Insurance and Indemnity Agreement and Indemnification Agreement
Exhibit M      Form of Transferor Letter
Exhibit N-1    Form of Investment Letter [Non-Rule 144A]
Exhibit N-2    Form of Rule 144A Letter
Exhibit O      [Reserved]
Exhibit P      List of PMI Mortgage Loans
Exhibit Q      Subsequent Mortgage Loan Criteria
Exhibit R      Prepayment Charge Schedule

         THIS POOLING AND SERVICING AGREEMENT (this "Agreement"), dated as of September 1, 2000, between Aames Capital Corporation, as seller (in such capacity, the "Seller") Countrywide Home Loans, Inc., as servicer (the "Servicer") and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

                          W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accrued Certificate Interest: With respect to any Class and Distribution Date, means the amount of interest due for any Class of Certificates in respect of any Interest Period at the applicable Pass-Through Rate, less the related pro rata share of Interest Shortfalls (but in the case of the Class A-V1 and Class A-V2 Certificates, without consideration of the Supplemental Interest Amount). All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months, and all calculations of interest on the Class A-V1 and Class A-V2 Certificates will be made on the basis of the actual number days elapsed in the related Interest Period and a year of 360 days.

         Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to Section 2.02 of this Agreement, notice of the Seller's designation of Subsequent Mortgage Loans to be sold to the Trust separated by Mortgage Loan Group and the aggregate Subsequent Cut-off Date Principal Balance of such Subsequent Mortgage Loans in each Mortgage Loan Group, which notice shall be given to the Trustee and to the Certificate Insurer not later than one Business Day prior to the related Subsequent Transfer Date.

         Adjustable Rate Group I: The group of Initial Mortgage Loans comprised of adjustable rate mortgage loans having agency-conforming balances identified in the Mortgage Loan Schedule as having been assigned to Adjustable Rate Group I and any Subsequent Mortgage Loans identified in a Subsequent Transfer Agreement as having been assigned to Adjustable Rate Group I, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

         Adjustable Rate Group I Available Funds Cap: With respect to any Distribution Date and the Class A-V1 Certificates, the per annum rate equal to the lesser of (A) the percentage obtained by dividing (x) the amount of interest that accrued with respect to the Class LT-AV1 and Class LT-MV1 REMIC I Regular Interests with respect to the related Interest Period at the related Pass-Through Rates, where, after the 12th Distribution Date, the Pass-Through Rate of the Class LT-MV1 REMIC I Regular Interest is first reduced by 0.50%, by
(y) the product of (i) the

Adjustable Rate Group I Balance as of the first day of such Interest Period,
(ii) the actual number of days elapsed during such Interest Period divided by 360 and (B) 14%.

         Adjustable Rate Group I Balance: As to any Distribution Date, the sum of the aggregate of the Principal Balances of the Mortgage Loans in Adjustable Rate Group I as of the end of the related Collection Period plus, in the case of any Distribution Date relating to a Collection Period that includes any part of the Funding Period, any portion of the related allocated Prefunding Account Deposit remaining on deposit in the Prefunding Account or Certificate Account as of the last day of such Collection Period.

         Adjustable Rate Group I Certificate Principal Balance: As to any Distribution Date, the Class A-V1 Certificate Principal Balance.

         Adjustable Rate Group I Certificates:  The Class A-V1 Certificates.

         Adjustable Rate Group I Principal Distribution Amount: With respect to any Distribution Date, the Principal Distribution Amount with respect to Adjustable Rate Group I Certificates and the related Collection Period.

         Adjustable Rate Group II: The group of Initial Mortgage Loans comprised of adjustable rate mortgage loans identified in the Mortgage Loan Schedule as having been assigned to Adjustable Rate Group II and any Subsequent Mortgage Loans identified in a Subsequent Transfer Agreement as having been assigned to Adjustable Rate Group II, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

         Adjustable Rate Group II Available Funds Cap: With respect to any Distribution Date and the Class A-V2 Certificates, the per annum rate equal to the lesser of (A) the percentage obtained by dividing (x) the amount of interest that accrued with respect to the Class LT-AV2 and Class LT-MV2 REMIC I Regular Interests with respect to the related Interest Period at the related Pass-Through Rates, where, after the 12th Distribution Date, the Pass-Through Rate of the Class LT-MV2 REMIC I Regular Interest is first reduced by 0.50%, by
(y) the product of (i) the Adjustable Rate Group II Balance as of the first day of such Interest Period, (ii) the actual number of days elapsed during such Interest Period divided by 360 and (B) 14%.

         Adjustable Rate Group II Balance: As to any Distribution Date, the sum of the aggregate of the Principal Balances of the Mortgage Loans in Adjustable Rate Group II as of the end of the related Collection Period plus, in the case of any Distribution Date relating to a Collection Period that includes any part of the Funding Period, any portion of the related allocated Prefunding Account Deposit remaining on deposit in the Prefunding Account or Certificate Account as of the last day of such Collection Period.

         Adjustable Rate Group II Certificate Principal Balance: As to any Distribution Date, the Class A-V2 Certificate Principal Balance.

         Adjustable Rate Group II Certificates:  The Class A-V2 Certificates.

         Adjustable Rate Group II Principal Distribution Amount: With respect to any Distribution Date, the Principal Distribution Amount with respect to Adjustable Rate Group II Certificates and the related Collection Period.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan with a Mortgage Loan Rate that is adjustable at regular periodic intervals, based on the Index plus the related Gross Margin subject to any Minimum Rate, Maximum Rate and any periodic limitations on adjustment from time to time, all as set forth in the Mortgage Loan Schedule. All Adjustable Rate Mortgage Loans will be included in either Adjustable Rate Group I or Adjustable Rate Group II.

         Adjustable Rate I Turbo Amount:  As defined in Section 9.16.

         Adjustable Rate II Turbo Amount:  As defined in Section 9.16.

         Adjustment Date: With respect to any Adjustable Rate Mortgage Loan, the date on which a change to the Mortgage Loan Rate on a Mortgage Loan becomes effective.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Annual Loss Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of all Realized Losses for the twelve months ending on the last day of the preceding month and the denominator of which is the Pool Balance and the aggregate of the principal balances of any REO Properties as of the first day of the twelfth preceding calendar month.

         Annual Statement of Compliance: The annual statement to be prepared and delivered by the Servicer in accordance with Section 3.09.

         Appraised Value: The appraised value of any Mortgaged Property based upon the appraisal made at the time of origination of the related Mortgage Loan or, in the case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the related Mortgaged Property if such sales price is less than such appraised value.

         Available Funds: With respect to any Mortgage Loan Group and any Distribution Date, the sum, without duplication of the following amounts with respect to the Mortgage Loans in such Mortgage Loan Group and the immediately preceding Collection Period:

                  (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer, including amounts deposited in respect of the Closing Date Deposit (net of amounts representing the Monthly Servicing Fee with respect to each Mortgage Loan to the extent previously paid to the Servicer and reimbursement for Monthly Advances and Servicing Advances);

                  (ii) Net Liquidation Proceeds and Trust Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property);

                  (iii) amounts payable in connection with each such Mortgage Loan that was repurchased from the Trust, and all amounts payable in respect any Mortgage Loan in the related Mortgage Loan Group in connection with a substitution of a Qualified Replacement Mortgage Loan therefor;

                  (iv) payments from the Servicer in connection with (a) Monthly Advances and (b) Compensating Interest, and payments in connection with the termination of the Trust with respect to the Mortgage Loans as provided in this Agreement;

                  (v) on the Distribution Dates during and immediately following the Funding Period, amounts from the Capitalized Interest Account for the payment of interest on the Certificates of the related Certificate Group; and

                  (vi) on the Distribution Date at or immediately following the end of the Funding Period, amounts remaining on deposit in the Prefunding Account with respect to the related Mortgage Loan Group.

         Available Funds Shortfall: With respect to any Mortgage Loan Group and any Distribution Date, the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses (1) through (4) of Section 5.01(b), over (y) the Available Funds for such Mortgage Loan Group and Distribution Date.

         Basic Principal Amount: With respect to any Mortgage Loan Group and any Distribution Date, an amount equal to the sum of the following amounts (without duplication) with respect to the Mortgage Loans in such Mortgage Loan Group and the immediately preceding Collection Period:

                  (i) each payment of principal on a Mortgage Loan received by the Servicer during such Collection Period, including all full and partial principal prepayments;

                  (ii) the Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal received by the Servicer with respect to any Mortgage Loan during such Collection Period;

                  (iii) all amounts allocable to principal payable in connection with each such Mortgage Loan that was repurchased from the Trust during such Collection Period, and all amounts allocable to principal payable in respect any Mortgage Loan in the related Mortgage Loan Group in connection with a substitution of a Qualified Replacement Mortgage Loan therefor; and

                  (iv) any related amounts remaining in the Prefunding Account with respect to the related Mortgage Loan Group after the Funding Period.

         Bloomberg: The on-line computer based information network maintained by Bloomberg L.P., or any successor thereto.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, only the Offered Certificates constitute Book-Entry Certificates.

         Book-Entry Nominee:  As defined in Section 6.02(b).

         Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed.

         Capitalized Interest Account:  Not applicable.

         Capitalized Interest Account Deposit:  $0.

         Capitalized Interest Requirement:  Not applicable.

         Certificate: Any Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F, Class A-6F, Class A-V1, Class A-V2, Class C, Class P or Class R Certificate issued pursuant to this Agreement.

         Certificate Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.02(e) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, Certificate Account".

         Certificate Group: The Fixed Rate Group Certificates, the Adjustable Rate Group I Certificates or the Adjustable Rate Group II Certificates, as applicable.

         Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of taking any action under Article Eight or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller or the

Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Seller or the Servicer shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite Percentage Interests necessary to take any such action or effect any such consent have acted or consented unless the Seller, the Servicer or any such Person is an owner of record of all of the Certificates.

         Certificate Insurance Policy: The Certificate Insurance Policy (No. 50978-N) dated September 21, 2000, issued by the Certificate Insurer for the benefit of the Holders of the Offered Certificates, pursuant to which the Certificate Insurer guarantees payment of Insured Payments. A copy of the Certificate Insurance Policy is attached hereto as Exhibit D.

         Certificate Insurer: Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

         Certificate Insurer Default: The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms;

                  (b) the Certificate Insurer (i) files any petition or commences any case or proceeding under any state or federal law relating to insolvency or bankruptcy, (ii) consents to the entry of any decree or order for relief in an involuntary case or proceeding under any state or federal bankruptcy or insolvency law, (iii) makes a general assignment for the benefit of its creditors or (iv) admits in writing its inability to pay its debts as they come due; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory agency enters an order, judgment or decree under any state or federal bankruptcy or insolvency law which has continued in effect and unstayed for a period of 60 or more consecutive days (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer or the taking of possession of all or any material portion of its property.

         Certificate Insurer Parties: The Certificate Insurer or its respective agents, representatives, directors, officers or employees.

         Certificate Insurer Premium: With respect to the Fixed Rate Group Certificates, the premium due to the Certificate Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Insurer Premium Rate and the Fixed Rate Group Certificate Principal Balance immediately prior to such Distribution Date. With respect to the Adjustable Rate Group I Certificates, the premium due to the Certificate Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Insurer Premium Rate and the Adjustable Rate Group I Certificate Principal Balance immediately prior to such Distribution Date. With respect to the Adjustable Rate Group II Certificates, the premium due to the Certificate Insurer on each Distribution Date, which amount shall be equal to 1/12 of the product of the applicable Insurer Premium Rate and the Adjustable Rate Group II Certificate Principal Balance immediately prior to such Distribution Date. The Certificate Insurer Premium shall also include any premium supplement for a Certificate Group imposed under the Insurance Agreement.

         Certificate Owner: With respect to any Book-Entry Certificate, the Person who is the beneficial owner thereof.

         Certificate Principal Balance: With respect to the Class A-1F Certificates, the Class A-1F Certificate Principal Balance; with respect to the Class A-2F Certificates, the Class A-2F Certificate Principal Balance; with respect to the Class A-3F Certificates, the Class A-3F Certificate Principal Balance; with respect to the Class A-4F Certificates, the Class A-4F Certificate Principal Balance; with respect to the Class A-5F Certificates, the Class A-5F Certificate Principal Balance; with respect to the Class A-6F Certificates, the Class A-6F Certificate Principal Balance; with respect to the Class A-V1 Certificates, the Class A-V1 Certificate Principal Balance; with respect to the Class A-V2 Certificates, the Class A-V2 Principal Balance; and with respect to the Class C Certificates, the Class C Certificate Principal Balance; and with respect to the Class P Certificates, the Class P Certificate Principal Balance.

         Certificate Register: The register maintained pursuant to Section 6.02.

         Class: The Fixed Rate Group Certificates, the Adjustable Rate Group I Certificates, the Adjustable Rate Group II Certificates, the Class C Certificate, the Class P Certificate, the Class R-I Certificate or the Class R-II Certificate, as the case may be, taken as a whole.

         Class A-1F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-1F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-1F Certificate Principal Balance: As to any Distribution Date, the Original Class A-1F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-1F Certificates on previous Distribution Dates.

         Class A-1F Pass-Through Rate: 7.69% per annum.

         Class A-2F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-2F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-2F Certificate Principal Balance: As to any Distribution Date, the Original Class A-2F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-2F Certificates on previous Distribution Dates.

         Class A-2F Pass-Through Rate: 7.48% per annum.

         Class A-3F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-3F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-3F Certificate Principal Balance: As to any Distribution Date, the Original Class A-3F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-3F Certificates on previous Distribution Dates.

         Class A-3F Pass-Through Rate: 7.54% per annum.

         Class A-4F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-4F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-4F Certificate Principal Balance: As to any Distribution Date, the Original Class A-4F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-4F Certificates on previous Distribution Dates.

         Class A-4F Pass-Through Rate: 7.76% per annum.

         Class A-5F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-5F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-5F Certificate Principal Balance: As to any Distribution Date, the Original Class A-5F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-5F Certificates on previous Distribution Dates.

         Class A-5F Pass-Through Rate: The lesser of (x) with respect to each Interest Period ending on or prior to the Clean-Up Call Date, 8.07%, and for each Interest Period thereafter, 8.57% and (y) the Fixed Rate Group Available Funds Cap.

         Class A-6F Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-1 hereto. The Class A-6F Certificates are a subclass of the Fixed Rate Group Certificates.

         Class A-6F Certificate Principal Balance: As to any Distribution Date, the Original Class A-6F Certificate Principal Balance less the Fixed Rate Group Principal Distribution Amounts actually distributed to the holders of the Class A-6F Certificates on previous Distribution Dates.

         Class A-6F Lockout Distribution Amount: As to any Distribution Date, the product of (i) the applicable Class A-6F Lockout Percentage for such Distribution Date, and (ii) the Class A-6F Lockout Pro Rata Distribution Amount for such Distribution Date, not to exceed the Fixed Rate Group Principal Distribution Amount for such Distribution Date.

         Class A-6F Lockout Percentage: As to any Distribution Date, as follows:

              Distribution Dates                          Lockout Percentage
              ------------------                          ------------------
              October 2000 - September 2003                        0%
              October 2003 - September 2005                       45%
              October 2005 - September 2006                       80%
              October 2006 - September 2007                      100%
              October 2007 and thereafter                        300%

         Class A-6F Lockout Pro Rata Distribution Amount: As to any Distribution Date, the amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Fixed Rate Group Certificates immediately prior to such Distribution Date and (y) the Fixed Rate Group Principal Distribution Amount for such Distribution Date.

         Class A-6F Pass-Through Rate: The lesser of (x) with respect to each Interest Period ending on or prior to the Clean-Up Call Date, 7.63% and, for each Interest Period thereafter, 8.13% and (y) the Fixed Rate Group Available Funds Cap.

         Class A-V1 Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-2 hereto. The Class A-V1 Certificates are the only Class of Adjustable Rate Group I Certificates.

         Class A-V1 Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-V1 Certificates less the Adjustable Rate Group I Principal Distribution Amounts actually distributed to the holders of the Class A-V1 Certificates on previous Distribution Dates.

         Class A-V1 Formula Pass-Through Rate: With respect to each Interest Period ending on or prior to the Clean-up Call Date, LIBOR plus 0.25% per annum and for any Interest Period thereafter, LIBOR plus 0.50% per annum.

         Class A-V1 Pass-Through Rate: With respect to each Interest Period, the lesser of (x) the Class A-V1 Formula Pass-Through Rate and (y) the Adjustable Rate Group I Available Funds Cap.

         Class A-V2 Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit A-3 hereto. The Class A-V2 Certificates are the only Class of Adjustable Rate Group II Certificates.

         Class A-V2 Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class A-V2 Certificates less the Adjustable Rate Group II Principal Distribution Amounts actually distributed to the holders of the Class A-V2 Certificates on previous Distribution Dates.

         Class A-V2 Formula Pass-Through Rate: With respect to each Interest Period ending on or prior to the Clean-up Call Date, LIBOR plus 0.26% per annum and for any Interest Period thereafter, LIBOR plus 0.52% per annum.

         Class A-V2 Pass-Through Rate: With respect to each Interest Period, the lesser of (x) the Class A-V2 Formula Pass-Through Rate and (y) the Adjustable Rate Group II Available Funds Cap.

         Class C Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit B-1 hereto.

         Class C Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class C Certificates less any amounts distributed to the holders of the Class C Certificates on previous Distribution Dates with respect to principal on the Class C Certificates.

         Class C Carryforward Amount: With respect to any Distribution Date, the amount by which the aggregate of the amount by which the Class C Distribution Amount for each prior Distribution Date exceeded the amount actually distributed in respect of the Class C Distribution Amount on each such date, reduced by the aggregate of the amounts distributed in respect of the Class C Carryforward Amount on each such prior Distribution Dates, and reduced by the aggregate of the amounts of Realized Losses that have resulted in the reduction of the Overcollateralization Amount on each such prior Distribution Date.

         Class C Distribution Amount: With respect to any Distribution Date, means the interest allocated to the Class C Certificates as separate components in accordance with note (8) of Section 9.16(e) with respect to such Distribution Date and additionally, with respect to the first Distribution Date, an amount equal to the Class C Certificate Principal Balance.

         Class P Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit B-3 hereto.

         Class P Certificate Principal Balance: As to any Distribution Date, the Initial Certificate Principal Balance of the Class P Certificates less any amounts distributed to the holders of the Class P Certificates on previous Distribution Dates with respect to principal on the Class P Certificates.

         Class P Deposit: $100.00, to be deposited into the Certificate Account.

         Class R Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust, not in its individual capacity, but solely as Trustee, authenticated by the Trustee and in substantially the form set forth in Exhibit B-2 hereto representing both the Class R-I and Class R-II Certificates.

         Class R-I Certificate: Any one of the Certificates described in Section
9.16 as representing the "residual interest" in REMIC I, as such term is defined in Code Section 860G(a)(2). The Class R-I Certificate shall be certificated together with the Class R-II Certificate, in the form of the Class R Certificate.

         Class R-II Certificate: Any one of the Certificates described in
Section 9.16 as representing the "residual interest" in REMIC II, as such term is defined in Code Section 860G(a)(2). The Class R-II Certificate shall be certificated together with the Class R-I Certificate, in the form of the Class R Certificate.

         Clean-up Call Date: The first Distribution Date on which the Pool Balance is less than 5% of the sum of the Original Pool Balance and the Prefunding Account Deposit.

         Closing Date: September 21, 2000.

         Closing Date Deposit: $0.

         Code: The Internal Revenue Code of 1986, as amended.

         Collection Account: The segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(a) and entitled "Bankers Trust Company of California, N.A., in trust for the benefit of Holders of Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Collection Period: As to the first Distribution Date, the period beginning on and including September 2, 2000 and ending on and including October 1, 2000 (except that with respect to payments due and unpaid on or before September 1, 2000, only collections of principal are included). As to any Distribution Date thereafter for collections of both interest and principal, the period beginning on and including the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on and including the first day of the calendar month of such Distribution Date.

         Combined Loan-to-Value Ratio: With respect to a Mortgage Loan, the ratio (expressed as a percentage) of (i) the sum of the Original Principal Amount of such related Mortgage Loan plus the outstanding principal balance (at the time of origination of such Mortgage Loan) of each mortgage loan secured by the related Mortgaged Property that is senior to such Mortgage Loan to (ii) the Appraised Value of the related Mortgaged Property determined by the Seller at the time of origination of such Mortgage Loan.

         Company: Aames Capital Corporation, a California corporation.

         Compensating Interest: As to any Distribution Date and any Mortgage Loan Group, an amount equal to the lesser of (a) the related Monthly Servicing Fee for the related Collection Period and (b) the difference between (i) 30 days' interest (at the related Mortgage Loan Rates, net of the Servicing Fee
Rate) on the Principal Balance of each Mortgage Loan in such Mortgage Loan Group as to which a Principal Prepayment was received or that became a Liquidated Mortgage Loan or that was otherwise charged-off (before giving effect to any related reduction in the Principal Balance of such Mortgage Loan) by the Servicer during the related Collection Period and (ii) the amount of interest actually collected by the Servicer for such Mortgage Loans in such Mortgage Loan Group during such Collection Period.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be principally administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Aames Mortgage Loan Pass-Through Certificates, Series 2000-1.


         Coverage Deficit: With respect to any Class of Offered Certificates and any Distribution Date, an amount equal to the product of (a) the Guaranteed Principal Amount for such Distribution Date and (b) the fraction, expressed as a percentage, the numerator of which is equal to the applicable Group Deficiency Amount and the denominator of which is equal to the sum of the Group Deficiency Amounts for such Distribution Date.

         Cut-off Date: With respect to the Initial Mortgage Loans in each Mortgage Loan Group, the close of business on September 1, 2000. With respect to the Subsequent Mortgage Loans, the close of business on the Subsequent Cut-off Date.

         Cut-off Date Principal Balance: As to any Mortgage Loan, its Principal Balance as of the related Cut-off Date.

         Defective Mortgage Loan: Any Mortgage Loan that is required to be repurchased or substituted by the Seller pursuant to Section 2.03 or 2.05.

         Deficiency Amount: As to any Distribution Date and for the Offered Certificates, the excess, if any, of (A) the sum of (i) the Accrued Certificate Interest for each Class of Offered Certificates plus any Interest Carry Forward Amount for each Class of Offered Certificates and (ii) the Guaranteed Principal Amount over (B) Available Funds for all of the Mortgage Loan Groups (after payment of the Trustee Fee, the Monthly Servicing Fee, the Certificate Insurer Premium and the PMI Insurer Premium, if any).

         Definitive Certificates: As defined in Section 6.02(e).

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

         Delinquency Percentage: As to any Distribution Date, the average of the percentage obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans that were then 90 or more days contractually delinquent as of the end of the preceding calendar month, were in bankruptcy and 90 or more days delinquent under the related Mortgage Note, or were REO Properties or were either foreclosed upon or transferred pursuant to Section 3.06 during such preceding calendar month, by (ii) the Pool Balance as of such Distribution Date.

         Deposit Date: As to any Distribution Date, the third Business Day prior to such Distribution Date.

         Depository: The initial depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8102(3) of the Uniform Commercial Code of the State of California, as amended, or any successor provisions thereto.

         Depository Participant: A broker, dealer, bank or other financial institution or other person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

         Determination Date: As to any Distribution Date, the last day of the related Collection Period.

         Disqualified Organization: Any Person that is (i) the United States, any state or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality of a governmental unit that is a corporation if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section
521) exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), and (v) any other

Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause any REMIC Pool or any Person having an ownership interest in any Class R Certificate, other than such Person, to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person. The terms "United States", "state" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

         Distribution Date: The 25th day of each month or, if such day is not a Business Day, the Business Day immediately following such 25th day, beginning October 25, 2000.

         Eligible Account: Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by Standard & Poor's, "A2" or better by Moody's and, if rated by Fitch, "AA" by Fitch and in the highest short term rating category by Standard & Poor's and Moody's and, if rated by Fitch, Fitch, and that is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, and (v) approved in writing by the Certificate Insurer or (B) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plan: Any Person that is an employee benefit plan within the meaning of Section 3(3) of ERISA or any Person that is an individual retirement account or employee benefit plan, trust or account subject to Section 4975 of the Code.

         ERISA Prohibited Holder: As defined in Section 6.02(b).

         Event of Default: As defined in Section 8.01.

         Extra Principal Distribution Amount: With respect to a Certificate Group and any Distribution Date, means the lesser of (x) the related Monthly Excess Cashflow Amount available for distribution to such Certificate Group from the related Mortgage Loan Group and either or both of the other Mortgage Loan Groups on such Distribution Date and (y) the related Target Deficiency.

         FDIC: The Federal Deposit Insurance Corporation and its successors in interest.

         FEMA: The Federal Emergency Management Agency and its successors in interest.

         FHLMC: The Federal Home Loan Mortgage Corporation and its successors in interest.

         Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each of the Classes of Certificates are as set forth below:

                                         Final Scheduled Distribution Date
                                         ---------------------------------
              Class A-1F                          January 25, 2017
              Class A-2F                          August 25, 2022
              Class A-3F                          November 25, 2025
              Class A-4F                          January 25, 2029
              Class A-5F                          October 25, 2030
              Class A-6F                          October 25, 2030
              Class A-V1                          October 25, 2030
              Class A-V2                          October 25, 2030
              Class C                             October 25, 2030
              Class P                             October 25, 2030
              Class R                             October 25, 2030

         Fitch: Fitch, Inc.

         Fixed Rate Group: The group of Initial Mortgage Loans comprised of fixed rate mortgage loans identified in the Mortgage Loan Schedule as having been assigned to the Fixed Rate Group and any Subsequent Mortgage Loans identified in a Subsequent Transfer Agreement as having been assigned to the Fixed Rate Group, including any Qualified Replacement Mortgage Loans delivered in replacement thereof.

         Fixed Rate Group Available Funds Cap: With respect to any Distribution Date and the Fixed Rate Group Certificates, the per annum rate equal to the weighted average of the Pass-Through Rates of the Class LT-AF and Class LT-MF REMIC I Regular Interests.

         Fixed Rate Group Balance: As to any Distribution Date, the sum of the aggregate of the Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the end of the related Collection Period plus, in the case of any Distribution Date relating to a Collection Period that includes any part of the Funding Period, any portion of the related allocated Prefunding Account Deposit remaining on deposit in the Prefunding Account or Certificate Account as of the last day of such Collection Period.

         Fixed Rate Group Certificate Principal Balance: As to any Distribution Date, the sum of the Class A-1F Certificate Principal Balance, the Class A-2F Certificate Principal Balance, the Class A-3F Certificate Principal Balance, the Class A-4F Certificate Principal Balance, the Class A-5F Certificate Principal Balance, and the Class A-6F Certificate Principal Balance.

         Fixed Rate Group Certificates: The Class A-1F Certificates, the Class A-2F Certificates, the Class A-3F Certificates, the Class A-4F Certificates, the Class A-5F Certificates, and the Class A-6F Certificates.

         Fixed Rate Group Principal Distribution Amount: With respect to any Distribution Date, the Principal Distribution Amount with respect to the Fixed Rate Group Certificates and the related Collection Period.

         Fixed Rate Turbo Amount: As defined in Section 9.16.

         FNMA: The Federal National Mortgage Association and its successors in interest.

         Foreign Person: A Person that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created in the United States or organized under the laws of the United States or any state thereof or the District of Columbia (except, in the case of a partnership, as otherwise provided by Treasury regulations), (iii) an estate that is subject to United States federal income tax regardless of the source of its income, or (iv) a trust whose administration may be subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions of the trust.

         Funding Period: Not applicable.

         Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the applicable Mortgage Loan Rate.

         Group Deficiency Amount: With respect to any Certificate Group and any Distribution Date, the amount, if any, by which the aggregate of Certificate Principal Balances of each Class of Offered Certificates in such Certificate Group (after taking into account all distributions thereto in respect of principal on such Distribution Date other than any amounts paid by the Certificate Insurer) exceeds the related Group Pool Balance as of the last day of the related Collection Period (plus any allocable amounts on deposit in the Pre-Funding Account).

         Group Factor: As to any Distribution Date and any Mortgage Loan Group, the percentage (carried to eight places, rounded down) obtained by dividing the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group (after giving effect to any distribution of principal on the related Certificates on such Distribution Date) by (i) in the case of the Fixed Rate Group, the sum of the Original Fixed Rate Group Balance and the related allocated Prefunding Account Deposit, (ii) in the case of Adjustable Rate Group I, the sum of the Original Adjustable Rate Group I Balance and the related allocated Prefunding Account Deposit or (iii) in the case of Adjustable Rate Group II, the sum of the Original Adjustable Rate Group II Balance and the related allocated Prefunding Account Deposit, as applicable.

         Group Pool Balance: The Fixed Rate Group Balance, the Adjustable Rate Group I Balance or the Adjustable Rate Group II Balance, as applicable.

         Guaranteed Principal Amount: As to any Distribution Date, (a) the amount, if any, by which the aggregate Certificate Principal Balance of the Offered Certificates exceeds the Pool Balance at the end of the previous month (after giving effect to all distributions of principal on the Offered Certificates on such Distribution Date) plus any amounts on deposit in the Prefunding Account and (b) on the Distribution Date in October 2030 (after giving effect to all other distributions of principal on the Offered Certificates), an amount equal to the aggregate Certificate Principal Balance of the Offered Certificates.

         Holder: A Certificateholder.

         Index: With respect to any Adjustable Rate Mortgage Loan, the applicable index for computing the Mortgage Loan Rate as specified in the Mortgage Note.

         Initial Certificate Principal Balance: As to the Class P Certificates, $100. As to the Class C Certificates, $3,768,563.25. As to the Class R Certificates, $0. As to any other Class of Offered Certificates, the respective amount set forth below opposite such Class:

                                                 Initial Certificate
                     Class                        Principal Balance
                     -----                        -----------------
             Class A-1F Certificates                   $62,664,000
             Class A-2F Certificates                   $31,500,000
             Class A-3F Certificates                   $30,000,000
             Class A-4F Certificates                   $42,500,000
             Class A-5F Certificates                   $28,216,000
             Class A-6F Certificates                   $14,000,000
             Class A-V1 Certificates                  $123,676,600
             Class A-V2 Certificates                  $123,676,600

         Initial Mortgage Loan: Any Mortgage Loan in any Mortgage Loan Group included in the assets of the Trust as of the Closing Date that is indicated as such on the Mortgage Loan Schedule.

         Insurance Agreement: The Insurance and Indemnity Agreement, dated as of September 21, 2000, among the Certificate Insurer, the Company and the Trustee, a copy of which is attached hereto as Exhibit L.

         Insurance Proceeds: With respect to any Distribution Date, proceeds paid by any insurer (other than the Certificate Insurer and the PMI Insurer) and received by the Servicer during the related Collection Period pursuant to any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any deductible payable by the Servicer with respect to a blanket insurance policy pursuant to Section 3.04 and the proceeds from any fidelity bond or errors and omission policy pursuant to Section 3.12 (to the extent such payments compensate for losses that would otherwise be payable to Certificateholders pursuant to this Agreement), net of any component thereof covering any expenses incurred by or on behalf of the Servicer and specifically reimbursable under this Agreement.

         Insured Payment: As of any Distribution Date, (i) any Deficiency Amount and (ii) any Preference Amount.

         Insurer Premium Rate: With respect to any Distribution Date, the percentage for the computation of the Certificate Insurer Premium as set forth in the Insurance Agreement.

         Interest Carry Forward Amount: With respect to any Class of Offered Certificates on any Distribution Date, means the amount, if any, by which (i) the Accrued Certificate Interest on such Class for the preceding Distribution Date plus any outstanding Interest Carry Forward Amount with respect to such Class from the second preceding Distribution Date (together with interest on such outstanding Interest Carry Forward Amount at the related Pass-Through Rate for the related Interest Period to the extent lawful) exceeds (ii) the amount of interest actually distributed to the holders of such Certificates on such Distribution Date.

         Interest Period: With respect to the Fixed Rate Group Certificates and the Class LT-AF and LT-MF REMIC I Regular Interests, the calendar month preceding the month in which such Distribution Date occurs; and with respect to the Class A-V1 Certificates, the Class LT-AV1 and Class LT-MV1 REMIC I Regular Interests, the Class A-V2 Certificates, the Class LT-AV1 and Class LT-MV1 REMIC I Regular Interests, the first Interest Period, the period beginning on the Closing Date and ending on the day preceding the Distribution Date in October 2000, and as to any subsequent Distribution Date, the period beginning on the immediately preceding Distribution Date and ending on the day prior to the related Distribution Date.

         Interest Shortfall: As to any Distribution Date, the amount of any (i) Prepayment Interest Shortfall and (ii) Relief Act Shortfall for the related Mortgage Loan Group. So long as Financial Security Assurance Inc. is the Certificate Insurer, the Certificate Insurance Policy will cover Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer.

         Investment Company Act: The Investment Company Act of 1940, as amended.

         Junior Mortgage Loan: Any Mortgage Loan secured by a Mortgage with a lien of other than first priority.

         Late Payment Rate: With respect to any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York on its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%.

         LIBOR: With respect to the October 2000 Distribution Date, 6.62125% per annum. With respect to any subsequent Distribution Date, the per annum rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on the Dow Jones Telerate Service Page 3750 (or any replacement page on that service for the purpose of displaying London Interbank Offered Rates of major banks) as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         On each LIBOR Determination Date, in the event that Dow Jones Telerate Service Page 3750 (or any replacement page on that service for the purpose of displaying London Interbank Offered Rates of major banks) is not available, the Trustee will establish LIBOR as follows:

         (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

         (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         As used in this definition, "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on such page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Trustee and
(iv) not controlling, controlled by or under common control with the Sponsor or any of its affiliates.

         LIBOR Determination Date: With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

         Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan as to which the Servicer has determined, in accordance with the servicing procedures specified herein, during the related Collection Period that all Liquidation Proceeds that it expects to recover from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy or from any Mortgagor. Such expenses shall include, without limitation, legal fees and expenses, real estate brokerage commissions, any unreimbursed amount expended by the Servicer pursuant to Section 3.06 with respect to the related Mortgage Loan (including, without limitation, amounts voluntarily advanced to correct defaults on each mortgage loan that is senior to such Mortgage Loan), any other related and previously unreimbursed Servicing Advances and any related and previously unreimbursed Property Protection Expenses.

         Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any Mortgaged Property, including payments received under the PMI Policy, whether through trustee's sale, foreclosure sale, condemnation, taking by eminent domain or otherwise received in respect of any Mortgage Loan foreclosed upon as described in Section 3.06 (including, without limitation, proceeds from the rental of the related Mortgaged Property).

         Liquidation Report: A liquidation report in the form of Exhibit I attached hereto.

         Loan-to-Value Ratio: The Original Principal Amount of a Mortgage Loan as a percentage of the Appraised Value of the related Mortgaged Property determined by the Seller at the time of origination of such Mortgage Loan.

         London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         Loss Percentage: As to any Distribution Date, the percentage equivalent of the fraction obtained by dividing (i) the principal amount of cumulative Realized Losses on all Mortgage Loans from the Cut-off Date through the end of the related Collection Period by (ii) the sum of the Original Pool Balance and the Prefunding Account Deposit.

         Maximum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute maximum Mortgage Loan Rate set by provisions in the related Mortgage Note.

         Minimum Rate: With respect to an Adjustable Rate Mortgage Loan, any absolute minimum Mortgage Loan Rate, set by provisions in the related Mortgage Note, subject to the initial Mortgage Loan Rate first adjusting to a level in excess of such minimum Mortgage Loan Rate in accordance with the terms of the Mortgage Note.

         Monthly Advance: Defined in Section 5.02(a).

         Monthly Excess Cashflow Amount: With respect to any Mortgage Loan Group and any Distribution Date, the Available Funds remaining after the application of payments in clauses (1) through (5) of Section 5.01(b).

         Monthly Mortgage Payment: With respect to any Mortgage Note, the amount of each monthly payment (other than any final balloon payment) payable under such Mortgage Note in accordance with its terms by the Mortgagor, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Loan Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         Monthly Servicing Fee: With respect to any Collection Period and each Mortgage Loan Group, 1/12 of the product of the Servicing Fee Rate and the aggregate Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the beginning of the related Collection Period (or, in the case of the first Collection Period, the aggregate Principal Balance of the related Mortgage Loans as of the Cut-off Date). The Monthly Servicing Fee shall be payable on the following Deposit Date to the Servicer as servicing compensation hereunder pursuant to Section 3.08.

         Moody's: Moody's Investors Service, Inc. and its successors in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement.

         Mortgage Loan: Each of the Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 or 2.02, that from time to time comprise part of the Trust, the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule attached hereto as Exhibit E.

         Mortgage Loan Group: The Fixed Rate Group, Adjustable Rate Group I or Adjustable Rate Group II. References herein to any Class or Classes of Certificates being related to a Mortgage Loan Group, shall mean (A) in the case of the Fixed Rate Group, the Fixed Rate Group Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates, (B) in the case of the Adjustable Rate Group I Certificates, the Class A-V1 Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates, and (C) in the case of the Adjustable Rate Group II Certificates, the Class A-V2 Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates.

         Mortgage Loan Rate: With respect to any Adjustable Rate Mortgage Loan, the per annum rate of interest computed in accordance with the provisions of the related Mortgage Note as the sum of the Index and the Gross Margin, subject to any Minimum Rate, the Maximum Rate or periodic limitation on adjustments to such rate applicable from time to time to the calculation of interest thereon. As to any Fixed Rate Mortgage Loan, the fixed per annum rate of interest applicable to the calculation of interest thereon specified in the related Mortgage Note.

         Mortgage Loan Schedule: As of any date, the schedule of Mortgage Loans as amended by each subsequently delivered schedule of Subsequent Mortgage Loans separated by Mortgage Loan Group. The initial schedule of Mortgage Loans as of the related Cut-off Date is attached hereto as Exhibit E and sets forth as to each such Mortgage Loan, among other things, (a) its identifying number and the name of the related Mortgagor; (b) the street address of the related Mortgaged Property including the state, county and zip code; (c) its date of origination;
(d) the
original number of months to stated maturity; (e) its original stated maturity;
(f) its Original Principal Amount; (g) its Cut-off Date Principal Balance; (h) the related Mortgage Loan Rate as of the related Cut-off Date and, with respect to any Adjustable Rate Mortgage Loan, the related Index, Gross Margin, Minimum Rate, Maximum Rate and any periodic limitations on adjustment; (i) the scheduled Monthly Mortgage Payment as of the related Cut-off Date; (j) the date in each month on which the related Monthly Mortgage Payments are due; (k) its Combined Loan-to-Value Ratio or the ratio, expressed as a percentage, of the Original Principal Amount of such Mortgage Loan to the Appraised Value of the related Mortgaged Property, as applicable; (l) the lien status of the related Mortgage and, with respect to any Junior Mortgage Loan, the principal amount (as of the date of origination) of all related Senior Liens; (m) whether the related Mortgaged Property is owner-occupied or non-owner-occupied; (n) whether the related Mortgaged Property is a single-family residence, a two- to four-family residence, a unit in a condominium or planned unit development, or manufactured housing; (o) whether the Mortgage Loan has been originated by an Affiliate of the Company; (p) the related Cut-off Date (unless specified in a related Subsequent Transfer Agreement); and (q) a code indicating if the Mortgage Loan is covered under the PMI Policy.

         Mortgage Note: The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligor under a Mortgage Note.

         Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses. If Liquidation Expenses exceed Liquidation Proceeds as to any Mortgage Loan, Net Liquidation Proceeds shall be zero. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the Principal Balance thereof.

         Non-permitted Foreign Holder: As defined in Section 6.02(c).

         Nonrecoverable Advance: Any Servicing Advance that, in the Servicer's reasonable judgment, would not be ultimately recoverable by the Servicer from late collections, Insurance Proceeds or Liquidation Proceeds on the related Mortgage Loan or otherwise, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee no later than the Business Day following the Servicer's determination thereof.

         Notice of Claim: The notice required to be furnished by the Trustee to the Certificate Insurer in the event an Insured Payment is required to be paid under the Certificate Insurance Policy with respect to any Distribution Date, in the form set forth as an exhibit to the Certificate Insurance Policy.

         Offered Certificateholder: A holder of an Offered Certificate.

         Offered Certificates: The Certificates other than the Retained Certificates.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President of the Seller or the Servicer, as the case may be, and delivered to the Trustee, Certificate Insurer or each Rating Agency, as the case may be.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee and, in the case of opinions delivered to Certificate Insurer, reasonably acceptable to it, who may be in-house counsel for the Seller or the Servicer (except with respect to any opinion with respect to or concerning the REMIC status of any REMIC Pool). Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel.

         Original Adjustable Rate Group I Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan that is an Adjustable Rate Group I Mortgage Loan as of its related Cut-off Date, which amount is $125,560,262.45.

         Original Adjustable Rate Group II Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan that is an Adjustable Rate Group II Mortgage Loan as of its related Cut-off Date, which amount is $125,560,028.42.

         Original Fixed Rate Group Balance: Means the aggregate of the outstanding principal amounts of each Initial Mortgage Loan that is a Fixed Rate Mortgage Loan as of its related Cut-off Date, which amount is $208,881,572.38.

         Original Pool Balance: Means the aggregate outstanding principal amounts of each Initial Mortgage Loan as of its related Cut-off Date, which amount is $460,001,863.25.

         Original Principal Amount: With respect to any Mortgage Loan, the original principal amount due under the related Mortgage Note as of its date of origination.

         Overcollateralization Amount: With respect to a Mortgage Loan Group and as of any Distribution Date, the excess of (x) the aggregate of the outstanding Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period (plus, during the Funding Period, related allocated amounts on deposit in the Prefunding Account on such date) over (y) the aggregate Certificate Principal Balance of the related Offered Certificates (after taking into account all distributions in respect of principal collections on such Distribution Date).

         Overcollateralization Release Amount: With respect to any Certificate Group and any Distribution Date (A) prior to the occurrence of a Step Down Trigger, zero, and (B) on or after the occurrence of a Step Down Trigger, the lesser of (x) the related Basic Principal Amount for such Distribution Date and
(y) the excess, if any, of (i) the related Overcollateralization Amount for such Distribution Date, assuming that 100% of the related Basic Principal Amount is applied as a principal payment on the related Certificate Group on such Distribution Date over (ii) the related Targeted Overcollateralization Amount for such Distribution Date.

         Pass-Through Rate: The Class A-1F Pass-Through Rate, the Class A-2F Pass-Through Rate, the Class A-3F Pass-Through Rate, the Class A-4F Pass Through Rate, the Class A-5F Pass Through Rate, the Class A-6F Pass Through Rate, the Class A-V1 Pass-Through Rate or the Class A-V2 Pass-Through Rate, as applicable.

         Payment Ahead: Any payment of one or more Monthly Mortgage Payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the Monthly Mortgage Payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to Monthly Mortgage Payments due in one or more subsequent Collection Periods. A Monthly Mortgage Payment that was a Payment Ahead shall, for purposes of computing Available Funds, be deemed to have been received by the Servicer on the date in the related Collection Period on which such Monthly Mortgage Payment would have been due if such Monthly Mortgage Payment was not a Payment Ahead.

         Payoff Notice: The certification delivered by the Servicer in connection with any payment in full of the outstanding principal balance of a Mortgage Loan pursuant to Section 3.07, to be substantially in the form of Exhibit H.

         Percentage Interest: With respect to any Certificate, the undivided percentage interest (carried to eight places, rounded down) obtained by dividing the original principal balance of such Certificate by the Initial Certificate Principal Balance of the related Class, as applicable, and multiplying the result by 100; provided that with respect to a Class C Certificate, a Class P Certificate or a Class R Certificate, Percentage Interest means the undivided percentage interest set forth on the face of such Certificate, which in the aggregate shall not exceed 100%.

         Permitted Investments: One or more of the following obligations, instruments and securities:

                  (A) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (B) Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or that are not rated in the highest rating category by each Rating Agency;

                  (C) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by Standard & Poor's, "Prime-1" or better by Moody's and, if rated by Fitch, "F-1+" or better by Fitch;

                  (D) deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $100,000,000, which deposits are held up to the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

                  (E) commercial paper (having original maturities of not more than 180 days) that has the highest short term rating of each of Standard & Poor's and Moody's and, if rated by Fitch, Fitch;

                  (F) investments in money market funds rated "AAAm" or "AAAm-G" by Standard & Poor's "AAA" by Fitch and "Aaa" by Moody's and, if rated by Fitch, Fitch (any such money market funds that provide for demand withdrawals without penalty being conclusively deemed to satisfy any maturity requirement for Permitted Investments set forth herein); and

                  (G) investments approved in writing by all Rating Agencies and the Certificate Insurer;

provided that no investment described hereunder shall evidence either the right to receive (i) only interest with respect to obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the date on which such monies will be needed to make payments, or in the case of Permitted Investments held in the Prefunding Account, shall be available on the Business Day next succeeding the date the Trustee receives the Addition Notice that such monies will be needed. Notwithstanding the foregoing, with respect to investment of amounts in any account, any of the foregoing obligations, instruments or securities will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount thereof in which such funds are then invested to exceed $25,000,000 (such investments being valued at par).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PMI Downgrade or Claims Denial Test: The PMI Downgrade or Claims Denial Test will be met with respect to a Distribution Date if any of the following events occurs:

         (i) The PMI Insurer is downgraded below "A" or "A2" by Standard & Poor's or Moody's, respectively;

         (ii) The cumulative amounts of claims denied by the PMI Insurer for any 12-month period preceding such Distribution Date exceeds 0.75% of the outstanding principal balance of the PMI Mortgage Loans at the beginning of such 12-month period (excluding any claim made with respect to a PMI Mortgage Loan repurchased by the Seller); or

         (iii) The cumulative amounts of claims denied by the PMI Insurer exceed $480,000 in the aggregate (excluding any claim made with respect to a PMI Mortgage Loan repurchased by the Seller).

         PMI Insurer: Mortgage Guaranty Insurance Corporation, a monoline private insurance company organized and created under the laws of the State of Wisconsin, or its successors in interest.

         PMI Insurer Premium: For any Distribution Date and any Certificate Group, the aggregate of the premiums payable, if any, during the immediately preceding Collection Period under the PMI Policy for any PMI Mortgage Loans in the related Mortgage Loan Group, as set forth in an a statement delivered to the Trustee by the PMI Insurer with respect to such Distribution Date.

         PMI Mortgage Loans: The list of Mortgage Loans insured by the PMI Insurer attached hereto as Exhibit P.

         PMI Policy: The Primary Mortgage Insurance Policy (No. 4-690-4-3129) with respect to the PMI Mortgage Loans and all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

         Policy Payments Account: The segregated account, which shall be an Eligible Account, established and maintained pursuant to Section 3.18(a) and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, Policy Payments Account".

         Pool Balance: As to any Distribution Date, the sum of the Fixed Rate Group Balance, the Adjustable Rate Group I Balance and the Adjustable Rate Group II Balance.

         Preference Amount: Any avoided payment required to be paid pursuant to
Section 3 of Endorsement No. 1 to the Certificate Insurance Policy.

         Prefunding Account: Not applicable.

         Prefunding Account Deposit: $0.

         Prefunding Distribution Date: Not applicable.

         Prepayment Assumption: Means the prepayment assumptions described in the Prospectus Supplement as having been used to generate the prepayment scenarios therein described.

         Prepayment Charge: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust being identified in a prepayment charge schedule (other than any Servicer Prepayment Charge Payment Amount).

         Prepayment Charge Period: As to any Mortgage Loan, the period of time, if any, during which a Prepayment Charge may be imposed.

         Prepayment Charge Schedule: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust on such date, attached hereto as Exhibit R (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

         (i)      the Mortgage Loan identifying number;

         (ii)     a code indicating the term of the Prepayment Charge;

         (iii)    the state of origination of the related Mortgage Loan;

         (iv) the date on which the first Monthly Mortgage Payment was due on the related Mortgage Loan;

         (v)      the term of the related Mortgage Loan;

         (vi) the Principal Balance of the related Mortgage Loan as of the Cut-off Date;

         (vii) a code indicating whether a Mortgage Loan has a prepayment penalty;

         (viii)   a code indicating the type of prepayment penalty;

         (ix) a code indicating the amount, if any, of a prepayment by a Mortgagor that would not be subject to the prepayment penalty that would otherwise apply; and

         (x) the period from the date of origination of the Mortgage Loan during which the prepayment penalty applies.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan Group, the amount, if any, by which the amount described in clause
(b) of the first sentence of
the definition of Compensating Interest for such Distribution Date exceeds the Monthly Servicing Fee (calculated with a Servicing Fee Rate of 0.50% per annum) for such Mortgage Loan Group and the related Collection Period.

         Principal Balance: As to any Mortgage Loan and any day, the actual outstanding principal amount thereof as of the close of business on the last day of the preceding calendar month (or, if prior to the last day of the calendar month in which the Cut-off Date occurs, as of the related Cut-off Date, without duplication), less the following amounts, if any, received through the last day of the preceding calendar month (i) any Principal Payments received in respect of such Mortgage Loan, (ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan, (iii) the portion of the Purchase Price allocable to principal to be remitted by the Seller or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase or repurchase of such Mortgage Loan pursuant to Section 2.03, 2.05, 3.01, 3.06 or 10.01, to the extent such amount is actually received by the Trustee on such Deposit Date, (iv) the amount to be remitted by the Seller to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to Section 2.03 or 2.05, to the extent such amount is actually received by the Trustee on such Deposit Date and (v) the amount to be remitted by the Certificate Insurer to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to
Section 10.01.

         Principal Distribution Amount: As to any Distribution Date and any Certificate Group, the lesser of (a) the aggregate Certificate Principal Balances of the related Certificate Group immediately preceding such Distribution Date and (b) the Basic Principal Amount of the related Certificate Group minus the related Overcollateralization Release Amount.

         Principal Payment: As to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period (including Principal Prepayments) that, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

         Principal Prepayment: As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         Property Protection Expenses: Expenses (exclusive of overhead expenses) reasonably paid or incurred by or for the account of the Servicer in connection with the preservation or protection of a Mortgaged Property or the security of a Mortgaged Property, including (a) hazard insurance policy premiums, (b) real estate taxes and property repair, replacement, protection and preservation expenses, (c) amounts expended to cure or prevent any default with respect to any mortgage loan senior to the related Mortgage Loan and (d) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgaged Property or security (including but not limited to reasonable legal fees and expenses).

         Prospectus: That certain Prospectus dated as of September 8, 2000 relating to the asset-backed bonds and certificates to be sold by the Company.

         Prospectus Supplement: That certain Prospectus Supplement dated as of September 8, 2000 relating to $456,233,200 principal amount of Mortgage Pass-Through Certificates, Series 2000-1.

         Purchase Price: With respect to (a) any Defective Mortgage Loan or (b) any Mortgage Loan to be purchased by the Servicer pursuant to Section 3.01 or
Section 3.06, an amount equal to (i) the sum of (A) the outstanding principal balance of such Mortgage Loan or Defective Mortgage Loan, as the case may be, as of the beginning of the Collection Period next preceding the Deposit Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such outstanding principal balance from the date to which interest was last paid by the Mortgagor to the last day of the Collection Period immediately preceding the Deposit Date on which such repurchase or purchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan or Mortgage Loan, as the case may be, made by or on behalf of the related Mortgagor during such Collection Period; provided that the Purchase Price with respect to any Restricted Mortgage Loan to be purchased by the Servicer pursuant to Section 3.06 will be the fair market value of the related Mortgaged Property as described in such Section 3.06.

         Qualified Replacement Mortgage Loan: A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 2.03 or Section 2.05 that must, at the end of the Collection Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Collection Period preceding the date of substitution, (ii) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan, have the Mortgage Loan Rate computed on the same basis as the Mortgage Loan Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan and if the Deleted Mortgage Loan is a Fixed Rate Mortgage Loan, have a Mortgage Loan Rate not less than (and not more than one percentage point in excess of) the Mortgage Loan Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Combined Loan-to-Value Ratio equal to or lower than the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan, (v) satisfy the criteria set forth from time to time in the definition "qualified replacement mortgage" at Section 860G(a)(4) of the Code, (vi) have the same or a superior lien priority as the Deleted Mortgage Loan, (vii) comply as of the date of substitution with each representation and warranty set forth in Section 2.05, (viii) have the same or better property type as the Deleted Mortgage Loan and (ix) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis (which, in the case of the Adjustable Rate Mortgage Loans, must be acceptable to the Certificate Insurer), except that the requirements of clauses (iv) through (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

         Rating Agencies: Standard & Poor's, Fitch and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Trustee and that shall be acceptable to the Certificate Insurer.

         Realized Loss: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan) exceeds the Net Liquidation Proceeds, if any, in respect of such Mortgage Loan, which amount shall in no event exceed the Principal Balance of such Mortgage Loan (determined as of the Determination Date immediately prior to such Mortgage Loan becoming a Liquidated Mortgage Loan).

         Record Date: As to any Distribution Date, (a) for the Fixed Rate Group Certificates the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date and (b) for the Adjustable Rate Group I Certificates and Adjustable Rate Group II Certificates, the Business Day immediately preceding such Distribution Date so long as such Certificates remain in book-entry form and, otherwise, the last Business Day of the calendar month immediately preceding such Distribution Date.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Shortfall: As to any Distribution Date and any Mortgage Loan Group, the amount of any reduction of interest collectible on any Mortgage Loan in such Mortgage Loan Group for the related Collection Period due to the application of the Relief Act.

         REMIC: A "real estate mortgage investment conduit" as defined in Code
Section 860D, and in particular, either of REMIC I or REMIC II as indicated by context.

         REMIC Pool: With respect to REMIC I, the assets of the Trust other than the Prefunding Account, Capitalized Interest Account, Supplemental Interest Reserve Fund, Closing Date Deposit and REMIC I Regular Interests, and with respect to REMIC II, the REMIC I Regular Interests, other than the Class P Certificates.

         REMIC I Interests: As defined in Section 9.16(b) and described in
Section 9.16.

         REMIC I Regular Interests: As defined in Section 9.16(b) and described in Section 9.16.

         REMIC Provisions: Provisions of the federal income tax law relating to REMICs that appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury proposed, temporary or final regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: As defined in Section 5.02(a).

         Responsible Officer: When used with respect to the Trustee, any Vice President or Assistant Vice President, any Assistant Secretary, any Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

         Restricted Mortgage Loan: A Mortgage Loan that as of the Closing Date was 90 or more days contractually delinquent. As of the date hereof, there are no Restricted Mortgage Loans in any Mortgage Loan Group.

         Restricted Mortgaged Property: With respect to any Restricted Mortgage Loan, the Mortgaged Property securing such Restricted Mortgage Loan.

         Retained Certificates: The Class C Certificates, the Class P Certificates and the Class R Certificates.

         Rolling Delinquency Percentage: With respect to any Distribution Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Distribution Dates) preceding calendar months.

         Securities Act: The Securities Act of 1933, as amended.

         Seller: The Company.

         Senior Lien: With respect to any Junior Mortgage Loan, any liens on the related Mortgaged Property of higher priority.

         Servicer Prepayment Charge Payment Amount: The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to Section 3.22.

         Servicer: Countrywide Home Loans, Inc., a New York corporation, or any successor servicer appointed as provided pursuant to this Agreement.

         Servicer Cumulative Loss Event: The Servicer Cumulative Loss Event will have occurred with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 1.25%; (ii) for the 13th through the 24th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 1.75%; (iii) for the 25th through the 36th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 2.75%; (iv) for the 37th through the 48th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 3.50%; and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Loss Percentage for such Distribution Date is more than 4.50%.

         Servicer Rolling Delinquency Event: The Servicer Rolling Delinquency Event will have occurred with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is more than 15%.

         Servicer Rolling Loss Event: The Servicer Rolling Loss Event will have occurred with respect to a Distribution Date, if the Annual Loss Percentage is equal to or more than 1.50%

         Servicer Remittance Report: The monthly report prepared by the Servicer and delivered to the Trustee pursuant to Section 4.01.

         Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligation, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and, if applicable, flood insurance policies,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Section 3.04 and (v) expenditures relating to the correction of a default on any Senior Lien pursuant to Section 3.06 in connection with the liquidation of a Mortgage Loan.

         Servicing Fee Rate: With respect to any Mortgage Loan Group and each Collection Period, 0.50% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers annexed to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         Spread Squeeze Condition: The Spread Squeeze Condition will be applied with respect to Adjustable Rate Group I and Adjustable Rate Group II on an aggregate basis, for Distribution Dates on or after October 2001, and will be met with respect to a Distribution Date if the Spread Squeeze Percentage is less than 2.00% for 13th through 24th Distribution Dates, 2.50% for the 25th through 36th Distribution Dates and 3.00% on and after the 37th Distribution Date. There is no Spread Squeeze Condition with respect to the Fixed Rate Group.

         Spread Squeeze Overcollateralization Increase Amount: For any Distribution Date, an amount determined as follows:

                  (a) if the Spread Squeeze Condition is met for such Distribution Date, the Spread Squeeze Overcollateralization Increase Amount for such Distribution Date shall be equal to the product obtained by multiplying (i) three, (ii) the excess, if any, of the percentage applicable to such Distribution Date set forth in the definition of "Spread Squeeze Condition" over the Spread Squeeze Percentage for such Distribution Date and (iii) the aggregate Principal Balance of the related Mortgage Loan Group as of the related Distribution Date; or

                  (b) if the Spread Squeeze Condition is not met but has occurred in the prior six months for such Distribution Date, the Spread Squeeze Overcollateralization Increase Amount for such Distribution Date shall be equal to (A) the Spread Squeeze Overcollateralization Increase Amount for the most recent Distribution Date for which the Spread Squeeze Condition was met minus (B) the product obtained by multiplying (i) one sixth of the amount determined under clause (A) above and (ii) the number of consecutive Distribution Dates through and including the current Distribution Date for which the Spread Squeeze Condition was not met.

         Spread Squeeze Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the product of 12 and the Monthly Excess Cashflow Amount for the related Mortgage Loan Group for such Distribution Date, and the denominator of which is the aggregate Principal Balance of the related Mortgage Loan Group and REO Properties as of such Distribution Date.

         Standard & Poor's: Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         Startup Day: As defined in Section 9.16(f).

         Statement to Certificateholders: As defined in Section 5.03.

         Step Down Cumulative Loss Test: The Step Down Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 31st through the 42nd Distribution Dates, if the Loss Percentage for such Distribution Date is 1.75% or less; (ii) for the 43rd through the 54th Distribution Dates, if the Loss Percentage for such Distribution Date is 2.50% or less; (iii) for the 55th through the 66th Distribution Dates, if the Loss Percentage for such Distribution Date is 3.15% or less; and (iv) for any Distribution Date after the 66th Distribution Date, if the Loss Percentage for such Distribution Date is 3.50% or less.

         Step Down Rolling Delinquency Test: The Step Down Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 10.50% or less.

         Step Down Rolling Loss Test: The Step Down Rolling Loss Test will be met with respect to a Distribution Date if the Annual Loss Percentage is less than 1.00%.

         Step Down Trigger: For any Distribution Date after the 30th Distribution Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred on or before the 30th Distribution Date.

         Stepped Down Required Overcollateralized Percentage: (a) With respect to the Fixed Rate Group and any Distribution Date for which the Step Down Trigger has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 3.00% of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans and REO Properties in the Fixed Rate Group as of such Distribution Date, minus
(ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 6.00%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Overcollateralized Percentage is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six.

                (b) With respect to Adjustable Rate Group I and Adjustable Rate Group II and any Distribution Date for which the Step Down Trigger has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 4.75% of the aggregate Principal Balance of the Mortgage Loans in the related Adjustable Rate Group as of the Cut-off Date, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans and REO Properties in the related Adjustable Rate Group as of such Distribution Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 9.50%, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Overcollateralized Percentage is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six.

         Step Up Cumulative Loss Test: The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 1.25%; (ii) for the 13th through the 24th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 1.50%; (iii) for the 25th through the 36th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 2.50%; (iv) for the 37th through the 48th Distribution Dates, if the Loss Percentage for such Distribution Date is more than 3.25%; and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Loss Percentage for such Distribution Date is more than 4.00%.

         Step Up Rolling Delinquency Test: The Step Up Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is more than 12.25%.

         Step Up Rolling Loss Test: The Step Up Rolling Loss Test will be met with respect to a Distribution Date, if the Annual Loss Percentage is equal to or more than 1.25%.

         Step Up Spread Squeeze Test: The Step Up Spread Squeeze Test will be met with respect to a Distribution Date if the Spread Squeeze Condition is met for such Distribution Date or was met for any of the five preceding Distribution Dates.

         Step Up Trigger: For any Distribution Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met, or the Trustee is notified by the Certificate Insurer, upon which notification the Trustee may conclusively rely, that PMI Downgrade or Claims Denial Test is met.

         Sub-Servicer: Any Person, including an Affiliate of the Servicer, with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in Section 3.15 hereof in respect of the qualification of a Sub-Servicer. The Sub-Servicers with respect to any of the Mortgage Loans as of the related Cut-off Date are listed on Schedule I attached to this Agreement.

         Sub-Servicing Account: Any segregated account, which shall at all times be an Eligible Account, established and maintained pursuant to Section 3.02(b) and entitled "Bankers Trust Company of California, N.A., in trust for the benefit of Holders of Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, Collection Account". References herein to the Collection Account shall include any Sub-Servicing Account as the context requires.

         Sub-Servicing Agreement: A written contract between the Servicer and any Sub-Servicer relating to the servicing and/or administration of certain Mortgage Loans.

         Subsequent Cut-off Date: None.

         Subsequent Cut-off Date Principal Balance: None.

         Subsequent Mortgage Loan: None.

         Subsequent Mortgage Loan Schedule: None.

         Subsequent Purchase Price: None.

         Subsequent Transfer Agreement: None.

         Subsequent Transfer Date: None.

         Supplemental Interest Amount: (A) With respect to the Class A-V1 Certificates on any Distribution Date, the sum of (i) the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period calculated at the lesser of (x) the Class A-V1 Formula Pass-Through Rate and (y) 14%, over the amount of interest that did accrue thereon at the Class A-V1 Pass-Through Rate and (ii) any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date (and in the case of any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date, interest thereon calculated at the lesser of (x) the Class A-V1 Formula Pass-Through Rate and (y) 14%, to the extent lawful) and (B) with respect to the Class A-V2 Certificates on any Distribution Date, the sum of (i) the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period calculated at the lesser of (x) the related Class A-V2 Formula Pass-Through Rate and (y) 14%, over the amount of interest that did accrue thereon at the Class A-V2 Pass-Through Rate and (ii) any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date (and, in the case of any related Supplemental Interest Amount remaining unpaid from a prior Distribution Date, interest thereon calculated at the lesser of (x) the related Class A-V2 Formula Pass-Through Rate and (y) 14%, to the extent lawful). The Certificate Insurance Policy will not cover any Supplemental Interest Amount.

         Supplemental Interest Reserve Fund: The Supplemental Interest Reserve Fund established and maintained as described in Section 3.21 and entitled "Bankers Trust Company of California, N.A., as Trustee for Aames Mortgage Trust 2000-1, Mortgage Pass-Through Certificates, Series 2000-1," Supplemental Interest Reserve Fund."

         Target Deficiency: With respect to any Distribution Date and each Certificate Group, the amount, if any, by which the related Targeted Overcollateralization Amount exceeds the related Overcollateralization Amount on such Distribution Date calculated, for this purpose only, after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date but prior to any distributions in respect of the related Extra Principal Distribution Amount on such Distribution Date.

         Targeted Overcollateralization Amount: (a) With respect to the Fixed Rate Group and any Distribution Date, an amount equal to 3.00% of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date, subject to the following: (i) if the Step Up Trigger has occurred, the Targeted Overcollateralization Amount for the Fixed Rate Group for such Distribution Date will be an amount equal to 7.50% of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date plus 50% of the Principal Balance of the Mortgage Loans in the Fixed Rate Group that are (A) more than 90 days delinquent as of the close of business of the last Business Day of the calendar month preceding such Distribution Date or (B) REO Properties and Mortgage Loans subject to foreclosure proceeding; or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Targeted Overcollateralization Amount for the Fixed Rate Group for such Distribution Date will be an amount equal to the greater of (a) .50% of the aggregate of the Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date and (b) the lesser of (x) 6.00% of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the related Distribution Date and (y) the Stepped Down Required Overcollateralized Percentage of the aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of such Distribution Date.

                  (b) With respect to either Adjustable Rate Group I and Adjustable Rate Group II and any Distribution Date, an amount equal to 4.75% of the aggregate Principal Balance of the Mortgage Loans in the related Adjustable Rate Group as of the Cut-off Date, subject to the following: (i) if the Step Up Trigger has occurred, the Targeted Overcollateralization Amount for such Adjustable Rate Group for such Distribution Date will be an amount equal to 11.875% of the aggregate Principal Balance of the Mortgage Loans in the related Adjustable Rate Group as of the Cut-Off Date plus 50% of the Principal Balance of the Mortgage Loans in the related Adjustable Rate Group that are (A) more than 90 days delinquent as of the close of business of the last Business Day of the calendar month preceding such Distribution Date or (B) REO Properties and Mortgage Loans subject to foreclosure proceeding; (ii) if the Step Up Spread Squeeze Test is met or has occurred in the prior six months, the Targeted Overcollateralization Amount for such Distribution Date with respect to Adjustable Rate Group I and Adjustable Rate Group II for such Distribution Date will be an amount equal to the sum of (A) the related Targeted Overcollateralization Amount for such Distribution Date determined as though the related Step Up Spread Squeeze Test were not met plus (B) the related Spread Squeeze Overcollateralization Increase Amount or (iii) if neither the Step Up Trigger nor the Step Up Spread Squeeze Test has occurred but the Step Down Trigger has occurred, the Targeted Overcollateralization Amount for such Adjustable Rate Group for such Distribution Date will be an amount equal to the greater of (a) .50% of the aggregate of the Principal Balances of the Mortgage Loans in such Adjustable Rate Group as of the Cut-Off Date and (b) the lesser of
(x) 9.50% of the aggregate Principal Balance of the Mortgage Loans in such Adjustable Rate Group as of the related Distribution Date and (y) the Stepped Down Required Overcollateralized Percentage of the aggregate Principal Balance of the Mortgage Loans in such Adjustable Rate Group as of such Distribution Date.

         The Certificate Insurer may, in its sole discretion, at the request of the Seller, modify the Targeted Overcollateralization Amount above for the purpose of reducing or eliminating, in whole or in part, the application of any Step Up Trigger, and the Trustee and the Rating Agencies shall be notified in writing of such modification prior to the related Distribution Date and such modification shall not result in a downgrading of the then-current ratings of the Certificates.

         Transfer Affidavit: The affidavit to be delivered by any transferee of an interest in a Class R Certificate pursuant to Section 6.02(b), to be substantially in the form attached hereto as Exhibit G.

         Transferor Affidavit: The affidavit to be delivered by any transferor of an interest in a Class R Certificate pursuant to Section 6.02(b), to be substantially in the form attached hereto as Exhibit K.

         Transition Cost: Any documented expenses reasonably incurred by Trustee in connection with a transfer of servicing from the Servicer to a successor servicer as successor servicer pursuant to Section 8.02, but not to exceed $5,000 with respect to any single succession.

         Trust: The trust created by this Agreement and the corpus thereof, which consists of, to the extent described herein, the Mortgage Loans, such assets as shall from time to time be identified or shall be required by this Agreement to be deposited in the Collection Account, the Certificate Account, the Policy Payments Account, the Prefunding Account or the Capitalized Interest Account or invested in Permitted Investments in accordance with this Agreement, all rights under any insurance policy covering a Mortgage Loan or the related Mortgaged Property, including the PMI Policy, and property and any proceeds thereof that secured a Mortgage Loan and that has been acquired by foreclosure, deed in lieu of foreclosure or by a comparable conversion, and the Certificate Insurance Policy.

         Trust Insurance Proceeds: Insurance Proceeds that (a) are applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan or pay interest due on the related Mortgage Loan and (b) not applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures or the terms of the related Mortgage Loan.

         Trust Parties: As defined in Section 5.04.

         Trustee: Bankers Trust Company of California, N.A., a national banking association, and its successors in interest or any successor trustee appointed as provided pursuant to this Agreement.

         Trustee Fee: With respect to any Distribution Date and each Mortgage Loan Group, 1/12 of the product of 0.0075% and the aggregate Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the beginning of the related Collection Period (or, in the case of the first Distribution Date, the aggregate Principal Balance of the related Mortgage Loans as of the Cut-off
Date).

         Vice President: Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         Voting Interest: The portion of the voting interests of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Interests shall be allocated to the Class C Certificates (such Voting Rights to be allocated among the Holders of Certificates of such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Interests shall be allocated to the Class P Certificates, (c) 1% of all Voting Interests shall be allocated to the Class R Certificates in the aggregate, or if separate Class R-1 and Class R-2 Certificates are issued, 0.50% to each such Class (such Voting Interests to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (d) the remaining Voting Interests shall be allocated among Holders of the Classes of Offered Certificates in proportion to the Certificate Principal Balances of their respective Offered Certificates on such date. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provision hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

         Weighted Average Coupon Cap: With respect to any Distribution Date and the Class A-V1 Certificates, the per annum rate equal to the lesser of (A) the weighted average of the Pass-Through Rates of the Class LT-AV1 and Class LT-MV1 REMIC I Regular Interests, where, after the 12th Distribution Date, the Pass-Through Rate of the Class LT-MV1 REMIC I Regular Interest is first reduced by 0.50%, and (B) 14% and, with respect to any Distribution Date and the Class A-V2 Certificates, the per annum rate equal to the lesser of (A) the weighted average of the Pass-Through Rates of the Class LT-AV2 and Class LT-MV2 REMIC I Regular Interests, where, after the 12th Distribution Date the Pass-Through Rate of the Class LT-MV2 REMIC I Regular Interest is first reduced by 0.50%, and (B) 14%.

         Section 1.02 Interest Calculations. All calculations of interest at the Mortgage Loan Rate that are made in respect of the Principal Balance of a Mortgage Loan, shall be made on a daily basis using a 360-day year of twelve 30-day months.

         All calculations of interest on the Fixed Rate Group Certificates will be computed on the basis of a 360-day year of twelve 30-day months and all calculations of interest on the Class A-V1 and Class A-V2 Certificates will be made on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

         Section 1.03 Determination of Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given action, course of conduct, event or set of facts or circumstances could or would have a material adverse effect on the Trust or the Certificateholder (or any similar or analogous determination), such determination shall be made without giving effect to the insurance provided by the Certificate Insurance Policy.

                                   ARTICLE II
                             CONVEYANCE OF THE TRUST
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01 Conveyance of the Trust. The Seller, concurrently with the execution and delivery of this Agreement, does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (except as otherwise explicitly provided for herein), all of its right, title and interest in and to the Trust, including specifically, without limitation, the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, including all interest and principal (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Seller on or with respect to the Mortgage Loans on or after the related Cut-off Date net of amounts in respect of interest accrued on the Mortgage Loans in periods prior to the related Cut-off Date, (whether in the nature of amounts held by the Seller for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the related Cut-off Date or otherwise), and the Class P Deposit together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related insurance policies. In addition, on or prior to the Closing Date the Seller shall (i) cause the Certificate Insurance Policy and the PMI Policy to be delivered to the Trustee and (ii) deposit the Closing Date Deposit in the Collection Account.

         In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment of the Trust by the Seller to the Trustee, such sale and assignment is deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in and to the Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal or interest on the Mortgage Loans received on or after the related Cut-off Date net of amounts in respect of interest accrued on the Mortgage Loans in periods prior to the related Cut-off Date, all other payments (exclusive of assumption fees, late payment charges, charges for checks returned for insufficient funds, if any, and extension and other administrative charges other than Prepayment Charges) made in respect of such Mortgage Loans on or after the related Cut-off Date and all proceeds of any thereof, including all amounts on deposit in the Certificate Account, the Collection Account, the Policy Payments Account, the Prefunding Account and the Capitalized Interest Account and amounts invested in Permitted Investments (but excluding all investment income with respect to the Prefunding Account and Capitalized Interest Account), and that this Agreement shall constitute a security agreement under applicable law. The Seller shall file financing statements and continuation statements as necessary to maintain the perfection of such security interest.

         The Company confirms to the Trustee that it has caused its computer records relating to the Initial Mortgage Loans to indicate by a code that the Initial Mortgage Loans have been sold to the Trustee on behalf of the Trust and constitute part of the Trust in accordance with the terms of this Agreement. The Company further confirms to the Trustee that it will cause its computer records relating to each Subsequent Mortgage Loan to indicate by a code that such Subsequent Mortgage Loan has been sold to the Trustee on behalf of the Trust and that it constitutes part of the Trust in accordance with the terms of this Agreement. The Company confirms that it will treat the conveyance transactions contemplated hereby and in each Subsequent Transfer Agreement as sales in accordance with generally accepted accounting principles and will reflect such transactions as sales on its primary accounting records.

         In connection with each such sale and assignment, the Company, in its capacity as Seller hereunder, does hereby deliver to, and deposit with, the Trustee the originals of the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (a) The original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the Seller, endorsed (which endorsement may be by manual or facsimile signature) by the Seller without recourse to the order of the Trustee in the following form: "Pay to the order of Bankers Trust Company of California, N.A., in trust for the benefit of holders of Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, without recourse";

                  (b) The original Mortgage with evidence of recording indicated thereon;

                  (c) The original assignment of the Mortgage executed by the Seller in recordable form;

                  (d) Originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

                  (e) Originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the Seller; and

                  (f) Original lender's title insurance policy issued on the date of the origination of such Mortgage Loan or a true copy thereof or, if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete or, if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy.

         As promptly as practicable subsequent to the Closing Date, and in any event, within 30 days thereafter, the Company, in its capacity as initial Sub-Servicer shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof in the following form: "Bankers Trust Company of California, N.A., in trust for the benefit of holders of Aames Mortgage Trust 2000-1 Mortgage Pass-Through Certificates, Series 2000-1, without recourse",
(ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer shall be obligated to prepare and to deliver such assignment for such recording as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof (and in no event more than one year after the Closing Date) and that the Servicer need not cause to be recorded any assignment that relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered to the Trustee at Seller's expense to the effect that the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any legal opinions, each assignment of mortgage shall be recorded if the Certificate Insurer reasonably determines based upon a change of any law (including case law) or fact, including any fact referenced or assumed in any such Opinion of Counsel, that it no longer is satisfied with the conclusion drawn in such Opinion of Counsel, and delivers notice to such effect to the Seller and the Seller does not promptly deliver to the Certificate Insurer a new Opinion of Counsel reasonably satisfactory to the Certificate Insurer reaffirming each of the opinions contained in the original Opinion of Counsel delivered at the Closing Date in lieu of such recordation. All recording of assignments of mortgages shall be at the expense of the Seller without any right of reimbursement from the Trust. Notwithstanding anything herein to the contrary, in the event that the Certificate Insurer, in its reasonable discretion, determines that the laws of a particular jurisdiction require recordation of assignments of Mortgage Loans in order to protect the interests of the Trust, the Certificateholders and the Certificate Insurer in the Mortgage Loans, then the Seller shall be required to record assignments of Mortgage Loans in such jurisdiction.

         In addition, in connection with such sales and assignments, the Company, in its capacity as Seller hereunder, does hereby deliver to, and deposit with, the Trustee the Certificate Insurance Policy for the benefit of the Certificateholders.

         If the Company cannot deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, the Company shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage or mortgage assignment, as the case may be, attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The Company shall promptly deliver to the Trustee such original Mortgage or intervening mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the Company within six months from the Closing Date shall not have received such original Mortgage or intervening mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

         The costs relating to the delivery of the documents specified in this Section shall be borne by the Seller.

         Section 2.02 Conveyance of the Subsequent Mortgage Loans; Fixed Price Contract. Subject to the conditions set forth in the paragraphs below, in consideration of the Trustee's delivery on the Closing Date or related Subsequent Transfer Dates to or upon the order of the Seller of the Subsequent Purchase Price of the related Subsequent Mortgage Loans from amounts on deposit in the Prefunding Account (or other amounts payable to the Seller if such purchases of all Subsequent Mortgage Loans occur on the Closing Date) with respect to the related Mortgage Loan Group, the Seller shall, from time to time, on the Closing Date or any Subsequent Transfer Date, sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all right, title and interest of the Seller in and to each Subsequent Mortgage Loan identified on the Subsequent Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement delivered by the Seller on the Closing Date or such Subsequent Transfer Date, including all of its right, title and interest in and to principal and interest (whether in the form of payments by Mortgagors or other proceeds) received or deemed to be received by the Seller on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-off Date, net of amounts in respect of interest accrued on such Subsequent Mortgage Loans in periods prior to the related Subsequent Cut-off Date (whether in the nature of amounts held by the Seller for application on behalf of the related Mortgagor as a Monthly Mortgage Payment that is due on any date on or after the related Subsequent Cut-off Date or otherwise) plus all items with respect to such Subsequent Mortgage Loan to be delivered pursuant to Section
2.01 and other items in the related Mortgage File; provided, however, that the Seller reserves and retains all of its right, title and interest in and to principal (including prepayments) and interest collected on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-off Date (except for amounts held by the Seller for application on or after the related Subsequent Cut-off
Date). The transfer by the Seller of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule to the Trustee shall be absolute and shall be intended by the parties hereto to be treated as a sale by the Seller. On or before the last day of the Funding Period, the Seller shall convey to the Trustee pursuant to this Section 2.02 the lesser of: (i) all Mortgage Loans then in its possession that satisfy the requirements of this Section 2.02 or (ii) the maximum principal balance of Mortgage Loans as determined by Seller that satisfy the requirements of this Section 2.02 whose aggregate Subsequent Purchase Price does not exceed the Prefunding Account Deposit. Subsequent Mortgage Loans to be conveyed on a given Subsequent Transfer Date must have an aggregate Subsequent Cut-off Date Principal Balance of not less than $500,000; provided, however, that the Subsequent Mortgage Loans to be conveyed on the final Subsequent Transfer Date may have an aggregate Subsequent Cut-off Date Principal Balance of less than $500,000.

         In the event that, notwithstanding the intent of the parties hereto to effect a sale and assignment of the Subsequent Mortgage Loans on the related Subsequent Transfer Date by the Seller to the Trustee, such sale and assignment will be deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Trustee for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans, the Mortgages, the Mortgage Files and the Mortgage Notes, all payments of principal and interest on the Subsequent Mortgage Loans received on or after their respective Subsequent Cut-off Dates, net of amounts in respect of interest accrued on such Subsequent Mortgage Loans in periods prior to the related Subsequent Cut-off Date, all other payments (provided that the parties to this Agreement acknowledge that the Servicer is entitled to receive all assumption fees, late payment charges, charges for checks returned for insufficient funds, if any, and extension and other administrative charges other than Prepayment Charges) made in respect of such Subsequent Mortgage Loans on or after the related Subsequent Cut-off Date, and that this Agreement and the related Subsequent Transfer Agreement shall each constitute a security agreement with respect to the related Subsequent Mortgage Loans under applicable law. The Seller shall file financing statements and continuation statements as necessary to maintain the perfection of such security interest.

         The amount released to the Seller from the Prefunding Account on any Subsequent Transfer Date (or from other amounts payable to the Seller on the Closing Date) in connection with any conveyance of Subsequent Mortgage Loans to be included in the Fixed Rate Group, Adjustable Rate Group I or Adjustable Rate Group II shall be equal to the aggregate of the related Subsequent Purchase Prices for such related Subsequent Mortgage Loans to be included in such related Mortgage Loan Group, which related amounts, in the aggregate, shall not exceed the allocated Prefunding Account Deposit for such related Mortgage Loan Group. The amount so released to the Seller in connection with any conveyance of Subsequent Mortgage Loans shall, for federal income tax purposes, be considered cash contributed to REMIC I by the Seller and used by the Trustee to acquire the related Subsequent Mortgage Loans pursuant to a fixed price contract established pursuant to this Section 2.02.

         On the Closing Date or other related Subsequent Transfer Date, the Seller shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in the first paragraph in this section only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (a) the Seller shall provide the Trustee and the Certificate Insurer with an Addition Notice and shall provide any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

                  (b) the Seller shall deliver to the Trustee, the Certificate Insurer and the Rating Agencies a duly executed Subsequent Transfer Agreement and any other related documentation in the forms of the exhibits listed thereon;

                  (c) the Seller shall deposit in the Collection Account all collections in respect of the Subsequent Mortgage Loans received or deemed received by the Seller on or after the related Subsequent Cut-off Date (whether in the nature of amounts held by the Seller for later application on behalf of the related Mortgagor in respect of a Monthly Payment due on or after the related Subsequent Cut-off Date or otherwise) except for amounts in respect of interest accrued on such Subsequent Mortgage Loans prior to the related Cut-off Date;

                  (d) the Seller shall certify that, as of the Subsequent Transfer Date, the Seller was not insolvent, was not made insolvent by such transfer and is not aware of any pending insolvency;

                  (e) the Seller shall certify that such addition of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Certificateholders; and

                  (f) the Funding Period shall not have expired.

         In addition, the Seller will provide the Certificate Insurer, the Rating Agencies and the Trustee with data regarding all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date at least 10 Business Days prior to the end of the Funding Period or, if such Subsequent Transfer Date is the Closing Date, on the Closing Date. No later than the end of the Funding Period, the following conditions shall have been satisfied with respect to all Subsequent Mortgage Loans to be transferred to the Trust on any Subsequent Transfer Date:

                  (A) the Seller shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02 and in the related Subsequent Transfer Agreements;

                  (B) the Seller shall have delivered to the Certificate Insurer, the Rating Agencies and the Trustee Opinions of Counsel with respect to the transfer of all of the Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date substantially in the form of the Opinions of Counsel delivered to the Trustee and the Certificate Insurer on the Closing Date regarding bankruptcy, corporate and tax matters;

                  (C) the Trustee shall deliver to the Rating Agencies, the Certificate Insurer, the Rating Agencies and the Seller an Opinion of Counsel with respect to the enforceability of each of the Subsequent Transfer Agreements substantially in the form of the Opinion of Counsel delivered to the Seller and the Certificate Insurer on the Closing Date; and

                  (D) the Certificate Insurer shall deliver to the Seller, the Trustee and the Rating Agencies a written notice confirming the Certificate Insurer's consent and approval to the addition of all Subsequent Mortgage Loans purchased by the Trust on any Subsequent Transfer Date.

         On or prior to the Closing Date, the Seller shall provide to the Trustee and the Certificate Insurer a schedule of mortgage loans that are expected to be Subsequent Mortgage Loans, and Subsequent Mortgage Loans transferred to the Trust shall be taken only from such schedule; provided, however, if any such identified mortgage loans do not satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 or if any such mortgage loans are rejected as Subsequent Mortgage Loans by the Certificate Insurer, mortgage loans acceptable to the Certificate Insurer may be substituted for such defective or rejected mortgage loans. The Seller shall certify that the Subsequent Mortgage Loans will be transferred to the Trust in accordance with the foregoing and that such Subsequent Mortgage Loans satisfy the requirements of Subsequent Mortgage Loans as set forth in this Section 2.02 as of the Closing Date.

         Subject to Section 3.16, if all of the Subsequent Mortgage Loans are transferred to the Trust on the Closing Date, then the remaining portion of the Prefunding Account Deposit will be deposited into the Certificate Account and held there, without investment thereof, until the first Distribution Date. On such first Distribution Date, such amounts will be deemed to comprise a portion of the Principal Distribution Amount and will be distributable to the Certificateholders.

         Section 2.03 Acceptance by the Trustee; Repurchase or Substitution of Mortgage Loans. The Trustee acknowledges the sale and assignment to the Trust and receipt by it of the original Mortgage Notes, Assignments and Mortgages pursuant to this Agreement and the delivery to it of the Certificate Insurance Policy and the PMI Policy, and subject to (i) the provisions of the penultimate paragraph of Section 2.01, (ii) the review provided for in this Section of the documents referred to in clauses (a) through (f) of Section 2.01 and (iii) delivery of the Officer's Certificates pursuant to Section 2.01, declares that it will hold the Trust in trust upon the terms herein set forth for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after the Closing Date (or, 45 days after the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) to determine whether the documents described in Section 2.01(a)-(c), (e) and (f) have been executed and received, and whether such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, or the Subsequent Mortgage Loan Schedule, as applicable, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or the Subsequent Mortgage Loan Schedule, as applicable, the Trustee shall promptly notify the Seller of such findings and shall provide a copy of such notice to the Certificate Insurer. The Seller shall have a period equal to the lesser of (i) 60 days from the date of such notice and (ii) 90 days from the Trustee's discovery of the defect to correct or cure any such defect. Notwithstanding the second paragraph of Section 9.01, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         If the Trustee has notified the Seller of a defect in a Mortgage File that materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, and such defect remains uncured after such 60-day or 90-day period, the Seller shall, (i) in the case of a defect consisting solely of the failure of the Company to deliver the original Mortgage or any intervening mortgage assignment with evidence of recording thereon for reasons set forth in Section 2.01, on the first Deposit Date occurring after the expiration of eight months from the Closing Date, and (ii) in the case of all other defects, on the Deposit Date occurring not later than 60 days after receipt of notice of such defect from the Trustee and 90 days from the Trustee's discovery of the defect, as the case may be, either (I) repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or current or future insurance proceeds with respect thereto) from the Trust at a price equal to the Purchase Price, which shall be accomplished by deposit of monies by the Seller in the Certificate Account on such Deposit Date, or (II) substitute one or more Qualified Replacement Mortgage Loans for the related Mortgage Loan.

         Upon receipt by the Trustee of an Officer's Certificate of the Servicer to the effect that the Purchase Price for a Defective Mortgage Loan (other than a Defective Mortgage Loan that is a Deleted Mortgage Loan) has been deposited in the Certificate Account, and upon confirmation by the Trustee that such Purchase Price has been received by it, the Trustee shall execute and deliver such instrument of transfer or assignment presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such repurchased Defective Mortgage Loan (including any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto).

         Payments received with respect to Qualified Replacement Mortgage Loans in the Collection Period prior to the Deposit Date on which such substitution occurs will not be part of the Trust and will be retained by the Seller. For the Distribution Date following the Deposit Date on which such substitution occurs, distributions to Certificateholders will reflect the payments received on such Deleted Mortgage Loan in the related Collection Period representing amounts due or accrued thereon prior to such Deposit Date, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. In the case of a Qualified Replacement Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee and the amount, if any, by which the Principal Balance of the related Deleted Mortgage Loan as of the related Deposit Date exceeds the Principal Balance of the Qualified Replacement Mortgage Loan as of the first day of the related Collection Period shall be remitted by the Seller to the Trustee for deposit in the Certificate Account on the Deposit Date on which the substitution occurs. For purposes of this Agreement, any such amount so deposited in the Certificate Account shall be deemed a prepayment of the related Deleted Mortgage Loan received by the Servicer as of the prior Determination Date. Upon receipt by the Trustee of an Officer's Certificate of the Seller certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and (a) written notification of such deposit signed by a Servicing Officer and (b) the new Mortgage File (containing all of the documents referred to in clauses (a), (b), (c), (d), (e) and (f) of Section 2.01), the Trustee shall release or cause to be released to the Seller the Mortgage File related to the Deleted Mortgage Loan or property and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Seller, without recourse, as shall be necessary to vest in the Seller all of the legal and beneficial ownership of such Deleted Mortgage Loan or property and the Trustee shall have no further responsibility with respect to said Mortgage File. In addition, the Trustee shall assign to the Seller any of the Trustee's rights under the PMI Policy in respect of any such Deleted Mortgage Loan released to the Seller. It is understood and agreed that the obligation of the Seller to substitute a Qualified Replacement Mortgage Loan for or repurchase any Defective Mortgage Loan (or any property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such defect available to the Certificateholders, the Certificate Insurer, the PMI Insurer or the Trustee, and such obligation on the part of the Seller shall survive any resignation or termination of the Company as Servicer under this Agreement. Notwithstanding the foregoing, a substitution by the Seller for a defect in a constituent document will not be made unless the Trustee and the Certificate Insurer receive an Officer's Certificate certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

         On or prior to the 90th day after the Closing Date (or the 90th day after the applicable Subsequent Transfer Date with respect to the Subsequent Mortgage Loans), the Trustee shall certify to the Certificate Insurer, the Seller and the Servicer that it has received all of the documents referred to in clauses (a) (b), (c), (e) and (f) of Section 2.01 and that all corrections or curative actions required to be taken by the Seller within the 60-day or 90-day period referred to in the first paragraph of this Section have been completed or effected, or the related Mortgage Loans have been repurchased or substituted, in accordance with the provisions of this Section or, if any deficiencies in the Mortgage Files or other omissions of the Seller with respect to the

Mortgage Files are known to the Trustee at the time of such certification, the Trustee shall make such certification only with respect to those Mortgage Loans as to which no such defects or omissions are known, and shall qualify such certification with respect to the remaining Mortgage Loans, identifying the related defects or omissions. Thereafter, the Trustee shall provide the Certificate Insurer, the Seller and the Servicer with monthly exception reports indicating the status of any exceptions until all such exceptions have been eliminated. Such monthly exception reports shall be distributed by the Trustee on the related Distribution Date with the Statement to Certificateholders.

         Section 2.04 Representations and Warranties Regarding the Servicer and the Seller. (a) The Company, as Seller, hereby represents and warrants to the Trustee, the Servicer, the Certificate Insurer and the Certificateholders that, as of the Closing Date:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity; and the consummation of the transactions contemplated hereby will not result in the breach of any terms or provisions of the articles of incorporation or by-laws of the Company or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Company or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency, that are necessary in connection with the execution and delivery by the Company of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Company and the performance by the Company of its obligations under this Agreement;

                  (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company or that would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or that would be likely to impair the ability of the Company to perform under the terms of this Agreement;

                  (iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would adversely affect its performance hereunder;

                  (v) The transfer, assignment and conveyance of the Mortgage Loans by the Company, as Seller, pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction and are not being transferred with the intent to hinder, delay or defraud any creditors; and

                  (vi) The collection practices used by the Company are in all material respects legal, proper, prudent and customary in the home equity mortgage loan servicing business.

(b) The Servicer hereby represents and warrants to the Trustee, the Seller, the Certificate Insurer and the Certificateholders that, as of the Closing Date:

                  (i) The Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

                  (ii) The execution and delivery of this Agreement by the Servicer and the performance by it of and compliance with the terms of this Agreement will not violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                  (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

                  (v) There are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (vii) No Officer's Certificate, statement, report or other document prepared by the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact;

                  (viii) The Servicer believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein; and

                  (ix) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

                  (x) Each Sub-Servicer engaged by the Servicer has obtained all licenses and approvals required under state or federal law to service the Mortgage Loans specified in the Sub-Servicing Agreement to which the Sub-Servicer is a party.

         (c) The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of such Mortgage Loans or the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loans, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Company or the Servicer, as the case may be, shall cure such breach in all material respects.

         Section 2.05 Representations and Warranties of the Seller Regarding the Mortgage Loans. The Seller represents and warrants to the Trustee, the Servicer, the Certificate Insurer and the Certificateholders as of the Closing Date and, with respect to any Subsequent Mortgage Loan, as of the Subsequent Transfer Date (in either case except as otherwise expressly stated) that, as to each Mortgage Loan conveyed to the Trust by it:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule or Subsequent Mortgage Loan
         Schedule is true and correct as of the related Cut-off Date or related Subsequent Transfer Date;

                  (ii) All of the original or certified documentation set forth in Section 2.01 (including all material documents related thereto), with respect to each Mortgage Loan has been or will be delivered to the Trustee on the Closing Date or as otherwise provided in Section 2.01 or
         Section 2.02, as applicable;

                  (iii) Each related Mortgaged Property is improved by a one- to four-family residential dwelling owned by the related Mortgagor in fee simple that is permanently affixed to the land and constitutes real property under the laws of the state in which the Mortgaged Property is located but shall not include co-operatives or mobile homes;

                  (iv) Each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code and no such Mortgage Loan has a loan-to-value ratio (calculated in accordance with the REMIC Provisions) in excess of 125%; none of the Mortgage Loans are either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 C.F.R. ss. 433; with respect to each Mortgage Loan that is a "mortgage" as such term is defined in 15 U.S.C. 1602(aa), no obligor has or will have a claim or defense under such Mortgage Loan;

                  (v) As of the Cut-off Date, no Initial Mortgage Loan included in the Fixed Rate Group has a Combined Loan-to-Value Ratio in excess of 90% and no Initial Mortgage Loan included in Adjustable Rate Group I or Adjustable Rate Group II has a Loan-to-Value Ratio in excess of 95%; except that Mortgage Loans in the Fixed Rate

         Group representing not more than 1.24% of the Original Fixed Rate Group Balance have Combined Loan-to-Value Ratios between 90% and 100%, Mortgage Loans in Adjustable Rate Group I representing not more than 0.50% of the Original Adjustable Rate Group I Balance have Combined Loan-to-Value Ratios between 95% and 100% and Mortgage Loans in Adjustable Rate Group II representing not more than 0.00% of the Original Adjustable Rate Group II Balance have Combined Loan-to-Value Ratios between 95% and 100%;

                  (vi) Each Mortgage Loan was originated by the Seller, an Affiliate of the Seller or by an originator not affiliated with the Seller authorized to originate such Mortgage Loan and is being serviced by the Seller;

                  (vii) Each Initial Mortgage Loan included in the Fixed Rate Group as of the Cut-off Date bears a fixed Mortgage Loan Rate of at least 6.50% per annum, each Initial Mortgage Loan included in Adjustable Rate Group I as of the Cut-off Date is an Adjustable Rate Mortgage Loan that has a Minimum Rate of not less than 7.50% per annum and a Mortgage Loan Rate as of the Cut-off Date of not less than 7.50% per annum and each Initial Mortgage Loan included in Adjustable Rate Group II as of the Cut-off Date is an Adjustable Rate Mortgage Loan that has a Minimum Rate of not less than 7.49% per annum and a Mortgage Loan Rate as of the Cut-off Date of not less than 7.49% per annum; the terms of each Adjustable Rate Mortgage Loan require that adjustments in the related Mortgage Loan Rate be made employing the related Index measured as of a date not more than three months prior to the related adjustment date;

                  (viii) Each Mortgage Note provides for a schedule of substantially level and equal Monthly Mortgage Payments (subject, in the case of an Adjustable Rate Mortgage Loan, to periodic adjustments relating to changes in the Mortgage Loan Rate) that are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, except that, Mortgage Notes with respect to Initial Mortgage Loans in the Fixed Rate Group representing not more than 1% of the initial Fixed Rate Group Balance, provide for level and equal Monthly Mortgage Payments that are sufficient to amortize fully the principal balances of such Notes over a period not exceeding 30 years, with "balloon" payments at stated maturity that are substantially in excess of the Monthly Mortgage Payments;

                  (ix) Each Mortgage is a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the Mortgage Loan Schedule, subject, in the case of any Junior Mortgage Loan, only to any Senior Lien or Senior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to home equity mortgage lending institutions, and such other exceptions to which similar properties are commonly subject and that do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (x) Immediately prior to the sale, transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others, except with respect to liens that will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

                  (xi) The Mortgage Loan Rate for each Adjustable Rate Mortgage Loan will be adjustable on each related Adjustment Date and will equal the sum, rounded upward to the nearest three decimal places, of the Index plus the related Gross Margin, subject to any related Minimum Rates, Maximum Rates or any limitations or periodic adjustments, in each case as specified in the related Mortgage Loan Schedule. No Mortgage Loans in any Mortgage Loan Group are subject to negative amortization.

                  (xii) With respect to any Adjustable Rate Mortgage Loan, no mortgage document in the Mortgage File contains any provision permitting or requiring conversion of the Mortgage Loan to a fixed interest rate nor is the Mortgage Loan Rate conditioned upon Mortgagor maintaining accounts with Seller;

                  (xiii) As of the Closing Date or Subsequent Cut-off Date, as appropriate (a) no Mortgage Loan had two or more Monthly Mortgage Payments past due and (b) not more than 3.36% of the Initial Mortgage Loans (by Original Pool Balance) had one or more Monthly Mortgage Payments past due;

                  (xiv) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, there is no delinquent tax or assessment lien on any Mortgaged Property, and, to the best knowledge of the Seller, each Mortgaged Property is free of damage and is in good repair and is not affected by hazardous or toxic wastes or substances;

                  (xv) There is no offset, right of rescission, counterclaim or defense, including the defense of usury, with respect to any Mortgage Note or Mortgage, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right to rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xvi) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, there is no mechanic's lien or claim for work, labor or material affecting any Mortgaged Property that is or may be a lien prior to, or equal to or on a parity with, the lien of the related Mortgage except those that are insured against by any title insurance policy referred to in paragraph (xvii) below;

                  (xvii) To the best of the Seller's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  (xviii) With respect to each Mortgage Loan, a lender's title insurance policy (issued in standard form by a title insurance company authorized to transact business in the state where the related Mortgaged Property is located), in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid lien of record on the real property described in the related Mortgage (subject only to exceptions of the character referred to in paragraph (viii) above), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy is in full force and effect and thereafter such policy shall continue in full force and effect and shall inure to the benefit of the Certificateholders upon consummation of the transactions contemplated by this Agreement;

                  (xix) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, either (a) the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (a) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or (c) the full insurable value of the Mortgaged Property or (b) in the case of a Junior Mortgage Loan, a policy has been issued by a generally acceptable carrier that will cover the full Principal Balance of such Junior Mortgage Loan in the event of a loss covered by a hazard typically insured against by the type of policy referred to in clause (xviii)(a);

                  (xx) If any Mortgaged Property is in an area identified in the Federal Register by FEMA as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration, if obtainable with respect to such Mortgaged Property, is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xxi) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed; with respect to each Mortgage Loan, only one original Mortgage Note exists;

                  (xxii) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to each Mortgage Loan, including any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (xxiii) As of the Cut-off Date, Initial Mortgage Loans representing no more than 1% of the Original Fixed Rate Group Balance, Initial Mortgage Loans representing no more than 1% of the Original Adjustable Rate Group I Balance and Initial Mortgage Loans representing no more than 1% of the Original Adjustable Rate Group II Balance, respectively, are secured by Mortgaged Properties located within any single zip code area;

                  (xxiv) Each original Mortgage has been recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage (other than the assignment from the Seller to the Trustee and any assignment to the Seller or an affiliate thereof) have been recorded in the appropriate jurisdictions as to which no Opinion of Counsel was delivered pursuant to Section 2.01 or 2.02, as applicable, or such Mortgages and assignments are in the process of being recorded);

                  (xxv) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument that has been recorded, if necessary, to protect the interest of the Certificateholders and the Certificate Insurer and that has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

                  (xxvi) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor either have been complied with or are not yet required to be complied with but will be complied with as and when required. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                  (xxvii) No Mortgage Note is or has been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage;

                  (xxviii) No Mortgage Loan was originated under a buydown plan;

                  (xxix) No Mortgage Loan has a shared appreciation feature or other contingent interest feature;

                  (xxx) Each Mortgaged Property consists of one or more contiguous parcels of real property with a residential dwelling erected thereon;

                  (xxxi) Each Mortgage Loan contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  (xxxii) Any advances made to the Mortgagor after the date of origination of a Mortgage Loan but prior to the related Cut-off Date or Subsequent Cut-off Date, as appropriate, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount as of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, does not exceed the original principal amount of the related Mortgage Loan and is reflected as the current principal amount of such Mortgage Loan on the Mortgage Loan Schedule;

                  (xxxiii) To the best knowledge of the Seller, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                  (xxxiv) To the best knowledge of the Seller, all of the improvements that were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property except those that are identified in the related title insurance policy and affirmatively insured;

                  (xxxv) To the best knowledge of the Seller, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under applicable law;

                  (xxxvi) With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders or the Trust to any trustee under any deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (xxxvii) With respect to each Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                  (xxxviii) Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including by trustee's sale and by judicial foreclosure and there is no homestead or other exemption available to the related Mortgagor that would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose upon the related Mortgaged Property;

                  (xxxix) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach violation or event of acceleration;

                  (xl) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement that has been approved by the primary mortgage guaranty insurer, if any, and the Certificate Insurer, and that has been delivered to the Trustee;

                  (xli) The maturity date of each Junior Mortgage Loan is at least 12 months prior to the maturity date of the related Senior Lien if such Senior Lien provides for a balloon payment;

                  (xlii) As of the Cut-off Date, at least 91% of the Initial Mortgage Loans in the Fixed Rate Group (by Original Fixed Rate Group Balance), at least 93% of the Initial Mortgage Loans in Adjustable Rate Group I (by Original Adjustable Rate Group I Balance) and at least 95% of the Initial Mortgage Loans in Adjustable Rate Group II (by Original Adjustable Rate Group II Balance) are secured by Mortgaged Properties that are maintained by the related Mortgagors as primary residences;

                  (xliii) There are no defaults (other than delinquencies) in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, other than interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the date that precedes by one month the due date of the first installment of principal and interest;

                  (xliv) To the best of the Seller's knowledge, all parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise during the period in which they held and disposed of such interest, were and either are now or, in the case of subclause (1) of this clause, will be within 30 days of the Closing Date or Subsequent Cut-off Date, as appropriate, (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xlv) No Mortgage Loan was selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                  (xlvi) A full appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan, and such appraisal is the appraisal referred to in determining the Appraised Value of such Mortgaged Property;

                  (xlvii) With respect to each Junior Mortgage Loan, the related Senior Lien requires equal monthly payments or, if such Senior Lien bears an adjustable interest rate, the monthly payments for such Senior Lien may be adjusted no more frequently than monthly;

                  (xlviii) With respect to any Junior Mortgage Loan with a related Senior Lien that provides for negative amortization or an open-end feature that permits additional borrowings, the balance of such Senior Lien reflected on the Mortgage Loan Schedule and used to calculate the Combined Loan-to-Value Ratio for such Junior Mortgage Loan is based on the maximum amount of negative amortization, deferred interest or maximum amount of borrowings permitted under such Senior Lien;

                  (xlix) The Company has not required the Mortgagor to sign a letter in connection with the origination of any Mortgage Loan in which such Mortgagor indicates its inability to repay such Mortgage Loan in accordance with the terms of the related Mortgage Note;

                  (l) Each Adjustable Rate Mortgage Loan that (i) has a first Adjustment Date within six months of its origination date was underwritten or re-underwritten as though such Mortgage Loan would bear a rate of interest equal to related Index plus the related Gross Margin and (ii) has a first Adjustment Date more than six months after its origination date was underwritten or re-underwritten as though such Mortgage Loan would bear a rate of interest equal to its specified initial interest rate;

                  (li) As of the related Cut-off Date or Subsequent Cut-off Date, as appropriate, no Mortgage Loan in any Mortgage Loan Group was secured by more than one Mortgaged Property;

                  (lii) With respect to each Adjustable Rate Mortgage Loan, all of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable; such adjustments will not affect the priority of the Mortgage lien and all of the adjustments have been properly calculated, recorded, reported and applied in accordance with the Mortgage and applicable law;

                  (liii) All insurance policies, other than any primary mortgage insurance policies purchased by the Seller or Servicer or any of its affiliates, are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. Such insurance policies require prior notice to the insured of termination or cancellation and no such notice has been received, each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (liv) None of the Mortgage Loans is subject to a plan of bankruptcy and no Mortgagor has sought protection or relief under any state or federal bankruptcy or insolvency law during the term of the related Mortgage;

                  (lv) At least 95% of the Initial Mortgage Loans in the Fixed Rate Group (by Original Fixed Rate Group Balance), at least 97% of the Initial Mortgage Loans in Adjustable Rate Group I (by Original Adjustable Rate Group I Balance) and at least 97% of the Initial Mortgage Loans in Adjustable Rate Group II (by Original Adjustable Rate Group II Balance) have Monthly Mortgage Payments due during the first Collection Period commencing after the calendar month during which such Mortgage Loan is included in the Trust;

                  (lvi) All Mortgage Loans were underwritten or re-underwritten in accordance with the underwriting guidelines of the Company;

                  (lvii) To the knowledge of the Seller, no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Mortgagor, any appraiser, any builder or developer, or any other party having statutory or common law liabilities with respect to the origination of the Mortgage Loan or in any related application for insurance in relation to such Mortgage Loan;

                  (lviii) To the knowledge of the Seller, certain Mortgage Loans are secured by Mortgaged Properties upon which are affixed manufactured housing or modular homes, provided that it is the intent and agreement of the parties hereto that this representation shall be deemed breached if any Mortgage Loan is determined to be secured by a Mortgaged Property upon which is affixed manufactured housing or a modular home and such Mortgage Loan is subject to a foreclosure which results in a Realized Loss;

                  (lix) There was no fraud involved in the origination of any Mortgage Loans by the mortgagee or the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loans;

                  (lx) No Mortgage Loan is 60 days or more contractually delinquent as of the Cut-off Date and no Subsequent Mortgage Loan will be 60 days or more contractually delinquent as of its Subsequent Transfer Date (and accordingly there are no Restricted Mortgage Loans required to be listed in Schedule III);

                  (lxi) All requirements for the valid transfer of each PMI Policy, including any assignments or notices required in each PMI Policy, have been satisfied;

                  (lxii) As of the Closing Date with respect to each Mortgage Loan that is subject to a PMI Policy, the Seller has not taken any action, or omitted to take any action, and there are no circumstances that would cause the PMI Insurer to deny a claim with respect to such Mortgage;

                  (lxiii) As of the Cut-off Date, not more than 69% of the Initial Mortgage Loans included in the Fixed Rate Group are "cash-out refinance" Mortgage Loans (as such term is described under the Company's underwriting guidelines), not more than 45% of the Initial Mortgage Loans included in Adjustable Rate Group I are "cash-out refinance" Mortgage Loans and not more than 52% of the Initial Mortgage Loans included in Adjustable Rate Group II are "cash-out refinance" Mortgage Loans;

                  (lxiv) The information set forth in the Prepayment Charge Schedule (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law;

                  (lxv) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.22; and

                  (lxvi) On the Closing Date, as measured by the Cut-off Date aggregate Principal Balance, 85.02% of the Mortgage Loans having Loan-to-Value Ratios exceeding 80% are covered by the PMI Policy.

                  (lxvii) As of the Cut-off Date, not more than 7.00% of the Initial Mortgage Loans in the Fixed Rate Group, none of the Initial Mortgage Loans in Adjustable Rate Group I and not more than 13.00% of the Initial Mortgage Loans in Adjustable Rate Group II were subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA"). The Seller has procedures in place to ensure compliance with the requirements of HOEPA and the Initial Mortgage Loans were originated in compliance with such procedures and requirements.

                  (lxviii) No proceeds from any Initial Mortgage Loan were used to finance single-premium credit, life and disability insurance policies.

                  (lxix) No Initial Mortgage Loan will impose a prepayment charge for a term in excess of five years.

         It is understood and agreed that the representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust and the issuance, sale and delivery of the Certificates. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Seller as to the facts stated therein, which breach materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the Trustee which shall inform the other parties hereto, each of the Rating Agencies and the Certificate Insurer and take such other action as it deems appropriate pursuant to Section 9.01.

         Within 60 days of its discovery or its receipt of notice of such breach, the Seller shall use all reasonable efforts to cure such breach in all material respects. Unless, prior to the expiration of such 60-day period, such breach has been cured in all material respects or otherwise does not exist or continue to exist, the Seller shall, not later than the Deposit Date in the month following the related Collection Period in which any such cure period expired, but in all events within 90 days of the earlier of the discovery of the breach or the Seller's receipt of notice of breach (or at the election of the Seller, an earlier Collection Period), either (I) repurchase such Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, repurchase Mortgage Loans such that, after giving effect to such repurchase, the related representation and warranty would be complied with) (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trust in the same manner and subject to the same conditions as set forth in Section 2.03 or (II) remove such Mortgage Loan and substitute in its place a Qualified Replacement Mortgage Loan (or, in the case of any representation and warranty stated above in terms of minimum or maximum aggregate percentage amounts, remove such Mortgage Loans and substitute in their place Qualified Replacement Mortgage Loans such that, after giving effect to such substitution, the related representation and warranty would be complied with) in the same manner and subject to the same conditions as set forth in
Section 2.03. Upon making any such repurchase or substitution, the Seller shall be entitled to receive an instrument of assignment or transfer from the Trustee, without recourse to the Trustee, to the same extent as set forth in Section 2.03 with respect to the repurchase of or substitution for Defective Mortgage Loans under that Section. It is understood and agreed that the obligation of the Seller to repurchase or substitute any such Defective Mortgage Loan (or property acquired in respect thereof or insurance policy or current or future insurance proceeds with respect thereto) shall constitute the sole remedy against it respecting such breach of the foregoing representations or warranties available to the Certificateholders or the Trustee, as the case may be, and such obligation shall survive any resignation or termination of the Company as Servicer under this Agreement.

         Notwithstanding the foregoing, a substitution of a Mortgage Loan by the Seller for a breach will not be made unless the Trustee and the Certificate Insurer receive an Officer's Certificate of the Seller certifying that the Qualified Replacement Mortgage Loan conforms to the requirements of this Agreement and an Opinion of Counsel that such substitution will not be a "prohibited transaction" as defined in Section 860F(a)(2) of the Code. Any substitution must be effected not later than two years after the Closing Date, or within such longer period of time as may be permitted under the REMIC Provisions for substitution of mortgage loans.

         Section 2.06 Execution and Authentication of Certificates. The Trustee shall on behalf of the Trust, not in its individual capacity but solely as Trustee, cause to be executed, and delivered on the Closing Date to or upon the order of the Seller, in exchange for the Mortgage Loans and the other assets comprising the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Mortgage Loans, each Class of Certificates duly executed by the Trustee, and authenticated by the Trustee, pursuant to Section 6.01, in authorized denominations, equaling, 100% of the Percentage Interests in each Class, and collectively evidencing the entire ownership of the Trust.

         Section 2.07 Reserved.

         Section 2.08 Indemnification of the Trust. The Seller shall indemnify the Trust for any liability incurred thereby as a result of a breach of the representation and warranty set forth in clause (xvii) of Section 2.05 (without regard to any limitation therein relating to the knowledge of the Seller). This indemnity obligation shall be in addition to any other obligation the Seller may have in connection with any such breach.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS;
                               CERTIFICATE ACCOUNT

         Section 3.01 The Servicer and the Sub-Servicers. Acting directly or through one or more Sub-Servicers as provided in Section 3.15, the Servicer, as servicer, shall administer the Mortgage Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable home equity mortgage loans that it services for itself or others. The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to



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

Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Monthly Advances and Servicing Advances pursuant to Section 5.02. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer, to the extent not in conflict with the provisions of this Agreement. Notwithstanding the appointment of any Sub-Servicer, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement. The Servicer shall maintain all licenses and qualifications necessary to perform its servicing obligations hereunder in the jurisdictions in which it services Mortgage Loans. If the Servicer commences directly to service a material number or principal amount of Mortgage Loans with related Mortgaged Properties located in any other state, the Servicer will use its reasonable efforts promptly to obtain, and thereafter to maintain, all licenses and qualifications necessary to perform its servicing obligations hereunder in each such state. Each Sub-Servicer shall maintain all licenses and qualifications necessary to perform its servicing obligations in the states where the Mortgaged Properties to which the applicable Sub-Servicing Agreement relates are located. The Servicer shall cooperate with the Trustee and furnish to the Trustee such information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder. The Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Without limiting the generality of the foregoing, the Servicer (i) shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties (ii) may consent to any modification of the terms of any Mortgage Note not expressly prohibited hereby if the effect of any such modification will not be to materially and adversely affect the security afforded by the related Mortgaged Property or to decrease or slow (other than as permitted by Section 3.02(a)(ii)) the timing of receipt of any payments required thereunder and (iii) shall not consent to the placing of a lien senior to or on parity with that of the Mortgage on the related Mortgaged Property.

         The Servicer may but shall not be obligated to sue to enforce or collect on any of the Mortgage Loans or any insurance policy covering a Mortgage Loan, in its own name if possible, or on behalf of the Trust. If the Servicer commences a legal proceeding to enforce a Mortgage Loan or any such insurance policy, the Trustee shall thereupon be deemed to have automatically assigned the Mortgage Loan or the rights under such insurance policy to the Servicer for purposes of collection only. If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on a Mortgage Loan or any insurance policy covering a Mortgage Loan on the ground that it is not a real party in interest or a holder entitled to enforce such Mortgage Loan or such insurance policy, as the case may be, then the Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with such powers of attorney and other documents as are necessary or appropriate to enable the Servicer to enforce such Mortgage Loan or insurance policy, as the case may be. Amounts expended by the Servicer under this paragraph shall be considered Servicing Advances.



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

         The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The parties intend that each REMIC Pool shall constitute a REMIC, and that the affairs of each REMIC Pool shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, (i) the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each REMIC Pool, and that in such capacity it shall: (a) use its best efforts to conduct the affairs of such REMIC Pool at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC Pool or that would subject such REMIC Pool to tax, including the modification of a qualified mortgage that would subject such REMIC Pool to tax; and (c) exercise reasonable care not to allow such REMIC Pool to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC, and (ii) the Holder of the Class R Certificates covenants and agrees that it shall (a) pay the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on any REMIC Pool when and as the same shall be due and payable (but such obligation shall not prevent the Holder of the Class R Certificates or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Holder of the Class R Certificates from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (b) pay the amount of any and all taxes imposed on any REMIC Pool pursuant to Sections 24870, 24874 and 23153 of the California Revenue and Taxation Code. The Holder of the Class R Certificates shall not be entitled to reimbursement for any taxes paid pursuant to this Section.

         Section 3.02 Collection of Certain Mortgage Loan Payments; Collection Account and Certificate Account.

         (a) The Servicer shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows from time to time with respect to home equity mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer shall always at least follow collection procedures that are consistent with standard industry practices. Consistent with the foregoing, and subject to the limitations in Section 3.05, the Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, if any, excluding Prepayment Charges, or other fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable home equity mortgage loans subject to such Act; provided , however, that the Servicer shall give the Certificate Insurer prompt written notice of any such action.

         (b) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts that in the aggregate are the Collection Account. All amounts held in the Collection Account shall be invested by the depository institution or trust company then maintaining the account at the written direction of the Servicer in Permitted Investments that mature not later than the Deposit Date next succeeding the date of investment. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel that such sale or disposition will not cause any REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject any REMIC Pool to tax or cause any REMIC Pool to fail to qualify as a REMIC and delivered copies thereof to the Trustee and the Certificate Insurer. The Servicer shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred to Certificate Account on a first-in, first-out basis. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Collection Account immediately upon the realization of such loss.

         (c) Subject to Section 3.02(d), the Servicer shall deposit in the Collection Account each of the following payments on and collections in respect of the Mortgage Loans as soon as practicable, but in no event later than the close of business on the second Business Day after its receipt thereof:

                  (i) all payments in respect of or allocable to interest on the Mortgage Loans (including any net income from REO Properties);

                  (ii) all Principal Payments;

                  (iii) all Payments Ahead;

                  (iv) all Net Liquidation Proceeds;

                  (v) all Trust Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.04); and

                  (vi) all Prepayment Charges.

         The Servicer shall replace such amounts previously withdrawn from the Collection Account and applied by the Servicer towards the payment of a Monthly Advance pursuant to Section 5.02(a) or towards the payment of a Servicing Advance pursuant to Section 5.02(b) by depositing into the Collection Account on or prior to the Deposit Date immediately following such withdrawal an amount equal to the total of all such amounts applied to the payment of a

Servicing Advance and those amounts applied to the payment of a Monthly Advance required to be deposited pursuant to Section 5.01(b).

         The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing fees, late payment charges, charges for checks returned for insufficient funds, if any, or extension or other administrative charges (excluding Prepayment Charges) paid by Mortgagors or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. The amounts deposited in the Collection Account are subject to withdrawal, from time to time, to make deposits into the Certificate Account pursuant to Section 3.02(e), to pay itself the Monthly Servicing Fee pursuant to Section 3.08 and to make Servicing Advances or to reimburse itself for Servicing Advances, as applicable, in either case in accordance with Section 5.02(b), to make Monthly Advances or to reimburse itself for payments of Monthly Advances, as applicable, in either case in accordance with Section 5.02(a). In addition, if the Servicer deposits in the Collection Account any amount not required to be so deposited or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (d) Upon such terms as the Certificate Insurer and the Rating Agencies may approve, the Servicer may make the deposits to the Collection Account referred to in Section 3.02(c) on a later day than the second Business Day after receipt of the amounts required to be so deposited, which terms and later day shall be specified by the Certificate Insurer and the Rating Agencies and confirmed to the Trustee and the Servicer in writing.

         (e) The Trustee shall establish and maintain the Certificate Account. The Certificate Account shall be an Eligible Account segregated on the books of the Trustee and held by the Trustee in trust, and the Certificate Account and the amounts deposited therein shall not be subject to any claim, liens or encumbrances of any creditors or depositors of the Trustee or the Company (whether made directly or indirectly through a liquidator, receiver or trustee in bankruptcy of the Trustee or the Company). At or before 2:00 p.m. Los Angeles time on each Deposit Date, the Servicer shall withdraw from the Collection Account all amounts on deposit therein that constitute any portion of Available Funds for a Mortgage Loan Group and the related Distribution Date (including any amounts therein that are being held for distribution on a subsequent Distribution Date which are being applied toward the Monthly Advance for the related Distribution Date pursuant to Section 5.02(a)) and all Prepayment Charges collected during the related Collection Period and remit such amounts to the Trustee for deposit in the Certificate Account. In addition, any Compensating Interest and Monthly Advances required to be made by the Servicer for the related Mortgage Loan Group in respect of the related Distribution Date and any amounts required to be deposited into the Certificate Account in connection with a purchase or repurchase of any Mortgage Loans in such Mortgage Loan Group or any shortage on such Mortgage Loans by the Seller or the Servicer pursuant to Section 2.03, 2.05, 3.01, 3.06 or 10.01 or a substitution of a Qualified Replacement Mortgage Loan pursuant to Section 2.03 or 2.05, or in connection with a purchase of Mortgage Loans by the Servicer pursuant to Section 10.01 or in connection with the Servicer's failure to adjust the Mortgage Loan Rate on an Adjustable Rate Mortgage Loan, shall be remitted to the Trustee for deposit in the Certificate Account on the applicable Deposit Date. On the Closing Date, the Class P Deposit shall be deposited in to the Certificate Account. Any amounts held in the Certificate Account (other than the Class P Deposit) may be invested at the written direction of the Servicer in Permitted Investments upon the same terms and conditions as those specified in clause (b) above with respect to the Collection Account except that such investments shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment, and in the absence of such direction the Trustee shall invest in Permitted Investments described in clause (e) of the definition of Permitted Investments. All net income and gain realized from any such investment shall be for the benefit of the Servicer as additional servicing fee; except that the net income and gain realized from such investments in respect of the Business Day immediately preceding any Distribution Date shall be for the benefit of the Trustee as additional trustee fee, and shall be subject to its withdrawal or order from time to time. Any losses realized in connection with any such investment shall be for the account of the Servicer and the Servicer shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account immediately upon the realization of such loss.

         Section 3.03 Additional Servicing Responsibilities for the Adjustable Rate Mortgage Loans. The Servicer shall enforce each Adjustable Rate Mortgage Loan and shall timely calculate, record, report and apply all Mortgage Loan Rate adjustments in accordance with the related Mortgage Note. The Servicer's records shall, at all times, reflect then-current Mortgage Loan Rate and Monthly Mortgage Payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Loan Rate and the Monthly Mortgage Payment. If the Servicer fails to adjust the Mortgage Loan Rate or the Monthly Mortgage Payment in accordance with the terms of the Mortgage Note for the related Adjustable Rate Mortgage Loan, or if the Servicer fails to notify the related Mortgagor of any such adjustment as required under the terms of such Mortgage Note, or if any liability, claim or defense arises with respect to any Adjustable Rate Mortgage Loan solely as a result of any such failure, the Servicer shall pay, from its own funds and without right of reimbursement therefor, any shortage in amounts collected or collectible on the related Adjustable Rate Mortgage Loan that results. The Servicer shall deposit any amounts in respect of such shortage in the Certificate Account on the Deposit Date with respect to the related Collection Period.

         Section 3.04 Hazard Insurance Policies. The Servicer shall cause to be maintained for each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has been acquired by the Trust upon foreclosure, by deed in lieu of foreclosure or comparable conversion), hazard insurance (including flood insurance coverage, if obtainable, to the extent such property is located in a federally designated flood area in such amount as is required under applicable FEMA guidelines) with extended coverage in an amount that is not less than the least of (i) the maximum insurable value from time to time of the improvements that are a part of such property, or (ii) the combined principal balance of such Mortgage Loan and the principal balance of each mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith; provided, further that such hazard insurance shall be in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each such hazard insurance policy shall contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee and shall require prior notice to the insured of termination or cancellation. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account or Certificate Account, as the case may be, in accordance with Section
3.02 to the extent that they constitute Net Liquidation Proceeds or Trust Insurance Proceeds. If the Servicer shall obtain and maintain a blanket policy, issued by an insurer acceptable to each Rating Agency and the Certificate Insurer, insuring against such hazard losses, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause that is in form and substance consistent with standard industry practice, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account in accordance with Section 3.02 the amount not otherwise payable under the blanket policy because of such deductible clause.

         Section 3.05 Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements. In any case in which property subject to a Mortgage is voluntarily conveyed by the Mortgagor, the Servicer shall enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted by such Mortgage Note or Mortgage, applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer may take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and the Mortgagor remains liable thereon or, if the Person to whom such Mortgaged Property has been or is about to be conveyed satisfies the Servicer's then-current underwriting standards for home equity mortgage loans similar to the Mortgage Loans, and the Servicer in its reasonable judgment finds it appropriate, is released from liability thereon. The Servicer shall give the Certificate Insurer prompt written notice of the entering into of any such assumption and modification agreement. If the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section and the Servicer shall forward to the Trustee the original of such assumption and modification agreement. Such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Loan Rate shall not be reduced (but may be increased), the Principal Balance of such Mortgage Loan shall not be changed and the term of such Mortgage Loan will not be extended beyond the existing term of such Mortgage Loan. Any fee collected by the Servicer for entering into any such agreement shall be retained by the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph of this Section 3.05 or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reasons of any assumption of a Mortgage Loan, or transfer of any Mortgaged Property without the assumption thereof, by operation of law or any assumption or transfer that the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

         Section 3.06 Realization upon Liquidated Mortgage Loans. Subject to the limitations set forth in this Section 3.06 with respect to Restricted Mortgage Loans, the Servicer, on behalf of the Trust, shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02(a); provided that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances, then the Servicer shall not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding, unless otherwise directed in writing by the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related Senior Lien, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general first, second and third lien one- to four-family mortgage loan servicing activities (including the procurement of a drive-by appraisal of the related Mortgaged Property prior to foreclosure or other conversion). The foregoing is subject to the proviso that neither the Servicer nor the Trustee shall be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related Senior Lien or restoration of any Mortgaged Property unless, in the reasonable judgment of the Servicer, such foreclosure, correction or restoration will increase Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan). Amounts expended by the Servicer under this paragraph shall be considered Servicing Advances.

         To the extent the Net Liquidation Proceeds derived from any such foreclosure or conversion exceed the unpaid Principal Balance of the related Mortgage Loan and accrued interest thereon at the applicable Mortgage Loan Rate to the related due date during the Collection Period in which such foreclosure or conversion occurs (net of any related Monthly Advances or Servicing Advances that were unreimbursed prior to the receipt of such Net Liquidation Proceeds), such excess shall be paid to the Holder of the Class R-I Certificate.

         Neither the Trust nor the Trustee on behalf of the Trust shall complete foreclosure proceedings with respect to any Restricted Mortgage Loan. In lieu of foreclosure, any Restricted Mortgage Loan shall be repurchased or substituted in accordance with and subject to the limitations contained in Section 2.05.

         Notwithstanding the foregoing, the Servicer, at its sole option, may purchase from the Trust on any Deposit Date any Mortgage Loan as to which the related Mortgagor has failed to make full Monthly Mortgage Payments as required under the related Mortgage Note for three consecutive months at any time following the Cut-off Date and prior to such Deposit Date at a price equal to the Purchase Price by depositing such amount in the Certificate Account on such Deposit Date pursuant to Section 3.02; provided, however, that the aggregate Principal Balances of the Mortgage Loans purchased by the Servicer pursuant to the exercise of the option granted in this sentence shall not exceed 3% of the sum of the Original Pool Balance plus the amount of the Prefunding Account Deposit and such Mortgage Loans may purchased only in the order of the most delinquent to the least delinquent, unless otherwise approved by the Certificate Insurer.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders, and the Servicer shall manage, conserve, protect and operate each such Mortgaged Property for the Certificateholders solely for the purpose of its prompt disposition and sale. The Servicer shall use its best efforts to dispose of each such Mortgaged Property as expeditiously as possible consistent with the goal of maximizing Net Liquidation Proceeds (taking into account any unreimbursed Monthly Advances made or expected to be made with respect to such Mortgage Loan). Neither the Trustee nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of any such Mortgaged Property.

         In the event that the Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by the Servicer on behalf of the Trust before the last day of the third calendar year following the year in which the foreclosure occurred (the "grace period") unless (i) the Servicer on behalf of the REMIC Pools has applied for and received an extension of such grace period pursuant to Code Sections 856(e)(3) and 860G(a)(8)(A), in which case the Servicer shall sell such Mortgaged Property within the applicable extension period or (ii) the Trustee and the Certificate Insurer shall have received an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the expiration of the grace period will not result in a tax on prohibited transactions imposed by Code Section 860F(a)(1), or otherwise subject any REMIC Pool to tax or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by any REMIC Pool of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that no REMIC Pool derives any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

         Section 3.07 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of the principal balance of any Mortgage Loan, if the Trustee is holding the Mortgage Files, the Servicer shall notify the Trustee by a certification in the form of Exhibit H hereto (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited to the Collection Account pursuant to Section

3.02 have been so deposited) of a Servicing Officer. Such notification shall be made each month at the time that the Servicer delivers its Servicer Remittance Report to the Trustee pursuant to Section 4.01. Upon any such payment in full, the Servicer is authorized to procure from such trustee under the Mortgage that secured the related Mortgage Note a deed of full reconveyance covering the related Mortgaged Property encumbered by such Mortgage, which deed, except as otherwise provided in Section 2941(c) of the California Civil Code or other applicable law, shall be recorded by such trustee in the office of the County Recorder in which the Mortgage is recorded, or, as the case may be, to procure from such trustee an instrument of satisfaction or, if the related Mortgagor so requests, an assignment without recourse, in each case prepared by the Servicer at its expense and executed by the Trustee, which deed of reconveyance, instrument of satisfaction or assignment shall be delivered by the Servicer to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such deed of reconveyance, assignment or instrument of satisfaction shall be reimbursed from amounts at the time on deposit in the Collection or Certificate Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents prepared by the Servicer as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall state that the Servicer is holding the Mortgage File in trust for the Trustee and shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

         Section 3.08 Servicing Compensation; Payment of Certain Expenses by the Servicer. On each Deposit Date, the Servicer shall be entitled to receive, by withdrawal by the Servicer from the Collection Account, out of collections of interest on the Mortgage Loans for the related Collection Period, as servicing compensation for such Collection Period, the Monthly Servicing Fee. Additional servicing compensation shall be assumption fees, late payment charges, charges for checks returned for insufficient funds, or extension and other administrative charges received by the Servicer (excluding Prepayment Charges) and any earnings on investments by the Servicer of amounts held in escrow accounts established thereby on behalf of Mortgagors (any such investments to be made in compliance with applicable law). The Servicer is obligated to pay Compensating Interest out of the related Monthly Servicing Fee on each Deposit Date, to the extent of the amount of the Monthly Servicing Fee, and shall not be entitled to reimbursement therefor. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees and expenses relating to the Annual Independent Public Accountant's Servicing Report described in Section 3.10, and all other fees and expenses not otherwise expressly stated hereunder for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.09 Annual Statement as to Compliance.

         (a) The Servicer will deliver to the Trustee, the Seller the Certificate Insurer and each Rating Agency, on or before September 30 of each year, beginning with September 30, 2001, an



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

Officer's Certificate of the Servicer substantially in the form set forth in Exhibit F hereto stating that (a) a review of the activities of the Servicer during the preceding calendar year (or since the Closing Date in the case of the first such statement) and of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year (or since the Closing Date in the case of the first such statement), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Trustee, with a copy to the Certificate Insurer, the Seller, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event that with the giving of notice or the lapse of time, or both, would become an Event of Default.

         Section 3.10 Annual Independent Public Accountants' Servicing Report. On or before May 31 of each year, beginning with May 31, 2001, the Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Seller, the Certificate Insurer and each Rating Agency to the effect that such firm has examined certain documents and records (including the Servicer Remittance Reports delivered by the Servicer during the period covered by such reports) relating to the servicing activities of the Servicer (which would include servicing of Mortgage Loans under this Agreement) for the period covered by such report, and that such examination (which will have been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in this Agreement), has disclosed no exceptions or errors in records relating to the servicing activities of the Servicer, including servicing of Mortgage Loans subject to this Agreement, that, in the opinion of such firm, are material, except for such exceptions as shall be set forth in such report.

         Section 3.11 Access to Certain Documentation and Information Regarding the Mortgage Loans.

         (a) The Servicer shall provide to Certificateholders that are federally insured savings associations and the FDIC and its supervisory agents and examiners access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, and to the Trustee and the Certificate Insurer all documentation relating to the Mortgage Loans that is in the possession of the Servicer, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. The Servicer shall accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         (b) The Servicer shall supply information to the Trustee in such form as the Trustee shall reasonably request, by the start of the third Business Day preceding each Distribution Date, as is required in the Trustee's reasonable judgment to enable the Trustee to make required distributions and to furnish the certificates, statements and reports to Certificateholders required pursuant to this Agreement.

         Section 3.12 Maintenance of Fidelity Bond and Errors and Omissions Policy. The Servicer shall during the term of its service as Servicer maintain in force a (a) policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) fidelity bond in respect of its officers, employees and agents, in each case having coverage amounts that satisfy FNMA or FHLMC requirements for mortgage loan originators and servicers.

         Section 3.13 Notices to the Rating Agencies, the Trustee and the Certificate Insurer. In addition to the other notices required to be given to the Rating Agencies, the Trustee and the Certificate Insurer by the provisions of this Agreement, the Servicer shall give notice to each Rating Agency, the Trustee, the Seller and the Certificate Insurer of (a) any amendment to this Agreement, (b) the final distribution on the Offered Certificates, (c) the occurrence of an Event of Default and (d) the repurchase, purchase or substitution, as applicable, of any Mortgage Loan pursuant to Section 2.03, 2.05, 3.01 or 3.06 by the Seller or Servicer, as the case may be.

         Section 3.14 Reports of Foreclosures and Abandonment of Mortgaged Properties. Each calendar year beginning in 2001 the Servicer shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Code Section 6050J. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, shall provide to the Internal Revenue Service and the Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 3.15 Sub-Servicers and Sub-Servicing Agreements.

         (a) The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution that is acceptable to the Certificate Insurer and that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Servicer shall give notice to the Certificate Insurer, the Seller, the Rating Agencies and the PMI Insurer of the appointment of any Sub-Servicer. The Servicer shall not enter into any Sub-Servicing Agreement that does not provide for the servicing of the Mortgage Loans specified therein on a basis consistent with the terms of this Agreement or that otherwise violates the provisions of this Agreement. The

Servicer may enter into, and make amendments to, any Sub-Servicing Agreement or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or forms shall be consistent with and not violate the provisions of this Agreement.

         (b) For purposes of this Agreement the Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. With respect to the Servicer's obligations under Section 3.01 to make deposits in the Collection Account, the Servicer shall be deemed to have made such deposits when any Sub-Servicer has made such deposits into a Sub-Servicing Account if permitted by the related Sub-Servicing Agreement.

         (c) Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Certificate Insurer and the Trustee shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer, except that the Trustee and the Certificate Insurer shall have such claims or rights that arise as a result of any funds held by a Sub-Servicer in trust for or on behalf of the Trust. Notwithstanding the execution of any Sub-Servicing Agreement, the Servicer shall not be relieved of any liability hereunder and shall remain obligated and liable for the servicing and administration of the Mortgage Loans.

         (d) The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement but only with the prior consent of the Certificate Insurer. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer. The Sub-Servicer shall give written notice to the Trustee, the Seller and the Certificate Insurer of the termination of any Sub-Servicer.

         (e) Any Sub-Servicing Agreement shall include the provision that (i) such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default) or (ii) clearly and unambiguously states that any termination fee is the sole responsibility of the Servicer and none of the Trust, the Trustee, the Seller, the Certificateholders or the Certificate Insurer has any liability therefor, regardless of the circumstances surrounding such termination.

         Section 3.16 Prefunding Account.

         (a) If a Prefunding Account is specified in Article I, the Trustee will establish and maintain the Prefunding Account. No later than the Closing Date, the Trustee will deposit in the Prefunding Account the Prefunding Account Deposit from the proceeds of the sale of the Offered Certificates. Subject to this Section, upon the conveyance of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Seller shall instruct the Trustee to withdraw from the

Prefunding Account (i) an amount equal to the Subsequent Purchase Price for the Subsequent Mortgage Loans to be included in each Mortgage Loan Group and make a corresponding reduction in the amount on deposit in the Prefunding Account allocated to such Mortgage Loan Group, and to pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section
2.02 of this Agreement with respect to such transfer.

         (b) The Prefunding Account will be part of the Trust but not part of any REMIC Pool. Amounts held in the Prefunding Account shall be invested in Permitted Investments of the type specified in clause (f) of the definition of Permitted Investments. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. Any losses realized in connection with any such investment shall be for the account of the Seller and the Seller shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Prefunding Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Prefunding Account shall be taxed to the Seller and for federal and state income tax purposes the Seller shall be deemed to be the owner of the Prefunding Account. All interest and any other investment earnings on amounts held in the Prefunding Account shall be paid by the Trustee to the Seller on the Distribution Date next following the end of the Funding Period.

         (c) On the Distribution Date next following the end of the Funding Period, any amounts remaining in the Prefunding Account (net of reinvestment earnings payable to the Seller) shall be deposited at such time into the Certificate Account for distribution in the related allocated amounts as part of the Principal Distribution Amount for the related Certificate Group on such Distribution Date.

         Section 3.17 Capitalized Interest Account.

         (a) Unless all Subsequent Mortgage Loans are purchased by the Trust on the Closing Date, or unless a Capitalized Interest Account is not specified in
Article I, the Trustee shall establish and maintain the Capitalized Interest Account. On the Closing Date, the Trustee will deposit the Capitalized Interest Account Deposit in the Capitalized Interest Account or, if all Subsequent Mortgage Loans are purchased on the Closing Date, in the Certificate Account. The Trustee shall hold the Capitalized Interest Account Deposit for the benefit of the Offered Certificateholders.

         (b) The Capitalized Interest Account will be part of the Trust but not part of any REMIC Pool. Amounts held in the Capitalized Interest Account prior to the first Deposit Date shall be invested in Permitted Investments of the type specified in clause (e) of the definition of Permitted Investments, which Permitted Investments shall mature no later than the Deposit Date immediately following the end of the Funding Period. The Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. All interest and other investment earnings on amounts held in the Capitalized Interest Account (and any other amounts remaining on deposit therein in excess of the amounts to be so withdrawn and deposited into the Certificate Account) shall be paid or released by the Trustee to the Seller on the Distribution Date immediately following the end of the Funding Period and taxed to the Seller. For federal and state income tax purposes the Seller shall be deemed to be the owner of the Capitalized Interest Account. Any losses realized in connection with any such investment shall be for the account of the Seller and the Seller shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Capitalized Interest Account immediately upon the realization of such loss. All amounts earned on deposit in the Capitalized Interest Account shall be taxed to the Seller.

         (c) On each Prefunding Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account the Capitalized Interest Requirement, if any, for such Distribution Date; provided, however, that on the final Subsequent Transfer Date the Trustee shall (i) transfer the Capitalized Interest Requirement, if any, for the following Distribution Date from the Capitalized Interest Account to the Certificate Account, (ii) remit the balance of the funds on deposit in the Capitalized Interest Account to the Seller and (iii) close the Capitalized Interest Account.

         Section 3.18 Payments on the Certificate Insurance Policy.

         (a) The Trustee will establish and maintain the Policy Payments Account, a separate special purpose trust account for the benefit of the Offered Certificateholders and the Certificate Insurer. The Trustee shall deposit or cause to be deposited any Insured Payments paid under the Certificate Insurance Policy and received by the Trustee in the Policy Payments Account and distribute such amounts only for the purpose of payment to the related Offered Certificateholders of the related Insured Payments and such amounts may not be used to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Insured Payments deposited in the Policy Payments Account shall not be invested in Permitted Investments or otherwise, and shall be transferred to the Certificate Account on the related Distribution Date and disbursed by the Trustee to the related Offered Certificateholders in accordance with Section 5.01.

         As soon as possible, and in no event later than 9:00 a.m. (Los Angeles time) on the fourth Business Day immediately preceding the related Distribution Date, the Trustee shall determine whether a Deficiency Amount is required to be paid under the Certificate Insurance Policy with respect to such Distribution Date and, if so, shall immediately notify the Servicer by telephone, which notice shall be confirmed in writing by facsimile transmission, of the Trustee's intention so to file the applicable Notice of Claim. If by the close of business in Los Angeles on such date a Deficiency Amount is still required to be paid under the Certificate Insurance Policy with respect to such Distribution Date, the Trustee shall furnish the Certificate Insurer (or an agent of the Certificate Insurer designated to the Trustee in writing) with a completed Notice of Claim in respect of such Deficiency Amount by 12:00 noon New York City time on the next succeeding Business Day and shall provide a copy thereof to the Servicer at or prior to the time such Notice of Claim is received by the Certificate Insurer. The Notice of Claim shall constitute a claim therefor pursuant to the Certificate Insurance Policy. In the event any funds are received by the Trustee from the Servicer prior to the close of business in Los Angeles on the Business Day following the transmission of a Notice of Claim to the Certificate Insurer (or an agent of the Certificate Insurer designated to the Trustee in writing), and such funds reduce the amount of the Deficiency Amount to which such

Notice of Claim relates, the Deficiency Amount to which such Notice of Claim relates shall be reduced by a corresponding amount, and the Notice of Claim shall be deemed to have been rescinded to the extent of the reduction of the Deficiency Amount. Notification of any such reduction in the Insured Payment shall be given to the Certificate Insurer (or an agent of the Certificate Insurer designated to the Trustee in writing) by the Trustee by no later than 9:00 A.M., New York time, on the related Distribution Date. The Certificate Insurer shall pay amounts due pursuant to the Certificate Insurance Policy in accordance with the terms of the Certificate Insurance Policy.

         (b) The Trustee shall, as necessary, make a claim on the Certificate Insurance Policy in respect of Preference Amounts in accordance with the terms of the Certificate Insurance Policy.

         (c) The Trustee shall receive, as attorney-in-fact for each Offered Certificateholder, any Insured Payment allocable to such Offered Certificates, from the Certificate Insurer and disburse the same in accordance with the provisions of Section 5.01. Any portion of the distributions made by the Trustee in respect of any Insured Payment, from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Offered Certificateholders, and the Certificate Insurer shall become the owner of such unpaid amounts in respect of such Offered Certificates. The Trustee hereby agrees on behalf of each Offered Certificateholder for the benefit of the Certificate Insurer that it recognizes that: to the extent the Certificate Insurer pays any Insured Payments in respect of the Offered Certificates, either directly or indirectly (as by paying through the Trustee), to the Offered Certificateholders, the Certificate Insurer will be subrogated to the rights of such Offered Certificateholders with respect to such Insured Payments paid in respect of such Offered Certificateholders, shall be deemed to the extent of the Insured Payments so paid in respect of such Certificateholders, to be a registered Holder of such Offered Certificates and shall be entitled to receive all future distributions on such Offered Certificates until all such Insured Payments (together with interest thereon at the related Late Payment Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, in each case subject to the following paragraph. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of any Insured Payments made by it on each Distribution Date, the Certificate Insurer shall be paid before any other distributions are made to the Offered Certificateholders.

         (d) The Trustee shall be entitled to enforce on behalf of the Offered Certificateholders the obligations of the Certificate Insurer under the Certificate Insurance Policy. The Offered Certificateholders are not entitled to institute proceedings directly against the Certificate Insurer. Each Offered Certificateholder, by its purchase of Offered Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Offered Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

         (e) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Offered Certificate from monies received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's notice to the Trustee.

         Section 3.19 Rights of the Certificate Insurer to Exercise Rights of Offered Certificateholders. By accepting its Certificate, each Offered Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Offered Certificateholders under this Agreement without any further consent of the Offered Certificateholders, including, without limitation:

                  (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

                  (ii) the right to require the Seller to repurchase or substitute for, or to require the Servicer to purchase, Mortgage Loans pursuant to Sections 2.05 and 2.09; and

                  (iii) the right to direct the actions of the Trustee during the continuance of an Event of Default.

         In addition, each Offered Certificateholder agrees that, unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Offered Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 3.20 Trust and Accounts Held for Benefit of the Certificate Insurer. Provided there does not exist a Certificate Insurer Default, the Trustee shall hold the Trust and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01, 2.02 and 2.03) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

         Provided there does not exist a Certificate Insurer Default, the Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificate Insurer.

         Section 3.21 Supplemental Interest Reserve Fund. The Trustee will establish the Supplemental Interest Reserve Fund on the Closing Date. On the Closing Date, the Class C Certificateholders will deposit, or cause to be deposited, into the Supplemental Interest Reserve Fund $10,000. On each Distribution Date as to which there is a Supplemental Interest Amount, the Trustee has been directed by the Class C Certificateholders to, and therefor will, deposit into the Supplemental Interest Reserve Fund the amounts described in Section 5.01(b)(8), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall (i) hold all such amounts in respect of Adjustable Rate Group I for the benefit of the Adjustable Rate Group I Certificateholders, and will distribute such amounts to the Class A-V1 Certificateholders pursuant to Section 5.01(b)(8) as part of the Accrued Certificate Interest on the Class A-V1 Certificates (ii) hold all such amounts in respect of Adjustable Rate Group II for the benefit of the Adjustable Rate Group II Certificateholders, and will distribute such amounts to the Class A-V2 Certificateholders pursuant to Section 5.01(b)(8) as part of the Accrued Certificate Interest on the Class A-V2 Certificates . If no Supplemental Interest Amounts are payable on a Distribution Date, the Trustee shall deposit into the Supplemental Interest Reserve Fund on behalf of the Class C Certificateholders an amount such that when added to other amounts already on deposit in the fund, the aggregate amount on deposit therein is equal to $10,000. For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Supplemental Interest Reserve Fund and all amounts deposited into the Supplemental Interest Reserve Fund (other than the initial $10,000 deposit) shall be treated as amounts distributed by REMIC II with respect to the Class C Distribution Amount and Class C Carryforward Amount. Related amounts held in the Supplemental Interest Reserve Fund and not distributable to the Class A-V1 and Class A-V2 Certificateholders, respectively, on any Distribution Date will be invested by the Trustee in investments designated by the Class C Certificateholders having maturities on or prior to the next succeeding Distribution Date on which such related amounts will be distributable to the Class A-V1 and Class A-V2 Certificateholders, respectively. Upon the termination of the Trust, or the payment in full of the Class A-V1 and Class A-V2 Certificates, all amounts remaining on deposit in the Supplemental Interest Reserve Fund will be released from the lien of the Trust and distributed to the Class C Certificateholders or their designees. The Supplemental Interest Reserve Fund will be part of the Trust but not part of any REMIC Pool and any payments to the Class A-V1 and Class A-V2 Certificates of related Supplemental Interest Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

         Section 3.22 Covenants and Representations Regarding Prepayment Charges. (a) The Servicer will not waive any Prepayment Charge or part of a Prepayment Charge unless in connection with a Mortgage Loan that is in default or for which a default is reasonably foreseeable.

         (b) The information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally) under applicable state law.

         (c) Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trustee of a breach of the foregoing, which materially and adversely affects the right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Servicer or the Seller, as the case may be, or receipt of notice by the Servicer or the Seller, as the case may be, of a breach of clause (a) or (b) above, then in the case of clause (a) above the Servicer shall cure such breach in all material respects and in the case of clause (b) above the Seller shall cure such breach in all material respects. If the covenant in clause (a) above is breached, the Servicer must pay into the Collection Account the amount of the waived Prepayment Charge. If the representation in clause (b) above is breached, in addition to any rights the Trustee and the Certificate Insurer may have hereunder, the Seller must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Collection Account.

         Section 3.23. Claims Upon the PMI Policy. The Servicer shall, on behalf of the Trust, prepare and file in a timely basis with the PMI Insurer, with a copy to the Trustee and the Certificate Insurer, all claims that may be made under the PMI Policy with respect to PMI Mortgage Loans. Consistent with its rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any PMI Mortgage Loan shall be deposited by the Servicer, not later than the Business Day following receipt thereof, into the Certificate Account for distribution on the related Distribution Date as part of Liquidation Proceeds for the related Mortgage Loan Group.

                                   ARTICLE IV
                                REMITTANCE REPORT

         Section 4.01 Servicer Remittance Report. With respect to each Distribution Date, not later than the fifth Business Day prior to the related Deposit Date the Servicer shall deliver to the Trustee, the Seller and the Certificate Insurer a computer-readable magnetic tape or disk containing the Servicer Remittance Report detailing the payments and collections received in respect of the Mortgage Loans in each Mortgage Loan Group during the immediately preceding Collection Period. The computer-readable magnetic tape or disk shall include loan-by-loan information that specifies account number, borrower name, outstanding principal balance and activity since the last Distribution Date. Such tape shall be in the form and have the specifications as may be agreed to among the Servicer, the Trustee, the Seller and the Certificate Insurer from time to time and shall include information concerning original loan-to-value ratios, the lien positions of and number of days contractually delinquent of the Mortgage Loans and information necessary to calculate Delinquency Rate Events, Cumulative Loss Rate Events, Rolling Loss Rate Events and Targeted Overcollateralization Amounts.

         In addition to the foregoing, the Servicer shall provide the Trustee, the Seller and the Certificate Insurer at the time the tape is delivered to the Trustee a Liquidation Report with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period substantially in the form of Exhibit I hereto.

         Section 4.02 Trustee Distribution Date Statement. The Trustee shall, not later than the Business Day prior to each Deposit Date, furnish by telecopy to the Servicer, the Seller and the Certificate Insurer a statement derived from information on the Servicer Remittance Report that sets forth the following information for the Offered Certificates relating to the next succeeding Distribution Date:

                  (a) the total amount of payments in respect of or allocable to interest on the Mortgage Loans received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period (including any net income from REO Properties received during the related Collection Period);

                  (b) the aggregate amount of all Principal Prepayments received from the related Mortgagors by the Servicer during such Collection Period;

                  (c) the aggregate amount of all Principal Payments received or deemed to have been received from the related Mortgagors by the Servicer during such Collection Period;

                  (d) the total amount of Payments Ahead received during the related Collection Period;

                  (e) the aggregate of any Trust Insurance Proceeds received by the Servicer during such Collection Period;

                  (f) the aggregate of any Net Liquidation Proceeds received by the Servicer during such Collection Period;

                  (g) the total amount of Compensating Interest payments to be paid by the Servicer pursuant to Section 3.08;

                  (h) the aggregate Purchase Prices for (i) any Defective Mortgage Loans that the Seller is required to repurchase on the related Deposit Date pursuant to Section 2.03 or 2.05 and (ii) any Mortgage Loan that the Servicer is required to purchase on the related Deposit Date pursuant to Section 3.01 or 3.06;

                  (i) any amounts required to be deposited by the Seller on the related Deposit Date in connection with the substitution of a Qualified Replacement Mortgage Loan pursuant to Section 2.03 or 2.05;

                  (j) the amount of Monthly Advances to be made by the Servicer pursuant to Section 5.02(a);

                  (k) the related Monthly Servicing Fee attributable to the Mortgage Loans in the related Mortgage Loan Group;

                  (l) the amount of Monthly Advances reimbursable to the Servicer in such Collection Period pursuant to Section 5.02(a) and not previously reimbursed;

                  (m) the amount of any Servicing Advance made by the Servicer pursuant to Section 5.02(b) and not previously reimbursed;

                  (n) the amount of any Interest Shortfall for the related Distribution Date;

                  (o) the number and Principal Balance of Mortgage Loans in each Mortgage Loan Group that, as of the end of the preceding calendar month were (i) 30 or more days contractually delinquent, (ii) 60 or more days contractually delinquent, (iii) 90 or more days contractually delinquent, (iv) in foreclosure, (v) as to which the Mortgagor is in bankruptcy to the knowledge of the Servicer, or (vi) as to which the related Mortgaged Property was an REO Property;

                  (p) the dollar amount of (i) claims paid by the PMI Insurer under the PMI Policy as of the related Distribution Date as reported by the Servicer and (ii) the claims denied by the PMI Insurer under the PMI Policy as of the related Distribution Date as reported by the Servicer;

                  (q) Prepayment Charges collected for the related Distribution Date; and

                  (r) the Pass-Through Rates for each Class of Offered Certificates.

                                   ARTICLE V
                  PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

         Section 5.01 Distributions. (a) On each Distribution Date, the Trustee shall distribute to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution to Certificateholders if the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer pursuant to Section 10.01) by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Holder of a Certificate, by wire transfer (in the event such Certificateholder owns of record one or more Certificates that have principal denominations aggregating at least $5,000,000 and has given the Trustee, at least five Business Days prior to the related Record Date, written instruction for making such wire transfer to a bank account maintained in the United States), or by such other means of payment as such Certificateholder and the Trustee shall agree, such Certificateholder's Percentage Interest of the amounts (to the extent applicable to the Class of such Holder's Certificate) and in the following orders of priority with respect to each Mortgage Loan Group. Notwithstanding such priorities, the aggregate of amounts distributed on all Distribution Dates in reduction of the Certificate

Principal Balance of any Class shall not exceed the Certificate Principal Balance of such Class as of the Closing Date.

                  (b) On each Distribution Date, the Trustee shall withdraw the Available Funds for each Mortgage Loan Group from the Certificate Account and apply such amounts in the following order of priority, in each case, to the extent of the funds remaining therefor:

                           1. Concurrently, to the Trustee, the Trustee Fee, to
                  the Servicer, the Monthly Servicing Fee and the applicable PMI Insurer Premium, if any, paid by the Servicer (to the extent not otherwise reimbursed from the Collection Account) to the PMI Insurer, the PMI Insurer Premium, if any (to the extent not paid by the Servicer) and to the Certificate Insurer, the Certificate Insurer Premium, in each case for such Mortgage Loan Group and Distribution Date.

                           2. Concurrently, to the Class of Offered Certificates
                  in the related Certificate Group, the related Accrued Certificate Interest and Interest Carry Forward Amount for such Class of Certificates for such Distribution Date.

                           3. To the Class of Offered Certificates in the
                  related Certificate Group, an amount up to the related Principal Distribution Amount as follows:

                                    A.  Fixed Rate Group in the following order
                                        of priority:

                                             (i) to the Class A-6F Certificates,
                                    the Class A-6F Lockout Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                                            (ii) sequentially, to the Class
                                    A-1F, Class A-2F, Class A-3F, Class A-4F,
                                    Class A-5F and Class A-6F Certificates, in that order, until the respective Class Certificate Principal Balances thereof have been reduced to zero;

                           Notwithstanding the priorities set forth in this
                  clause A, if a Certificate Insurer Default has occurred and is continuing, the Fixed Rate Group Principal Distribution Amount will be distributed concurrently to each Class of Fixed Rate Group Certificates on a pro rata basis in accordance with their respective Class Certificate Principal Balances.

                                    B.  Adjustable Rate Group I:

                                             The Adjustable Rate Group I
                                    Principal Distribution Amount to the Class
                                    A-V1 Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero.

                                    C.  Adjustable Rate Group II:

                                             The Adjustable Rate Group II
                                    Principal Distribution Amount to the Class
                                    A-V2 Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero.

                           4. To the Certificate Insurer, any amounts owing
                  under the Insurance Agreement.

                           5. To the Holders of Certificates in either or both
                  of the other Certificate Groups, the amount of any applicable Available Funds Shortfall for such other Certificate Group or Groups, allocated pursuant to subsection (c) below.

                           6. To the Class of Offered Certificates in the
                  related Certificate Group, an amount up to the Extra Principal Distribution Amount for such Certificate Group and Distribution Date until the related Targeted
                  Overcollateralization Amount is reached, allocated in the same order of priority as provided in clause 3 above.

                           7. To the Class of Offered Certificates in either or
                  both of the other Certificate Groups, any applicable Target Deficiency for such Certificate Group or Groups remaining after the distributions pursuant to clause 6 above, allocated pursuant to subsection (c) below.

                           8. To fund a distribution to Class C
                  Certificateholders of the Class C Distribution Amount plus any Class C Carryforward Amount; provided that, pursuant to
                  Section 3.21 hereof, on any Distribution Date as to which there is any unpaid Supplemental Interest Amount, the Trustee will deposit from amounts that would otherwise be distributable to the Class C Certificateholders funds into the Supplemental Interest Reserve Fund for immediate application pursuant to this clause of the distribution of the related Supplemental Interest Amount to the Class A-V1 or Class A-V2 Certificates, in proportion to their respective Supplemental Interest Amounts , and such deposit will constitute payment in full of and satisfaction of all obligations hereunder to distribute amounts equal to the related Supplemental Interest Amounts to the Class C Certificateholders, including for purposes of Section 9.16, and the Trustee, the Servicer and the Class C Certificateholders agree hereby appropriately to report any deposit of Supplemental Interest Amounts as if corresponding distributions had been made to the Class C Certificateholders for federal income tax and accounting purposes with respect to the Class C Distribution Amount and Class C Carryforward Amount. (All distributions or deemed distributions with respect to the Class C Distribution Amount and Class C Carryforward Amount shall be applied first to the interest components of such amounts and second to reduce the Class C Certificate Principal Balance).

                           9. To the Class R Certificates, the remainder.

                  (c) If the Available Funds for one or more Mortgage Loan Groups is available to be allocated against an Available Funds Shortfall or a Target Deficiency for one or both of the other Mortgage Loan Groups pursuant to clauses (b) 5. and 7. above, the Trustee shall allocate such amounts as follows:

                  (i) if an Available Funds Shortfall or a Target Deficiency exists for only one Mortgage Loan Group and excess Available Funds exist for only one Mortgage Loan Group, the Trustee shall allocate such excess Available Funds to the Mortgage Loan Group with the Available Funds Shortfall or Target Deficiency up to the amount of such Available Funds shortfall or Target Deficiency;

                  (ii) if an Available Funds Shortfall or a Target Deficiency exists for only one Mortgage Loan Group and excess Available Funds exists for both other Mortgage Loan Groups, the Trustee shall allocate the excess Available Funds from such other Mortgage Loan Groups sequentially, FIRST if the Fixed Rate Group has such excess Available Funds from the Fixed Rate Group up to the amount of such Available Fund shortfall or Target Deficiency, until its excess Available Funds have been reduced to zero, SECOND if the Adjustable Rate Group I has such excess Available Funds, from Adjustable Rate Group I up to the amount of such Available Fund shortfall or Target Deficiency, until its excess Available Funds have been reduced to zero and THIRD if the Adjustable Rate Group II has such excess Available Funds, from Adjustable Rate Group II up to the amount of such Available Fund shortfall or Target Deficiency, until its excess Available Funds have been reduced to zero, as applicable;

                  (iii) if an Available Funds Shortfall or a Target Deficiency exists for two Mortgage Loan Groups and excess Available Funds for the other Mortgage Loan Group is insufficient to cover the Available Funds Shortfall or Target Deficiency for the two Mortgage Loan Groups, the Trustee shall allocate the excess Available Funds up to the amount of such Available Fund shortfall or Target Deficiency, pro rata, based upon the amounts of such Available Funds Shortfall or Target Deficiency Amount;

         with respect to amounts allocated pursuant to this subsection (c), excess Available Funds shall be allocated first to amounts in respect of interest, and then to amounts in respect of principal.

                  (d) With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy for such Distribution Date pursuant to Section 5.01. Any Insured Payment not required to make distributions pursuant to Section 5.01 shall be returned to the

         Certificate Insurer. The Trustee shall allocate any Insured Payment first to any Accrued Certificate Interest remaining unpaid after giving effect to all distributions pursuant to Section 5.01(b) and second to the payment of each Class' applicable Coverage Deficit.

                  (e) By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Supplemental Interest Reserve Fund the amounts described in Section 3.21 on each Distribution Date as to which there is any Supplemental Interest Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (f) On each Distribution Date, the Trustee shall make distributions to the Holders of the Class P Certificates of all Prepayment Charges on deposit in the Certificate Account with respect to the Mortgage Loans in each Mortgage Loan Group during the related Collection Period. Such Prepayment Charges will not be available for distributions to the Holders of the other Classes of Certificates and shall not reduce the Class P Certificate Principal Balance. If at any time the Pool Balance is $15,000 or less, the Trustee shall withdraw a portion of the Class P Deposit from the Certificate Account and apply such amount to the Class P Certificate Principal Balance such that the remaining Class P Deposit is always less than 0.66% of the sum of the Pool Balance and the remaining Class P Deposit. After all of the Certificates (other than the Class P Certificates) have been paid in full, the Trustee shall withdraw the remaining Class P Deposit from the Certificate Account and apply such amount to reduce the Class P Certificate Principal Balance to zero.

                  Notwithstanding any of the foregoing, the aggregate of amounts distributed on all Distribution Dates in reduction of the Certificate Principal Balance of any Class of Certificates shall not exceed the Certificate Principal Balance of such Class as of the Closing Date.

                  Amounts to be paid to the Certificate Insurer by the Trustee under this Agreement will be paid by wire transfer of same day funds.

         Section 5.02 Monthly Advances; Servicing Advances.

         (a) On or before each Deposit Date, the Servicer will deposit in the Certificate Account in respect of each Mortgage Loan Group, in same day funds, an amount, if any (a "Monthly Advance"), equal to the sum of (i) with respect to all Mortgage Loans that are delinquent as of the close of business on the related Determination Date, the aggregate of the interest portions of each Monthly Mortgage Payment in respect of the related Mortgage Loan Group due during the related Collection Period (net of the aggregate of the Monthly Servicing Fees for each Mortgage Loan Group attributable to such Mortgage Loans), inclusive of those amounts representing the interest portions of Monthly Mortgage Payments due during the first Collection Period, plus (ii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which a final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Loan Rate (net of the Monthly Servicing Fee attributable to such REO Property) over the net income from such REO Property transferred to the Collection Account or the Certificate Account, as the case may be, for such Distribution Date; provided, however, that in no case will the Servicer be required to make advances with respect to any period or portion of any Collection Period following (i) the final due date with respect to any Mortgage Loan and (ii) to the extent that the Servicer reasonably believes that the amount of such advance will not be recoverable from subsequent collections on the related Mortgage Loan or from Liquidation Proceeds from the related Mortgage Loan in the event such Mortgage Loan is liquidated.

         The Servicer shall be permitted to fund all or a portion of any Monthly Advance required to be made on a Deposit Date on any Business Day and to reimburse itself for any Monthly Advance paid from the Servicer's own funds out of amounts on deposit in the Collection Account in respect of collections on any Mortgage Loan in the related Mortgage Loan Group that are not required to be deposited on such Deposit Date in the Certificate Account as any portion of Available Funds for such Mortgage Loan Group and the related Distribution Date; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account on or before the next Deposit Date and the amount of such deposit shall thereafter be considered a Monthly Advance for purposes of reimbursement under this Agreement. The Servicer may recover Monthly Advances made from its own funds (i) from the Mortgagor on whose behalf such Monthly Advance was made and from collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan and (ii) in the case of a Monthly Advance that the Servicer reasonably believes will not be recoverable from the related Mortgage Loan, from collections or recoveries on any Mortgage Loan in the related Mortgage Loan Group, in each case prior to the payment of such amounts to the Collection Account or to any other party to this Agreement.

         (b) The Servicer shall from time to time during the term of this Agreement make such Servicing Advances as the Servicer shall deem appropriate or advisable under the circumstances and are required pursuant to the terms of this Agreement. Servicing Advances may be paid by the Servicer out of amounts on deposit in the Collection Account in respect of the related Mortgage Loan Group from time to time; provided, however, that the Servicer shall be required to replace any such amounts by deposit to the Collection Account in respect of the related Mortgage Loan Group on or before the first Deposit Date occurring after the payment of a Servicing Advance with such amounts, and the amount of such deposit shall thereafter be considered a Servicing Advance for purposes of reimbursement under this Agreement. All Servicing Advances made by the Servicer shall be reimbursable from collections or recoveries relating to the Mortgage Loans in respect of which such Servicing Advances have been made prior to the payment of such amounts to the Collection Account or to any other party to this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advances need by made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance.

         Section 5.03 Statements to Certificateholders. Concurrently with each distribution charged to the Certificate Account on a Distribution Date the Trustee shall forward to the Certificate Insurer and each Rating Agency and shall mail to each Holder of a Certificate, a written statement setting forth the following information with respect to the applicable subclass of Offered Certificates to which such statement (a "Statement to Certificateholders") relates:

                  (a) the amount of the distribution with respect to each Class of Certificates (based on a Certificate in the Original Principal Amount of $1,000);

                  (b) the amount of such distribution allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                  (c) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group separately identifying the aggregate amount of any prepayment or other recoveries of principal included therein;

                  (d) the Accrued Certificate Interest and Interest Carry Forward Amount for each Class of Certificates;

                  (e) the outstanding Certificate Principal Balance of each Class of Offered Certificates (based on a Certificate in the Original Principal Amount of $1,000) that will be outstanding after giving effect to any payment of principal on such Distribution Date;

                  (f) the aggregate of the Principal Balances of all Mortgage Loans after giving effect to any payments of principal on such Distribution Date by Mortgage Loan Group and for the entire Trust, and each Group Factor;

                  (g) based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount;

                  (h) the total of all amounts paid by the Seller and the Servicer during the related Collection Period in connection with purchases or repurchases from the Trust of Mortgage Loans and substitutions for Mortgage Loans of Qualified Replacement Mortgage Loans with respect to each Mortgage Loan Group and by reason for such purchase;

                  (i) the weighted average Mortgage Loan Rate of the Mortgage Loans in each Mortgage Loan Group;

                  (j) whether a Delinquency Rate Event, a Cumulative Loss Rate Event or a Rolling Loss Rate Event has occurred and, if so, what event;

                  (k) the amount of any Extra Principal Distribution Amount included in such distribution;

                  (l) the related Overcollateralization Amount and Targeted Overcollateralization Amount, Realized Losses, the Loss Percentage, the Annual Loss Percentage and the Delinquency Percentage for each Mortgage Loan Group;

                  (m) the amount, if any, of Insured Payments distributable to each Class of Certificates on such Distribution Date, the Certificate Insurer Premium paid on such Distribution Date, and the aggregate amount of Insured Payments, interest thereon and previously unpaid Certificate Insurer Premiums paid on such Distribution Date and remaining to be paid on such Distribution Date or any future Distribution Date;

                  (n) the amount of any Supplemental Interest Amounts paid and remaining unpaid as of such Distribution Date;

                  (o) the Capitalized Interest Requirement and amounts remaining in the Prefunding Account each as of such Distribution Date;

                  (p) the amount of any draw to be made on the PMI Policy on the related Distribution Date, and the amounts to be paid to the PMI Insurer, if any, as of such Distribution Date in respect of the PMI Insurer Premium with respect to each Mortgage Loan Group;

                  (q) with respect to each Mortgage Loan Group, the number of Mortgage Loans in each Mortgage Loan Group and the aggregate of their Principal Balances as a percentage of the Fixed Rate Group Balance, Adjustable Rate Group I Balance or Adjustable Rate Group II Balance, as appropriate, that as of the end of the immediately preceding calendar month are (i) 30 to 59 days delinquent, (ii) 60 to 89 days delinquent,
         (iii) 90 or more days delinquent, (iv) the subject of bankruptcy proceedings (to the actual knowledge of the Servicer), (v) in foreclosure and (vi) as to which the related Mortgaged Property is REO Property;

                  (r) the Certificate Principal Balance of each Class of Certificates then outstanding after giving effect to all payments or principal on such Distribution Date; and

                  (s) such other information as the Certificate Insurer may reasonably request to the extent such information is available to the Trustee from the Servicer and is produced by the Servicer in the ordinary course of the Servicer's business.

         In the case of information furnished pursuant to subclauses (a), (b),
(c) and (d) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 principal denomination.

         Within 90 days after the end of each calendar year, the Trustee shall mail such report to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich Connecticut 06830, Attention: Mortgage Finance (which report shall include, in addition to the information contained in reports to others hereunder, the total amount of interest on the Mortgage Loans for the period covered by such report), and to each Person who at any time during the calendar year was an Offered Certificateholder, a statement for each Certificateholder containing the information set forth in subclauses (a) through (c) above, aggregated for such calendar year or, in the case of each Person who was an Offered Certificateholder for a portion of such calendar year, setting forth such information for each month thereof for the portion of the year during which such Person was a Certificateholder. The Servicer shall provide any other information necessary in order to report income in respect of the Certificateholders for federal income tax purposes.

         Section 5.04 The Certificate Insurer; Use of Information. The Company and the Trustee on behalf of Certificateholders and the Trust (the "Trust Parties") hereby authorize the Certificate Insurer to include the information contained in reports provided to the Certificate Insurer hereunder (the "Information") on Bloomberg, or in other electronic or print information services. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Certificate Insurer or its Affiliates or any of the Certificate Insurer or the Certificate Insurer Parties, arising out of, or related to or in connection with the dissemination and/or use of any information by the Certificate Insurer as contemplated in this Section 5.04, including, but not limited to, claims based on allegations of inaccurate, incomplete or erroneous transfer of information by the Certificate Insurer to Bloomberg or otherwise (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Certificate Insurer Parties and fully and finally release the Certificate Insurer Parties from any and all such claims, demands, obligations, actions and liabilities (other than in connection with the Certificate Insurer's gross negligence or willful misconduct). The Certificate Insurer makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The Certificate Insurer reserves the right at any time to withdraw or suspend the dissemination of the Information by the Certificate Insurer. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

                                   ARTICLE VI
                                THE CERTIFICATES

         Section 6.01 The Certificates.

         (a) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, B-1, B-2 and B-3 hereto, and shall, on original issue, be executed and delivered by the Trustee on behalf of the Trust, not individually but solely as Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust.

         (b) The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in minimum dollar denominations of $1,000 and integral multiples of $1 in excess thereof. The Class P Certificates, the Class R-I Certificate and the Class R-II Certificate shall be issuable solely as single certificates evidencing the entire Percentage Interests of the Class P Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, and the Class C Certificates shall be initially issued as two certificates evidencing a Percentage Interest thereof of 98.72% and 1.28%, respectively.

         (c) The Certificates shall be executed by manual or facsimile signature by the Trustee on behalf of the Trust (not in its individual capacity but solely as Trustee) by an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersigning and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The textual supplement entitled "Statement of Insurance" supplied to the Sponsor by the Certificate Insurer shall be attached to each Offered Certificate.

         Section 6.02 Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to the foregoing paragraph and upon satisfaction of the conditions set forth in Section 6.02(b) and (c), the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of a like aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class and of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

         Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made to a Certificateholder for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of certificates.

         All Certificates surrendered for transfer or exchange shall be canceled by the Trustee in accordance with its standard procedures.

         (b) No transfer of a Class R Certificate shall be made unless, as evidenced by an Opinion of Counsel and Transfer Affidavit delivered to the Trustee, each in form and substance satisfactory to the Trustee, such transfer is not subject to registration under the Securities Act or any applicable state securities laws. Any such Opinion of Counsel and Transfer Affidavit shall not be obtained at the expense of the Trustee, the Trust, the Seller or the Servicer. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Seller, the Servicer nor the Trustee or the Trust is under an obligation to register the Class R Certificates under the Securities Act or any state securities law.

         The Class R Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class R Certificate to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfers of restricted securities generally.

         No legal or beneficial interest in all or any of the Class R Certificates may be transferred directly or indirectly to: (i) a Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee or middleman), (ii) to an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), (iii) an individual, corporation, partnership or other Person unless such transferee (A) is not a Foreign Person or (B) is a Foreign Person that will hold such Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with, and agrees to periodically furnish in accordance with Treasury regulations, an effective Internal Revenue Service Form 4224 (or any applicable successor form) or (C) is a Foreign Person that has delivered (at the expense of the transferee) to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes (any such Person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder") or (iv) to an ERISA Plan or an entity, including an insurance company separate account or general account, whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity or a Person investing the assets of an ERISA Plan or such an entity, whether as nominee, trustee, agent or otherwise (such plan, entity or Person, an "ERISA Prohibited Holder"), and any such purported transfer shall be void and have no effect.

         The Trustee shall not execute, and shall not authenticate and deliver, a new Class R Certificate in connection with any registration of transfer to a Person known to a Responsible Officer of the Trustee to be a Disqualified Organization or agent thereof (including a broker, nominee or middleman), to a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder, and the Trustee shall not accept a surrender for the registration of transfer or register the transfer of, any Class R Certificate, unless the transferor shall have provided to the Trustee a Transfer Affidavit substantially in the form attached as Exhibit G hereto, signed by the transferee, to the effect that the transferee is not a Disqualified Organization and is not a nominee for a beneficial owner of the Class R Certificate from which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee, a Non-permitted Foreign Holder or an ERISA Prohibited Holder. Such Transfer Affidavit shall contain (i) the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class R Certificates to Disqualified Organizations, Book-Entry Nominees, Non-permitted Foreign Holders or ERISA Prohibited Holders and (ii) a representation from the transferee that such transferee does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificates. Such Transfer Affidavit, if not executed in connection with the initial issuance of the Class R Certificates, also shall be accompanied by a Transferor Affidavit, substantially in the form attached hereto as Exhibit K, signed by the transferor to the effect that as of the time of the transfer, the transferor has no actual knowledge that such affidavit is false and that the transferor does not have the intent or purpose to impede the assessment or collection of any federal, state or local income taxes legally required to be paid with respect to the Class R Certificate.

         Each Class R Certificate shall bear a legend referring to the foregoing restrictions. Any Person acquiring the Class R Certificate, or beneficial ownership thereof, agrees to give the Servicer written notice that it is a "pass-through interest holder" within the meaning of Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring the Class R Certificate, or beneficial ownership thereof, if it is, or is acquiring the Class R Certificate on behalf of, a "pass-through interest holder."

         Upon notice to the Servicer that any legal or beneficial interest in any Class R Certificate has been transferred, directly or indirectly, to a Disqualified Organization in contravention of the foregoing restrictions or to a pass-through entity as defined in the REMIC Provisions an interest of which is held by a Disqualified Organization, the Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class R Certificate or such agent or such pass-through entity such information as may be required to be delivered thereto by the Code as necessary to the application of Code Section 860E(e) and described in Treasury regulations ss.1.860D-1(b)(5)(ii), or any successor provision, including, but not limited to, the present value of the total anticipated excess inclusions with respect to the Class R Certificate (or portion thereof) for periods after such transfer. Such information shall be provided in the manner described in Treasury regulations ss.1.860E-2(a)(5), or any successor provision. At the election of the Servicer, the cost to the Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; provided, however, that the Servicer shall in no event be excused from furnishing such information.

         The Class R Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of the Class R Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         (c) No transfer of a Class C Certificate, Class P Certificate or beneficial interest therein shall be made unless the Trustee shall have received
(i) a letter from the transferor, substantially in the form attached hereto as Exhibit M, and (ii) a representation letter from the transferee, substantially in the form attached hereto as either Exhibit N-1 or Exhibit N-2, as applicable:

         Notwithstanding anything else to the contrary herein, any purported transfer of a Class C Certificate, or a Class P Certificate or a beneficial interest therein to or on behalf of an employee benefit plan subject to ERISA or to the Code or a person acting on behalf of an ERISA Plan or using the assets of an ERISA Plan to effect such transfer other than an insurance company purchasing with funds from a general account not exempt pursuant to Prohibited Transaction Class 95-60 shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Class C Certificate or any Class P Certificate that is in fact not permitted by Section 6.02(c) or for making any payments due on such Certificate to the holder thereof or taking any other action with respect to such holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         The Class C Certificates, the Class P Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class C Certificates or a Class P Certificate to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfers of restricted securities generally.

         (d) The Book-Entry Certificates shall, subject to Section 6.02(e), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry

Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as the authorized representative of the Certificate Owners of the Book-Entry Certificates for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders of Book-Entry Certificates under this Agreement; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by holders of Book-Entry Certificates and give notice to the Depository of such record date.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (e) If (x)(i) the Company or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates ("Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates and the expense of any such issuance shall be reimbursed by the Trust pursuant to
Section 9.05 and shall notify the Certificate Insurer of such event. Neither the Company nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed applicable with respect to such Definitive Certificates and the Certificates as Certificateholders hereunder.

         (f) On or prior to the Closing Date, there shall be delivered to the Trustee (as agent for the Depository) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall be equal to the Principal Balance thereof. Each Certificate issued in book-entry form shall bear the following legend:

         "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Servicer, the Seller and the Certificate Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Certificate Insurer and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Servicer, the Seller, the Trustee, the Certificate Insurer nor any of their respective agents shall be affected by notice to the contrary.

         Section 6.05 Actions of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Certificate Insurer and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller, the Servicer and the Certificate Insurer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE VII
                           THE SERVICER AND THE SELLER

         Section 7.01 Liability of the Seller and the Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller and the Servicer herein.

         Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation or other entity (i) into which the Seller or the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Seller or the Servicer shall be a party, or (iii) that may succeed to all or substantially all of the business of the Seller or the Servicer, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Seller or the Servicer, as the case may be, under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; except that if the Servicer is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Servicer hereunder.

         Section 7.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of the obligations and duties of the Servicer hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 7.04 Servicer Not to Resign. Subject to the provisions of
Section 7.02 regarding the merger or consolidation of the Servicer into or with another entity, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties or obligations hereunder is no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other activities carried on by it at the date of this Agreement. Any such determination permitting the resignation of the Servicer pursuant to this Section shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. No resignation pursuant to this Section
7.04 (a) shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02 or (b) shall relieve the Servicer of responsibility for any obligations pursuant to this Agreement that specifically survive the resignation or termination of the Servicer. Each of the Rating Agencies shall be given written notice of a resignation of the Servicer pursuant to this Section.

         If, at the time the Servicer is removed or resigned and the Trustee does not appoint a different successor servicer, then the Trustee shall become the successor servicer.

         Upon the termination or resignation of the Servicer, the Servicer also shall promptly (and in any event no later than 10 Business Days subsequent to such termination or resignation) deliver or cause to be delivered to the Trustee or successor servicer all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession. The Servicer may retain copies of any such books and records.

         Any collections received by the Servicer after termination or resignation shall be endorsed by it and remitted directly and immediately to the Trustee or the successor servicer. The Servicer shall be entitled to receive the Monthly Servicing Fee through the day on which it is terminated as Servicer (which may be pro rated for a partial month).

         To the extent that the Servicer, at the time of its termination or resignation, has therefore expended any amounts as Monthly Advances or Servicing Advances with respect to any Mortgage Loan, which Monthly Advances or Servicing Advances remain unreimbursed as of such date ("Unrecovered Advances") the Servicer shall thereafter be entitled to receive from the successor servicer, monthly, such information as may be generated by the successor servicer as may be reasonably necessary to enable the Servicer to monitor the recovery of, and collection efforts undertaken with respect to, the Unrecovered Advances, which information will include details of collection activities, payment records and trial balances. To the extent that the successor servicer receives any amounts that relate to reimbursement for Unrecovered Advances made by the prior Servicer, such amounts shall be remitted to the prior Servicer on the related Distribution Date. To the extent that the Servicer, based upon the information supplied by the successor servicer, believes that any discrepancies exist between actual Unrecovered Advances received by the successor servicer and the amounts forwarded to the Servicer as recovered Unrecovered Advances, the Servicer and the successor servicer shall attempt in good faith to reconcile such discrepancies.

         The Servicer agrees to cooperate reasonably with the successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide to the successor servicer all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the successor servicer all amounts that then have been or should have been deposited in the Collection Account, or that are thereafter received with respect to the Mortgage Loans. The successor servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

         The Servicer which is being terminated or is resigning shall give notice to the Mortgagors of the transfer of the servicing to the successor servicer. Said notice shall be a joint notice of servicing transfer in the form required by applicable law.

         Section 7.05 Merger or Consolidation of the Seller. Any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) that may result from any merger, conversion or consolidation to which the Seller shall be a party, or (iii) that may succeed to all or substantially all of the business of the Seller, which corporation or other entity shall, in any case where an assumption shall not be effected by operation of law, execute an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute and deliver to the Trustee an agreement of assumption to perform every obligation of the Seller hereunder.

                                  ARTICLE VIII
                                     DEFAULT

         Section 8.01 Events of Default. If any one of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) Any failure by the Servicer to (i) make a required Monthly Advance on any Deposit Date or (ii) deposit in the Collection Account or the Certificate Account any other amount required to be deposited therein under this Agreement or failure to pay the Trustee Fee, which, in the case of a failure to make a required deposit to the Collection Account, continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Certificate Insurer or to the Servicer, the Certificate Insurer and the Trustee by Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                  (b) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders or the Certificate Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Certificate Insurer, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                  (c) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (d) The consent by the Servicer to the appointment of a trustee, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (e) The payment by the Certificate Insurer of any Insured Payment;

                  (f) For so long as the Company is the Servicer, failure on the part of the Seller duly to observe or perform in any material respect any covenants or agreements of the Seller set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the Certificateholders or the Certificate Insurer and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Certificate Insurer, or to the Servicer, the Certificate Insurer and the Trustee by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%;

                  (g) The occurrence of a material default of the Servicer under this Agreement or the occurrence of a Servicer Rolling Delinquency Event, a Servicer Cumulative Loss Event or a Servicer Rolling Loss Event; or

                  (h) The occurrence of any merger or consolidation of the Servicer described in Section 7.02 following which the Servicer does not have a net worth of at least $10,000,000 determined in accordance with generally accepted accounting principles, unless the Certificate Insurer consents in writing thereto.

then, and in each and every such case, so long as such Event of Default shall not have been remedied by the Servicer, either (1) the Certificate Insurer or
(2) with the prior written consent of the Certificate Insurer, either the Trustee or the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%, by notice then given in writing to the Servicer with a copy to the Certificate Insurer, the Seller and to the Trustee, may terminate all of the rights, responsibilities and obligations of the Servicer as Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the successor servicer pursuant to and under this Section and Section 7.04 and, without limitation, the successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the successor servicer in effecting the termination of its responsibilities and rights as Servicer hereunder, including, without limitation, the transfer to the successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer that have been deposited by the Servicer in the Collection Account or the Certificate Account or thereafter received by the Servicer with respect to the Mortgage Loans.

         All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor servicer, amending this Agreement to reflect the appointment of a successor as Servicer pursuant to this Section 8.01 and Section 7.04 or otherwise in connection with the assumption by the successor servicer of the duties of the predecessor servicer hereunder shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

         Section 8.01A Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 2000, which term shall be extendible by the Certificate Insurer in its sole discretion (provided that no Certificate Insurer Default has occurred and is continuing) for successive terms of three calendar months each (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trustee for any specific number of terms greater than three), until the Certificates are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicing Extension Notice") shall be delivered by the Certificate Insurer to the Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as a Certificate Insurer Default shall have occurred and be continuing, the Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Trustee shall not have received any Servicer Extension Notice from the Certificate Insurer, the Trustee will, within five days after, give written notice of such non-receipt to the Certificate Insurer and Servicer and the Servicer's term shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term. Notwithstanding the foregoing, in the event a Certificate Insurer Default has occurred and is continuing, the Servicer Extension Notice shall be deemed to have been delivered as of last day of the current term of the Servicer and extended until the next quarterly period.

         With respect to the initial term, the Seller shall act as Sub-Servicer on behalf of the Servicer under this Agreement for a period commencing on the Closing Date and ending on the date that the servicing is transferred by the Seller to the Servicer. Any failure to effect such transfer of servicing on or prior to December 1, 2000 shall constitute an "Event of Default" under this Agreement.

         Section 8.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section
8.01 or if a Servicer Extension Notice has not been delivered, the Trustee, shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, including without limitation, the obligation to make Monthly Advances and to pay Compensating Interest. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the foregoing, unless the Certificate Insurer previously shall have appointed a successor servicer, if the Trustee shall be unwilling so to act, or the Trustee is legally unable so to act, the Trustee with the consent of the Certificate Insurer and the Rating Agencies may promptly appoint, or petition a court of competent jurisdiction to appoint any established housing and home finance institution or any institution that regularly services home equity loans that is then servicing a home equity loan portfolio and having all licenses, permits and approvals required by applicable law, and having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor servicer shall be acceptable to the Certificate Insurer and the Rating Agencies, which acceptance shall not be unreasonably withheld; and provided further that the appointment of any such successor servicer will not result in the qualification, reduction or withdrawal of the rating assigned to any subclass of Offered Certificates by any Rating Agency. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The appointment of a successor servicer shall not affect any liability of the predecessor Servicer that may have arisen under this Agreement prior to its termination as Servicer (including without limitation, any amount for a deductible amount pursuant to the last sentence of Section 3.04), nor shall any successor servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer or the Seller of any of its representations or warranties contained herein or in any related document or agreement. Each of the Rating Agencies shall be given written notice of the appointment of a successor servicer pursuant to this Section.

         (b) The Trustee, shall be reimbursed for Transition Costs, if any, incurred in connection with the assumption of responsibilities of the successor servicer, upon receipt of documentation of such costs and expenses. The Trustee shall have no claim against the Servicer, the Trustee, the Certificate Insurer, any Certificateholder, the Trust or any other party to this Agreement for any costs and expenses incurred in effecting such succession in excess of the amount specified in the definition of "Transition Costs."

         Section 8.03 Notifications to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article Eight, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer, the PMI Insurer and to each Rating Agency.

         Within 60 days of obtaining actual knowledge of the occurrence of any Event of Default that remains uncured, the Trustee shall transmit by mail to all Certificateholders notice of such Event of Default.

         Section 8.04 Assumption or Termination of Sub-Servicing Agreements by the Trustee or any Successor Servicer. Upon the termination of the Servicer as servicer under this Agreement, the Trustee as successor to the Servicer hereunder or any other successor to the Servicer hereunder may, subject to the terms of any Sub-Servicing Agreement, in its sole and absolute discretion elect to assume or terminate any Sub-Servicing Agreement then in force and effect between the Servicer and the Sub-Servicer. Notwithstanding the foregoing, any termination fee due to a Sub-Servicer because of its termination by the Trustee hereunder shall be the responsibility of the terminated Servicer and not the Trustee. Upon the assumption of any Sub-Servicing Agreement, the Servicer agrees to deliver to the assuming party any and all documents and records relating to the applicable Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effectuate the orderly transfer of the Sub-Servicing Agreement.

         Section 8.05 Reserved.

                                   ARTICLE IX
                                   THE TRUSTEE

         Section 9.01 Duties of the Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall have occurred (which has not been cured) and subject to the provisions of Section 9.13, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; except that:

                  (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, filings or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement provided that such action has been approved by the Certificate Insurer; and

                  (d) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a) and (b) of Section 8.01 unless a Responsible Officer obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Certificate Insurer, as the case may be; and

                  (e) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

                  (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee may consult with counsel selected by it with due care and any advice obtained from such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Person so requesting, ordering or directing same shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default known to a Responsible Officer of the Trustee (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, subject to the provisions of Section 9.13, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith in accordance with the direction of the Certificate Insurer or of Holders of Certificates evidencing Voting Interests representing all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51%, with the consent of the Certificate Insurer;

                  (e) Prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51%, with the consent of the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding; the reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and nothing in this clause (e) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian. Any appointment of a Custodian hereunder shall require the prior written consent of the Certificate Insurer. The Trustee shall not be liable or responsible for the misconduct of the custodian of the Mortgage Files appointed with due care by the Trustee hereunder with the prior written consent of the Certificate Insurer.

         Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates and the signature of the Trustee on this Agreement) or of any Mortgage, Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

         Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         Section 9.05 Payment of the Trustee's Fees and Expenses.

         (a) On each Distribution Date, the Trust shall pay to the Trustee an amount equal to the Trustee Fee described in the definition thereof (including any fees and expenses of a co-trustee or separate trustee appointed under
Section 9.10) as compensation for all services rendered by the Trustee (and any such co-trustee or separate trustee) in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee (and any such co-trustee or separate trustee).

         (b) The Trust shall pay or reimburse the Trustee the Trustee Fee pursuant to Section 5.01 and such other reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or that is otherwise reimbursable to the Trustee by the Servicer pursuant to Section 9.05(a) above; provided, however, that the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure of the Trust to pay or reimburse such expenses, disbursements or advances.

         (c) The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any and all losses and liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of its acts or omissions in connection with this Agreement or the Certificates except to the extent the negligence, bad faith or intentional misconduct of the Trustee contributes to the loss, liability, damage, claim or expense.

         (d) This Section 9.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal.

         Section 9.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a bank or other depository institution doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and rated at least BBB by Standard & Poor's, and Baa2 by Moody's and, if rated by Fitch, BBB by Fitch. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07. Any successor to the Trustee must be reasonably acceptable to the Certificate Insurer.

         Section 9.07 Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, copies of which shall be delivered to the resigning Trustee, the successor trustee, the Servicer and the Certificate Insurer. If no successor trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Trustee shall fail to perform its obligations under this Agreement, then the Servicer, the Seller or the Certificate Insurer shall remove the Trustee and appoint a successor trustee satisfying the criteria set forth in
Section 9.06 (approved by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Certificate Insurer.

         If at any time the Trustee shall fail to duly observe or perform in any material respect any covenants or agreements of the Trustee set forth in Section
9.01 of this Agreement, which failure (i) materially and adversely affects the Certificateholders or the Certificate Insurer and (ii) continues unremedied for a period of 10 days after the date on which written notice of such failure (which notice shall refer specifically to this Section), requiring the same to be remedied, shall have been given to the Trustee, the Seller and the Servicer by the Certificate Insurer, or to the Trustee, the Certificate Insurer, the Seller and the Servicer by the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51%, then the Servicer, the Seller or the Certificate Insurer may remove the Trustee and appoint a successor trustee satisfying the criteria set forth in Section 9.06 (approved by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, in triplicate, one copy of which instrument shall be delivered to Trustee so removed, one copy to the successor trustee and one copy to the Certificate Insurer.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08. The provisions of Section 9.05 shall survive any such resignation or removal.

         Section 9.08 Successor Trustee. Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance it shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to each Rating Agency and to the Certificate Insurer. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 9.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee or substantially all of the Trustee's trust business, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Servicer and the Trustee acting jointly, with the prior written consent of the Certificate Insurer, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights, indemnities and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone and with the prior consent of the Certificate Insurer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. Each of the Rating Agencies shall be given written notice of the appointment of a co-trustee or a separate trustee pursuant to this Section.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (b) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of an Event of Default that has not been cured, the Trustee, acting alone may accept the resignation of or remove any separate or co-trustor.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and copies thereof given to each of the Seller, the Servicer and the Certificate Insurer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         No appointment of any separate trustee or co-trustee shall absolve the Trustee of its duties and obligations under this Agreement.

         Section 9.11 Compliance with REMIC Provisions. The Trustee shall neither knowingly nor intentionally take any action or omit to take any action in the performance of its duties hereunder that would cause any REMIC Pool to fail to qualify as a REMIC or that would cause the imposition of a tax on any REMIC Pool. The Trustee shall: (a) prepare and file, or cause to be prepared and filed, such federal, state and local income tax and information returns or reports using the calendar year as the taxable year for each REMIC Pool when and as required by the REMIC Provisions and other applicable federal, state and local income tax laws, which returns or reports shall be signed by the Trustee or such other person as may be required thereby; (b) make an election, on behalf of each REMIC Pool, to be treated as a REMIC and make the appropriate designations, if applicable, in accordance with Section 9.16 on the federal income tax return of the REMIC Pool for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the Code; (d) exercise reasonable care not to allow the creation of any "interests" in any REMIC Pool within the meaning of Code Section 860D(a)(2) other than the interests represented by the Certificates (other than the Class R-I and Class P Certificates) in the case of REMIC II and the REMIC I Interests in the case of REMIC I; and (e) within 30 days of the Startup Day, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as may otherwise be required by the Code, the name, title, address, and telephone number of the person that Certificateholders may contact for tax information relating to their Certificates (and the Trustee shall act as the representative of each REMIC Pool for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time and in the manner required by the Code. Each Class R Certificateholder shall designate the Servicer, if permitted by the Code and applicable law, to act as "tax matters person" for the related REMIC Pool within the meaning of Treasury regulations Section 1.860F-4(d), and the Servicer is hereby designated as agent of each Class R Certificateholder for such purpose (or if the Servicer is not so permitted, the Holder of the related Class R Certificate shall be the tax matters person in accordance with the REMIC Provisions).

         Section 9.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates (including in respect of the Certificate Insurer's rights of subrogation) may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceedings relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders (or the Certificate Insurer in respect of any right or interest as to which the Certificate Insurer is subrogated) in respect of which such judgment has been recovered in accordance with the terms of this Agreement.

         Section 9.13 Exercise of Trustee Powers by Certificate Insurer and Certificateholders. The Certificate Insurer, or the Holders of Certificates evidencing Voting Interests represented by all Certificates aggregating not less than 51% with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may direct the time, method and place of conducting any proceeding relating to the Trust or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates of the Trust provided that:

                  (i) such direction shall not be in conflict with any rule of law or with this Agreement;

                  (ii) the Trustee shall have been provided with indemnity satisfactory to it; and

                  (iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that the Trustee need not take any action that it reasonably determines might involve it in liability unless it has been satisfactorily indemnified and, with respect to actions directed by Certificateholders and not the Certificate Insurer, may be unjustly prejudicial to the Holders not so directing.

         Section 9.14 Tax Returns. The Trustee shall maintain all information in its possession as may be required in connection with the preparation of all federal and, if applicable, state and local income tax and information returns of each REMIC Pool (including, but not limited to, tax reporting under the REMIC Provisions for each REMIC Pool) and shall prepare, execute and file as required all such returns. The Trustee shall include in the first federal income tax return the information required to be included therein under the REMIC Provisions, including, but not limited to, Treasury regulation ss.1.860D-1(d)(2) and Treasury regulation ss.1.860F-4(b)(2), or any successor provisions . The Servicer shall report all required tax information to Mortgagors in accordance with applicable law. To the extent directly applicable, the Prepayment Assumption used in pricing the Offered Certificates will be used in preparing any reports concerning or touching on interest payments made or original issue discount with respect to the Certificates.

         Section 9.15 Taxpayer Identification Number. The Trustee shall prepare and file with the Internal Revenue Service, on behalf of each REMIC Pool within the time period prescribed therefor, an application on IRS Form SS-4 for such REMIC Pool. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number assigned to each REMIC Pool, shall promptly forward a copy of such notice to the Servicer.

         Section 9.16 Miscellaneous REMIC Matters.

                  (a) The Trustee shall elect that REMIC I and REMIC II shall be treated as REMICs under Section 860D of the Code, as described in
         Section 9.11. The REMIC I REMIC Pool and REMIC II REMIC Pool shall constitute the assets of REMIC I and REMIC II respectively. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

                  (b) REMIC I will be evidenced by (x) the Class LT-A1F, Class LT-A2F, Class LT-A3F, Class LT-A4F, Class LT-A5F, Class LT-A6F, (collectively, the Class LT-AF Certificates), Class LT-MF, Class LT-AV1, Class LT-MV1, Class LT-AV2, Class LT-MV2 and Class P Certificates (the "REMIC I Regular Interests"), which (i) (except in the case of the Class P Certificates) will be uncertificated and non-transferable and (ii) are hereby designated as the "regular interests" in REMIC I and (y) the Class R-I Certificate, which is hereby designated as the single "residual interest" in REMIC I (the REMIC I Regular Interests, together with the Class R-I Certificate, the "REMIC I Interests"). The REMIC I Regular Interests (other than the Class P Certificates) shall be recorded on the records of the REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

                  (c) The Fixed Rate Group Certificates, Class A-V1 Certificates, Class A-V2 Certificates, and the Class C Certificates, consisting of three components (the Class C-F Component, the Class C-V1 Component and the Class C-V2 Component (each as defined in Note 8 of
         (e) below)), but exclusive of any right to receive any Supplemental Interest Amount are hereby designated as "regular interests" with respect to the REMIC II and the Class R-II Certificate is hereby designated as the single "residual interest" with respect to REMIC II. The Class R-II Certificate shall have no pass-through rate and shall have no principal balance. On each Distribution Date, available funds, if any, remaining in REMIC II after payments of interest and principal on the regular interests in REMIC II will be distributed to the Class R-II Certificates.

                  (d) The Basic Principal Amount with respect to the Fixed Rate Group shall be allocated 99.99% to the Class LT-MF Certificate and 0.01% to the Class LT-AF Certificates until paid in full. The Basic Principal Amount with respect to Adjustable Rate Group I shall be allocated 99.99% to the Class LT-MV1 Certificates and 0.01% to the Class LT-AV1 Certificates until paid in full. The Basic Principal Amount with respect to Adjustable Rate Group II shall be allocated 99.99% to the Class LT-MV2 Certificates and 0.01% to the Class LT-AV2 Certificates until paid in full. Notwithstanding the foregoing, 100% of any portion of the Basic Principal Amount that is attributable to an Overcollateralization Release Amount shall be allocated to the Class LT-MF Certificates, Class LT-MV1 Certificates and Class LT-MV2 Certificates, until paid in full, to the extent it relates to the Fixed Rate Group, Adjustable Rate Group I or Adjustable Rate Group II, respectively.

                  On any Distribution Date, the Extra Principal Distribution Amount, if any, for the Fixed Rate Group Certificates (the "Fixed Rate Turbo Amount") will not be payable to the REMIC I Regular Interests. Similarly, on any Distribution Date, the Extra Principal Distribution Amount for the Adjustable Rate Group I Certificates (the "Adjustable Rate Group I Turbo Amount") or Adjustable Rate Group II Certificates (the "Adjustable Rate Group II Turbo Amount") will not be payable to the REMIC I Regular Interests. Instead, a portion of the interest payable with respect to the Class LT-MF Certificate which equals 0.01% of the Fixed Rate Turbo Amount will be payable as a reduction of the principal balances of each of the Class LT-AF Certificates in the same manner as on which the Fixed Rate Turbo Amount is allocated among the Fixed Rate Group Certificates with the same designated class number, respectively (and will be accrued and added to principal on the Class LT-MF Certificate), a portion of the interest payable with respect to the Class LT-MV1 Certificate which equals 0.01% of the Adjustable Rate I Turbo Amount will be payable as a reduction of the principal balance of the Class LT-AV1 Certificates (and will be accrued and added to principal on the Class LT-MV1 Certificate), and a portion of the interest payable with respect to the Class LT-MV2 Certificate which equals 0.01% of the Adjustable Rate II Turbo Amount will be payable as a reduction of the principal balance of the Class LT-AV2 Certificates (and will be accrued and added to principal on the Class LT-MV2 Certificate).

                  Realized Losses on the Mortgage Loans shall be applied such that after all distributions have been made on such Distribution Date, the principal balances of each of the Class LT-AF Certificates, respectively equals 0.01% of the principal balance of the Fixed Rate Group Certificates with the same designated number, respectively; the principal balance of the Class LT-MF Certificates equals the Fixed Rate Group Balance less an amount equal to the aggregate principal balances of the Class LT-AF Certificates, the principal balance of the Class LT-AV1 Certificates equals 0.01% of the principal balance of the Class A-V1 Certificates, the principal balance of the Class LT-MV1 Certificates equals the Adjustable Rate Group I Balance less an amount equal to the principal balance of the Class LT-AV1 Certificates, the principal balance of the Class LT-AV2 Certificates equals 0.01% of the principal balance of the Class A-V2 Certificates and the principal balance of the Class LT-MV2 Certificates equals the Adjustable Rate

         Group II Balance less an amount equal to the principal balance of the Class LT-AV2 Certificates. No Realized Losses shall be applied to the Class P Certificates.

                  On each Distribution Date, available funds, if any, (other than the Class P Deposit) remaining in the REMIC I after payments of interest and principal with respect to the REMIC I Regular Interests (other than the Class P Certificates) will be distributed with respect to the Class R-I Certificate. If, at any time, the Pool Balance is $15,000 or less, a portion of the Class P Deposit shall be paid as principal with respect to the Class P Certificates such that the remaining Class P Deposit is always less than 0.66% of the sum of the Pool Balance and the remaining Class P Deposit. After all of the REMIC I Regular Interests (other than the Class P Certificates) have been paid in full, the remaining available funds in REMIC I shall first be applied to reduce the principal balance of the Class P Certificates to zero, and then shall be payable with respect to the Class R-I Certificates. It is not expected that there will be any distribution on the Class R-I Certificates. It is not expected that there will be any distribution on the Class R-I Certificates.

                  (e) The REMIC I Interests will have the following designations and pass-through rates, and distributions of interest thereon shall be allocated to the Certificates in the following manner:

         -----------------------------------------------------------------------
          REMIC I INTERESTS       INITIAL        PASS-THROUGH       ALLOCATION
                                BALANCE ($)        RATE (%)         OF INTEREST
         -----------------------------------------------------------------------
               LT-A1F               6,266.40         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
               LT-A2F               3,150.00         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
               LT-A3F               3,000.00         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
               LT-A4F               4,250.00         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
               LT-A5F               2,821.60         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
               LT-A6F               1,400.00         (2)           7(a), 8(a)
         -----------------------------------------------------------------------
                LT-MF         208,860,684.38         (1)           (6a), (7a)
         -----------------------------------------------------------------------
               LT-AV1              12,367.66         (4)           (6b), (7b)
         -----------------------------------------------------------------------
               LT-MV1         125,547,895.79         (3)           (6b), (7b)
         -----------------------------------------------------------------------
               LT-AV2              12,367.66         (6)               (6)
         -----------------------------------------------------------------------
               LT-MV2         125,547,660.76         (5)               (6)
         -----------------------------------------------------------------------
                  P                        0         (9)               N/A
         -----------------------------------------------------------------------
                 R-I                       0        (10)               N/A
         -----------------------------------------------------------------------

-------------

(1) The per annum pass-through rate ("Pass-Through Rate") on the Class LT-MF Certificates shall at any time of determination equal the weighted net average Mortgage Loan Rate in the Fixed Rate Group ("Fix WAC"). For this purpose, the Mortgage Loan Rate shall be net of the Monthly Servicing Fee, the Trustee Fee, the PMI Insurer Premium and the Certificate Insurer Premium, each to the extent they are attributable to Mortgage Loans in the Fixed Rate Group and each expressed as an annual percentage of the Fixed Rate Group Balance. If there are any prepayment interest shortfalls with respect to the Fixed Rate Group not covered by Compensating Interest for the Fixed Rate Group, such shortfall will proportionally reduce the interest accrued on the Class LT-AF and Class LT-MF Certificates.

(2) The per annum pass-through rate ("Pass-Through Rate") on the Fixed Rate Group Certificates shall at any time of determination equal Fix WAC (as defined in Note 1 above).

(3) The per annum pass-through rate ("Pass-Through Rate") on the Class LT-MV1 Certificates shall at any time of determination equal the weighted net average Mortgage Loan Rate in Adjustable Rate Group I ("Adj. WAC1"). For this purpose, the Mortgage Loan Rate shall be net of the Monthly Servicing Fee, the Trustee Fee, the PMI Insurer Premium and the Certificate Insurer Premium, each to the extent they are attributable to Mortgage Loans in Adjustable Rate Group I and each expressed as an annual percentage of the Adjustable Rate Group I Balance. If there are any Prepayment Interest Shortfalls with respect to Adjustable Rate Group I not covered by Compensating Interest and not covered by the Certificate Insurance Policy for Adjustable Rate Group I, such shortfall will proportionally reduce the interest accrued on the Class LT-AV1 and Class LT-MV1 Certificates.

(4) The per annum pass-through rate ("Pass-Through Rate") on the Class LT-AV1 Certificates shall at any time of determination equal Adj. WAC1 (as defined in Note 3 above).

(5) The per annum pass-through rate ("Pass-Through Rate") on the Class LT-MV2 Certificates shall at any time of determination equal the weighted net average Mortgage Loan Rate in Adjustable Rate Group II ("Adj. WAC2"). For this purpose, the Mortgage Loan Rates shall be net of the Monthly Servicing Fee, the Trustee Fee, the PMI Insurer Premium and the Certificate Insurer Premium, each to the extent they are attributable to Mortgage Loans in Adjustable Rate Group II and each expressed as an annual percentage of the Adjustable Rate Group II Balance. If there are any Prepayment Interest Shortfalls with respect to Adjustable Rate Group II not covered by Compensating Interest and not covered by the Certificate Insurance Policy for Adjustable Rate Group II, such shortfall will proportionally reduce the interest accrued on the Class LT-AV2 and Class LT-MV2 Certificates.

(6) The per annum pass-through rate ("Pass-Through Rate") on the Class LT-AV2 Certificates shall at any time of determination equal Adj. WAC2 (as defined in Note 5 above).

(7) (a) Except as provided in Note 8, interest on the Class LT-AF and Class LT-MF Certificates will be allocated to the Fixed Rate Group Certificates in the same proportion as interest is payable on such Fixed Rate Group Certificates.

         (b) Except as provided in Note 8, interest on the Class LT-AV1 and Class LT-MV1 Certificates will be allocated to the Class A-V1 Certificates, and interest on the Class LT-AV2 and Class LT-MV2 Certificates will be allocated to the Class A-V2 Certificates.

(8) (a) Any interest with respect to this REMIC I Interest in excess of the product of (i) 10,000 times the weighted average Pass-Through Rates of the Class LT-AF and Class LT-MF Certificates, where each of such Class LT-AF Certificates is first subject to a cap and floor equal to their respective Fixed Rate Group Certificate Pass-Through Rates and where the Class LT-MF Certificate Pass-Through Rate is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC I Interest, shall not be allocated to the Fixed Rate Group Certificates but will be allocated to the Class C Certificates as a separate component (the "Class C-F Component").

         (b) Any interest with respect to this REMIC II Interest in excess of the product of (A) in the case of Adjustable Rate Group I (i) 10,000 times the weighted average Pass-Through Rate of the Class LT-AV1 and Class LT-MV1 Certificates, where such Class LT-AV1 Certificates are first subject to a cap and floor equal to their Class A-V1 Pass-Through Rates and where the Class LT-MV1 Certificate Pass-Through Rate is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC I Interest, shall not be allocated to the Adjustable Rate Group I Certificates but will be allocated to the Class C Certificates as a separate component (the "Class C-V1 Component") and (B) in the case of Adjustable Rate Group II (i) 10,000 times the weighted average Pass-Through Rate of the Class LT-AV2 and Class LT-MV2 Certificates, where such Class LT-AV2 Certificates are first subject to a cap and floor equal to their Class A-V2 Pass-Through Rates and where the Class LT-MV2 Certificate Pass-Through Rate is subject to a cap equal to 0%, and (ii) the principal balance of this REMIC I Interest, shall not be allocated to the Adjustable Rate Group II Certificates but will be allocated to the Class C Certificates as a separate component (the "Class C-V2 Component").

(9) The Class P Certificates shall be entitled to receive all Prepayment Charges collected with respect to the Mortgage Loans. Such Prepayment Charges shall not be available for distribution with respect to any other Class of REMIC I Interests. The Prepayment Charges received by the Class P Certificates shall not be applied to the principal balance of those certificates.

(10) On each Distribution Date, available funds, if any, (other than the Class P Deposit) remaining in the REMIC I after payments of interest and principal with respect to the REMIC I Regular Interests (other than the Class P Deposit), as described above, will be distributed with respect to the Class R-I Certificate.

                  (f) REMIC II will be evidenced by the Fixed Rate Group Certificates (the "Remic I Regular Interests") which are hereby designated as the "regular interests" in REMIC II and the Class R-II is hereby designated as the single "residual interest" in REMIC II. For purposes of the REMIC provisions, interest payable in excess of the Adjustable Rate Group I Available Funds Cap and the Adjustable Rate Group II

         Available Funds Cap respectively, shall not be paid from REMIC II but shall be paid pursuant to Section 501(b)(9) from the interest considered payable with respect to the Class C Certificates. After all the REMIC II Regular Interests have been paid in full, the remaining available funds in REMIC II shall be payable with respect to the Class R-II Certificates.

                  (g) The Closing Date is hereby designated as the "Startup Day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", solely for purposes of Treasury regulation ss.1.860G-1(a)(4)(iii), of each of the REMIC I Regular Interests and each of the "regular interests" with respect to REMIC II is October 25, 2030.

                                    ARTICLE X
                                   TERMINATION

         Section 10.01 Termination Upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities hereunder of the Servicer, the Seller and the Trustee (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Seller to send certain notices as hereinafter set forth) and the Trust created hereby shall terminate with respect to all Certificates upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article following the earlier of
(a) the purchase by the Servicer of all Mortgage Loans then remaining in the Trust all property acquired by the Trust in respect of any such Mortgage Loan at a price equal to the sum of (x) 100% of the Principal Balance of each such Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, (y) the fair market value of such acquired Mortgaged Property (determined as described below), plus accrued and unpaid interest at the applicable Mortgage Loan Rate on the Principal Balance of each such Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired) through the end of the Collection Period preceding the date of repurchase and the aggregate amount of unreimbursed Servicing Advances made in respect of any such Mortgage Loan, less any payments of principal and interest received during such Collection Period in respect of each such Mortgage Loan and (z) any amounts due the Certificate Insurer under the Insurance Agreement (the "Termination Price") or (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, who are living on the Closing Date. The fair market value of Mortgaged Properties pursuant to the foregoing clause
(y) shall be determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 10.01. Such determination shall not be effective unless consented to in writing by the Certificate Insurer, which consent shall not be unreasonably withheld. In the event that the Certificate Insurer does not consent to the fair market value determined by the Servicer within three business days of receiving notice of such determination, the Certificate Insurer and the Servicer shall appoint a mutually agreed appraiser to make a determination as to such fair market value whose determination shall be final and binding on the Certificate Insurer and the Servicer, the expense of such appraisal being borne equally by the Servicer and the Certificate Insurer and not being an expense of the Trust.

         The right of the Servicer to purchase all outstanding Mortgage Loans pursuant to clause (a) above is exercisable only on or after the related Clean-up Call Date. If such right is exercised, (i) the Servicer shall remit the Termination Price specified in this Section to the Trustee for deposit in the Certificate Account pursuant to Section 3.02 (e) on or before the related Deposit Date and (ii) the Trustee, if it has received the Mortgage Files pursuant to Section 2.01, shall, promptly following remittance of such Termination Price, release to the Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased and all other documents furnished by the Servicer as are necessary to transfer the Trustee's interest in the Mortgage Loans to the Servicer.

         Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the related Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Trustee (upon receipt of written directions from the Servicer, not later than the 15th day of the month preceding the month of such final distribution) by letter to Certificateholders mailed not earlier than the first day and not later than the 10th day of the month of such final distribution specifying (a) the Distribution Date upon which final distribution of the related Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (b) the amount of any such final distribution and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Servicer to the Trustee as described in the preceding sentence, the Servicer shall deposit in the Certificate Account on or before the related Deposit Date for such final distribution in immediately available funds an amount equal to the purchase price for such assets of the Trust computed as above provided. Such deposit shall be in lieu of the deposit otherwise required to be made in respect of such Distribution Date pursuant to Section 3.02 and the related distribution thereof to Certificateholders.

         If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer pursuant to clause (a) of the first paragraph in this Section, the Trustee shall cause to be distributed to Certificateholders on the final Distribution Date, an amount equal to (i) as to the Offered Certificates, and upon presentation and surrender thereof, to the Holders thereof in proportion to their respective Percentage Interests the Certificate Principal Balance, and the Accrued Certificate Interest applicable to such Offered Certificate and (ii) as to the Servicer, any additional servicing compensation with respect to such Distribution Date (other than amounts retained to meet claims) after application pursuant to the clauses (i) and (ii) above and payment to the Servicer of any amounts to which it is entitled as reimbursement hereunder and (iii) as to the Class C Certificateholders and upon presentation and surrender of the Class C Certificates, in proportion to their Percentage Interests, any amounts remaining after application pursuant to clauses (i) and (ii), up to an amount equal to the Class C Distribution Amount and any Class C Carryforward Amount; provided, however, that if the fair market value of any acquired property referred to in, or covered by, clause (a)(y) of the first paragraph of this Section is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the Holders of the applicable Class R Certificates, second to the Holders of the Class C Certificate and third to the Holders of the related Offered Certificates, pro rata based on the Certificate Principal Balances thereof on such Distribution Date. The distribution on the final Distribution Date in connection with the purchase by the Servicer of the assets in the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates. The Servicer shall provide in writing to the Trustee and the Certificate Insurer the information with respect to the amounts so to be paid.

         In the event that all of the relevant Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the fifth day following such final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in the final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by holding such funds uninvested in a separate escrow account for the benefit of such Certificateholders, and the Servicer (if the Servicer exercised its right to purchase the assets of the Trust as provided above) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, any funds deposited in such escrow account and remaining unclaimed shall be paid by the Trustee to the Servicer and thereafter Certificateholders shall look only to the Servicer with respect to any claims in respect of such funds.

         Section 10.02 Additional Termination Requirements. In the event the Servicer exercises its purchase option as provided in Section 10.01, each REMIC Pool shall be terminated in accordance with the following additional requirements, and the Trustee and the Certificate Insurer shall receive an Opinion of Counsel to the effect that the termination of such REMIC Pool (i) will constitute a "qualified liquidation" of each REMIC Pool within the meaning of Code Section 860F(a)(4)(A), and (ii) will not subject such REMIC Pool to tax or cause such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  (i) Within 90 days prior to the final Distribution Date set forth in the notice of intention to purchase the Mortgage Loans given by the Servicer under Section 10.01, the Trustee, at the direction of the Servicer, shall adopt a plan of complete liquidation of each REMIC Pool on behalf of the REMIC within the meaning of Code Section 860F(a)(4)(A)(8), which shall be evidenced by such notice; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of each

         REMIC Pool to the Servicer, as the case may be, for cash at the purchase price specified in Section 10.01 and shall distribute such cash in the manner specified in Section 10.01.

                  (iii) The Holder of the Class R Certificates will be deemed to have adopted a plan of liquidation on the date that the Trustee, at the direction of the Servicer, has adopted such plan. The Trustee shall attach a statement to the final return of each REMIC Pool for which a plan of liquidation is adopted by the Trustee, at the direction of the Servicer, setting forth the date of adoption of the plan of liquidation.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.01 Amendment. This Agreement may be amended from time to time by the Servicer, the Seller and the Trustee, without the consent of any of the Certificateholders but with the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (a) to cure any error or any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provisions herein; (b) to add to the duties or obligations of the Servicer hereunder; (c) to maintain or improve any rating then assigned by any Rating Agency to any subclass of the Offered Certificates;
(d) to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be (including specifically amendments or supplements pursuant to the second paragraph of Section 6.02(b)); (e) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC Pool as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC Pool pursuant to the Code that would be a claim against any REMIC Pool, provided that in the case of this clause (e) the Trustee has received an Opinion of Counsel delivered to the Trustee and the Certificate Insurer to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax; (f) to modify, eliminate or add to the provisions of Section 6.02(c) or any other provisions hereof restricting transfer of the Class R Certificates or (g) to modify, eliminate or add to the provisions hereunder in order to provide for one or more third parties to effect all or a portion of the Monthly Advances or Servicing Advances and to provide for the reimbursement from the Trust Fund of such third party for such Monthly Advances or Servicing Advances (i) from amounts payable to the Servicer, (ii) from collections which the Servicer would have been permitted to otherwise retain and (iii) from any other amounts that would otherwise be payable to the Servicer if the Servicer had made such Monthly Advances or Servicing Advances or from such other funds owed to the Servicer, in each case as the Servicer shall agree; provided that in all such cases the Trustee has obtained written confirmation from each Rating Agency that any such modifications to this Agreement will not result in a qualification, reduction or withdrawal of the rating assigned to any Class of Offered Certificates by such Rating Agency and has received an Opinion of Counsel (a copy of which has been delivered to the Certificate Insurer) to the effect that any such modifications to this Agreement do not give rise to a risk that any REMIC Pool or any of the Certificateholders will be subject to a tax caused by a transfer to a Disqualified Organization; provided, further, that in all such cases such action shall not, as evidenced by an

Opinion of Counsel (a copy of which has been delivered to the Certificate Insurer), adversely affect in any material respect the interests of any Certificateholder or the Certificate Insurer.

         This Agreement may also be amended from time to time by the Servicer, the Seller and the Trustee, with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) and the Holders of Certificates evidencing Voting Interests of each Class affected thereby aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage of each Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment to each affected Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee and the Certificate Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer, at its expense but only upon, determination of the Servicer accompanied by an Opinion of Counsel (a copy of which has been delivered to the Certificate Insurer) to the effect that such recordation is legally required to protect the Trustee's interest in the Mortgage Loans.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, the Trust or any REMIC established pursuant to Section 3.01, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust or any REMIC established pursuant to this Agreement, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust or any REMIC established pursuant to this Agreement, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Voting Interests represented by all Certificates (or all affected Certificates, as appropriate) aggregating not less than 51% shall have obtained the prior written consent of the Certificate Insurer and made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee, and the Certificate Insurer that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the Certificate Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflict of laws principles and the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Seller, at 350 South Grand Avenue, Los Angeles, California 90070, Attn: Chief Financial Officer, with a copy to General Counsel; (b) in the case of the Trustee, at the Corporate Trust Office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Aames Capital Corporation, Series 2000-1; (c) in the case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attn: Surveillance Department Re: Aames Mortgage Trust 1999-2; (d) in the case of the Servicer, Countrywide Home Loans, Inc. 4500 Park Grenada, Calabasas California 91302 Attn: Dave Sambol with a copy to Countrywide Home Loans, Inc. 400 Countrywide Way, Simi Valley, California 93065, Attn: Lupe Montero, Vice President; (e) in the case of S&P, to Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attn: Mortgage Surveillance Group; (f) in the case of Moody's, to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attn: Residential Mortgage Pass-Through Monitoring; (g) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004; and (h) in the case of the PMI Insurer, Mortgage Guaranty Insurance Corporation, MGIC Plaza, P.O. Box 488, Milwaukee, Wisconsin 53201, Attention: Tim Edwards or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at its address shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any such Rating Agency.

         Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in this Section and Sections 7.02, 7.04 and 7.05, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Certificate Insurer and the Holders of Certificates evidencing not less than 66% of the Voting Interests of all Certificates.

         Section 11.08 Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.06 are and shall be deemed fully paid.

         Section 11.09 Third Party Beneficiary; Rating.

         (a) The Certificate Insurer is an intended third-party beneficiary of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Certificate Insurer; provided that, notwithstanding the foregoing, for so long as a Certificate Insurer Default is continuing under its obligations under the Certificate Insurance Policy, the Offered Certificateholders shall succeed to the Certificate Insurer's rights hereunder; provided, further, that even if a Certificate Insurer Default is continuing this Agreement may not be amended except upon delivery to the Certificate Insurer of an Opinion of Counsel acceptable to the Certificate Insurer to the effect that such amendment shall not adversely affect in any material respect the interests of the Certificate Insurer. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Certificate Insurer shall be for the benefit of and run directly to the Certificate Insurer, and the Certificate Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.

         (b) In the event the rating of the claims paying ability of the Certificate Insurer by any of the Rating Agencies is reduced to a rating that is below "investment grade" (as that term is then commonly used), the Servicer shall, at its own expense, seek to obtain ratings of each Class of Offered Certificates (apart from the rating related to the Certificate Insurance Policy) from such Rating Agency.

         Section 11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                               [Signatures follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                                       AAMES CAPITAL CORPORATION,
                                        as Seller


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:




                                       BANKERS TRUST COMPANY
                                       OF CALIFORNIA, N.A.,
                                        as Trustee and not in its
                                        individual capacity


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:



                                       COUNTRYWIDE HOME LOANS, INC.
                                        as Servicer


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

State of New York          )
                           )       ss.:
County of New York         )


         On the 21st day of September in the year 2000, before me, the undersigned, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                          -------------------------------------
                                          Notary Public





[Notary Seal]

State of California        )
                           )        ss.:
County of Los Angeles      )


         On the 21st day of September in the year 2000, before me, the undersigned, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                          -------------------------------------
                                          Notary Public





[Notary Seal]

State of _________         )
                           )         ss.:
County of _______          )


         On the 21st day of September in the year 2000, before me, the undersigned, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                          -------------------------------------
                                          Notary Public





[Notary Seal]